                                                                     EXHIBIT 4.1



================================================================================

                         AAMES CAPITAL ACCEPTANCE CORP.
                                  as Transferor


                            AAMES CAPITAL CORPORATION
                                   as Servicer


                                       and


                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                   as Trustee





                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 1998

                           Aames Mortgage Trust 1998-B

                       Mortgage Pass-Through Certificates,
                                  Series 1998-B

================================================================================

                                TABLE OF CONTENTS


ARTICLE ONE       DEFINITIONS....................................................1

Section 1.01.  Definitions   ....................................................1
Section 1.02.  Interest Calculations.............................................43

ARTICLE TWO       CONVEYANCE OF THE TRUST; ORIGINAL ISSUANCE OF
                  CERTIFICATES...................................................43

Section 2.01.  Conveyance of the Trust...........................................46
Section 2.02.  Conveyance of the Subsequent Mortgage Loans; Fixed Price
               Contract..........................................................49
Section 2.03.  Acceptance by the Trustee; Repurchase or Substitution of
               Mortgage Loans....................................................48
Section 2.04.  Representations and Warranties Regarding the Servicer and
               the Seller........................................................52
Section 2.04.  Representations and Warranties Regarding the Servicer and
               the Seller........................................................54
Section 2.05.  Representations and Warranties of the Seller Regarding the
               Mortgage Loans....................................................55
Section 2.06.  Execution and Authentication of Certificates......................66
Section 2.07.  [Reserved]........................................................66
Section 2.08.  Indemnification of the Trust......................................66

ARTICLE THREE     ADMINISTRATION AND SERVICING OF MORTGAGE LOANS;
                  CERTIFICATE ACCOUNT............................................66

Section 3.01.  The Servicer and the Sub-Servicers................................66
Section 3.02.  Collection of Certain Mortgage Loan Payments; Collection
               Account and Certificate Account...................................68
Section 3.03.  Additional Servicing Responsibilities for the Adjustable
               Rate Mortgage Loans...............................................71
Section 3.04.  Hazard Insurance Policies.........................................71
Section 3.05.  Enforcement of Due-on-Sale Clauses; Assumption and
               Modification Agreements...........................................72
Section 3.06.  Realization upon Liquidated Mortgage Loans........................72
Section 3.07.  Trustee to Cooperate; Release of Mortgage Files...................75
Section 3.08.  Servicing Compensation; Payment of Certain Expenses by
               the Servicer......................................................76
Section 3.09.  Annual Statement as to Compliance.................................76
Section 3.10.  Annual Independent Public Accountants' Servicing Report...........77
Section 3.11.  Access to Certain Documentation and Information Regarding
               the Mortgage Loans................................................77
Section 3.12.  Maintenance of Fidelity Bond and Errors and Omission Policy.......77
Section 3.13.  Notices to the Rating Agencies and the Trustee....................77
Section 3.14.  Reports of Foreclosures and Abandonment of Mortgaged
               Properties........................................................78
Section 3.15.  Sub-Servicers and Sub-Servicing Agreements........................78
Section 3.16.  Prefunding Account................................................79
Section 3.17.  Capitalized Interest Account......................................80
Section 3.18.  [Reserved]........................................................81
Section 3.19.  Payments on the Financial Guaranty Insurance Policy...............81
Section 3.20.  Rights of the Financial Guaranty Insurer to Exercise Rights
               of Fixed Rate Group Certificateholders............................85
Section 3.21.  Trust and Accounts Held for Benefit of the Certificateholders
               and Financial


               Guaranty Insurer..................................................86

ARTICLE FOUR      REMITTANCE REPORT..............................................87

Section 4.01.  Servicer Remittance Report........................................87
Section 4.02.  Trustee Distribution Date Statement...............................87

ARTICLE FIVE      PAYMENTS AND STATEMENTS TO  CERTIFICATEHOLDERS.................89

Section 5.01.  Distributions ....................................................89
Section 5.02.  Monthly Advances; Servicing Advances..............................93
Section 5.03.  Statements to Certificateholders..................................94
Section 5.04.  Applied Realized Loss Amount......................................96
Section 5.05.  Financial Guaranty Insurer's Use of Information...................96

ARTICLE SIX       THE CERTIFICATES...............................................97

Section 6.01.  The Certificates..................................................97
Section 6.02.  Registration of Transfer and Exchange of Certificates.............98
Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates................103
Section 6.04.  Persons Deemed Owners............................................103
Section 7.01.  Liability of the Servicer........................................104
Section 7.02.  Merger or Consolidation of, or Assumption of the
               Obligations of, the Servicer.....................................104
Section 7.03.  Limitation on Liability of the Servicer and Others...............104
Section 7.04.  Servicer Not to Resign...........................................105
Section 7.05.  Merger or Consolidation of the Seller............................105
Section 7.06.  Term To Term Servicing...........................................105

ARTICLE EIGHT  DEFAULT..........................................................106

Section 8.01.  Events of Default................................................106
Section 8.02.  Trustee to Act; Appointment of Successor.........................108
Section 8.03.  Notifications to Certificateholders..............................108
Section 8.04.  Assumption or Termination of Sub-Servicing Agreements by
               the Trustee or any Successor Servicer............................109

ARTICLE NINE      THE TRUSTEE...................................................109

Section 9.01.  Duties of the Trustee............................................109
Section 9.02.  Certain Matters Affecting the Trustee............................111
Section 9.03.  Trustee Not Liable for Certificates or Mortgage Loans............112
Section 9.04.  Trustee May Own Certificates.....................................112
Section 9.05.  Payment of the Trustee's Fees and Expenses.......................112
Section 9.06.  Eligibility Requirements for the Trustee.........................113
Section 9.07.  Resignation or Removal of the Trustee............................113
Section 9.08.  Successor Trustee................................................114
Section 9.09.   Merger or Consolidation of the Trustee..........................114
Section 9.10.   Appointment of Co-Trustee or Separate Trustee...................115

Section 9.11.   Compliance with REMIC Provisions.................................116
Section 9.12.   Trustee May Enforce Claims Without Possession of
                Certificates.....................................................117
Section 9.13.   Exercise of Trustee Powers by Financial Guaranty Insurer
                and Certificateholders...........................................117
Section 9.14.   Tax Returns......................................................117
Section 9.15.   Taxpayer Identification Number...................................118
Section 9.16    Miscellaneous REMIC Provisions...................................118

ARTICLE TEN       TERMINATION....................................................126

Section 10.01.  Termination Upon Purchase or Liquidation of Mortgage Loans.......126
Section 10.02.  Additional Termination Requirements..............................129

ARTICLE ELEVEN     MISCELLANEOUS PROVISIONS......................................129

Section 11.01.  Amendment........................................................129
Section 11.02.  Recordation of Agreement.........................................131
Section 11.03.  Limitation on Rights of Certificateholders.......................131
Section 11.04.  Governing Law....................................................132
Section 11.05.  Notices..........................................................132
Section 11.06.  Severability of Provisions.......................................132
Section 11.07.  Assignment.......................................................132
Section 11.08.  Certificates Nonassessable and Fully Paid........................133
Section 11.09.  Third Party Beneficiary; Rating..................................133

                             SCHEDULES AND EXHIBITS


Schedule I     List Of Sub-servicers
Schedule II Representations and Warranties With Respect to Subsequent Mortgage Loans
Schedule III   Mortgage Loan Schedule
Schedule IV    Subsequent Mortgage Loan Schedule
Schedule V     Schedule of Restricted Mortgage Loans
Schedule VI    Schedule of Escrowed Mortgage Loans

Exhibit A      Forms of Certificates
Exhibit B      Form of Transferor Affidavit
Exhibit C      Form of Transferee Affidavit

Exhibit D      Form of Subsequent Transfer Agreement
Exhibit E      Form of Annual Statement as to Compliance
Exhibit F      Form of Payoff Notice
Exhibit G      Form of Liquidation Report
Exhibit H      Form of Officer's Certificate as to Charge-offs

Exhibit I      Financial Guaranty Insurance Policy
Exhibit J      Insurance And Indemnity Agreement
Exhibit K      Form of Notice of Claim and Certificate

           THIS POOLING AND SERVICING AGREEMENT (this "Agreement"), dated as of June 1, 1998, between Aames Capital Acceptance Corp., as transferor (in such capacity, the "Transferor"), Aames Capital Corporation, as servicer (in such capacity, together with permitted successors hereunder, the "Servicer"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee"),

                            W I T N E S S E T H T H A T:

           In consideration of the mutual agreements herein contained, the parties hereto agree as follows:



                                   ARTICLE ONE
                                   DEFINITIONS


           Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

           Accrued Certificate Interest: With respect to any Class and Distribution Date, means the amount of interest due for any Class of Offered Certificates in respect of any Interest Period at the applicable Pass-Through Rate, less the related pro rata share of Interest Shortfalls. All calculations of interest on the Fixed Rate Group Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months, and all calculations of interest on the Adjustable Rate Group Certificates will be made on the basis of the actual number days elapsed in the related Interest Period and a year of 360 days.

           Addition Notice: With respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to Section 2.02 of this Agreement, notice of the Transferor's designation of Subsequent Mortgage Loans to be sold to the Trust separated by Mortgage Loan Group and the aggregate Subsequent Cut-off Date Principal Balance of such Subsequent Mortgage Loans in each Mortgage Loan Group, which notice shall be given to the Trustee and Financial Guaranty Insurer not later than one Business Day prior to the related Subsequent Transfer Date.

           Additional Insurer Payments: Shall have the meaning assigned in the definition of Insured Amount.

           Adjustable Rate Group: The Mortgage Loan Group comprised of all Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to the Adjustable Rate Group, including any Qualified Replacement Mortgage Loans delivered in replacement thereof.

           Adjustable Rate Group 90+ Delinquency Percentage: As to any Distribution Date, the percentage equivalent of the fraction obtained by dividing (i) the aggregate of the Principal Balances of all Mortgage Loans in the Adjustable Rate Group that were than 90 or more days contractually delinquent as of the end of the related Collection Period or were either foreclosed upon or transferred pursuant to Section 3.06 during such Collection Period, by (ii) the Principal Balance of the Mortgage Loans included in the Adjustable Rate Group as of the last day of such Collection Period.

           Adjustable Rate Group Available Funds Cap: With respect to any Distribution Date, the per annum rate expressed as the percentage obtained by
(A) dividing (x) the amount of interest that accrued on the Mortgage Loans in the Adjustable Rate Group in respect of the related Collection Period at the weighted average of the related Mortgage Loan Rates applicable to Monthly Mortgage Payments due on such Mortgage Loans during such Collection Period, and reduced by the Monthly Servicing Fee for such Collection Period and (y) the product of (i) the Adjustable Rate Group Balance as of the first day of the related Collection Period and (ii) the actual number of days elapsed during such Interest Period divided by 360 and (B) multiplying the result by 100.

           Adjustable Rate Group Balance: With respect to any Distribution Date the sum of the aggregate of the Principal Balances of the Mortgage Loans in the Adjustable Rate Group as of the end of the related Collection Period plus in the case of any Distribution Date relating to a Collection Period that includes any part of the Funding Period, any portion of the Adjustable Rate Group Prefunding Account Deposit remaining on deposit in the Prefunding Account or Certificate Account as of the related Determination Date.

           Adjustable Rate Group Capitalized Interest Account Deposit: The amount deposited in the Capitalized Interest Account for the benefit of the Adjustable Rate Group Certificateholders, which amount will be $507,977.96.

           Adjustable Rate Group Certificates: The Class A-1A Certificates, the Class M-1A Certificates, the Class M-2A Certificates and the Class B-1A Certificates.

           Adjustable Rate Group Principal Distribution Amount: With respect to any Distribution Date, generally means the Principal Distribution Amount with respect to the Adjustable Rate Group and the related Collection Period.

           Adjustable Rate Group Prefunding Account Deposit: The amount deposited in the Prefunding Account that is allocated for the purchase of Subsequent Mortgage Loans having adjustable Mortgage Loan Rates to be included in the Adjustable Rate Group, which amount is $99,971,063.

           Adjustable Rate Mortgage Loan: Any Mortgage Loan with a Mortgage Loan Rate that is adjustable at regular periodic intervals, based on the Index plus the related Gross Margin and subject to any Minimum Rate, Maximum Rate and periodic limitations on adjustment from time to time, all as set forth in the Mortgage Loan Schedule. All Adjustable Rate Mortgage Loans will be included in the Adjustable Rate Group.

           Adjustable Rate Turbo Amount:  As defined in Section 9.16.

           Adjustment Date: With respect to any Adjustable Rate Mortgage Loan, the date on which a change to the Mortgage Loan Rate on a Mortgage Loan becomes effective.

           Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings corresponding to the foregoing.

           Aggregate Certificate Principal Balance: With respect to any Distribution Date means the sum of the Certificate Principal Balances of all Classes of the Offered Certificates. The Aggregate Certificate Principal Balance for a particular Mortgage Loan Group is the sum of the Certificate Principal Balances of all Classes of the Offered Certificates relating to such Group.

           Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

           Annual Statement of Compliance: The annual statement to be prepared and delivered by the Servicer in accordance with Section 3.09.

           Applied Realized Loss Amount: With respect to the Adjustable Rate Group and any Distribution Date, means the excess of the related Realized Losses over the amount, if any, by which the related Overcollateralization Amount exceeds zero after taking into account the application of the Adjustable Rate Group Principal Distribution Amount, as appropriate, on such Distribution Date and the application of any Monthly Excess Cashflow Amount available from the Fixed Rate Group to cover such Realized Losses as set forth in Section 5.01(d).

           Appraised Value: The appraised value of any Mortgaged Property based upon the appraisal made at the time of origination of the related Mortgage Loan or, in the case of a Mortgage Loan that is a purchase money mortgage loan, the sales price of the related Mortgaged Property if such sales price is less than such appraised value.

           Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, only the Offered Certificates constitute Book-Entry Certificates.

           Book-Entry Nominee:  As defined in Section 6.02(c).

           Business Day: Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of California or the State of New York are required or authorized by law, executive order or governmental decree to be closed.

           Capitalized Interest Account: The segregated account, which, if utilized, shall be an Eligible Account, established and maintained pursuant to
Section 3.17 and entitled "Bankers Trust Company of California, N.A., as Trustee for Aames Mortgage Trust 1998-B Mortgage Pass-Through Certificates, Series 1998-B, Capitalized Interest Account".

           Capitalized Interest Account Deposit:  $507,977.96.

           Certificate: Any Fixed Rate Group, Adjustable Rate Group or Retained Certificate.

           Certificate Account: The segregated account, which shall be an Eligible Account, established and maintained pursuant to Section 3.02(e) and entitled "Bankers Trust Company of California, N.A., as Trustee for Aames Mortgage Trust 1998-B Mortgage Pass-Through Certificates, Series 1998-B, Certificate Account".

           Certificate Owner: With respect to any Book-Entry Certificate, the Person who is the beneficial owner thereof.

           Certificate Principal Balance: With respect to the Class A-1F Certificates, the Class A-1F Certificate Principal Balance; with respect to the Class A-2F Certificates, the Class A-2F Certificate Principal Balance; with respect to the Class A-3F Certificates, the Class A-3F Certificate Principal Balance; with respect to the Class A-4F Certificates, the Class A-4F Certificate Principal Balance; with respect to the Class A-5F Certificates, the Class A-5F Certificate Principal Balance; with respect to the Class A-6F Certificates, the Class A-6F Certificate Principal Balance; with respect to the Class A-1A Certificates, the Class A-1A Certificate Principal Balance; with respect to the Class M-1A Certificates, the Class M-1A Certificate Principal Balance; with respect to the Class M-2A Certificates, the Class M-2A Certificate Principal Balance, with respect to the Class B-1A Certificates, the Class B-1A Certificate Principal Balance. The Class A-IO Certificates do not have a Certificate Principal Balance but bear interest based upon the Class A-IO Notional Amount. The Class C Certificates have a Certificate Principal Balance only to the extent described in Section 9.16. The Class R Certificates do not have a Certificate Principal Balance. With respect to any other designation (e.g. the Fixed Rate Group Certificate Principal Balance), the sum of the Certificate Principal Balances of each Class contemplated by such designation, in each case excluding the Certificate Principal Balances of the Class C Certificates and Class R Certificates.

           Certificate Register: The register maintained pursuant to Section
6.02.

           Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of taking any action under Article Eight or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Transferor, the Servicer or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of the Transferor or the Servicer shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether

Holders of the requisite Percentage Interests necessary to take any such action or effect any such consent have acted or consented unless the Transferor or the Servicer or any such Person is an owner of record of all of the Certificates of any Class.

           Class: All of the Class A-1F Certificates, Class A-2F Certificates, Class A-3F Certificates, Class A-4F Certificates, Class A-5F Certificates, Class A-6F Certificates, Class A-IO Certificates, Class A-1A Certificates, Class M-1A Certificates, Class M-2A Certificates, Class B-1A Certificates, Class C Certificates or any of the Class R Certificates, as the case may be, taken as a whole.

           Class A-1A Principal Distribution Amount: With respect to each Distribution Date on or after the Step Down Date, the excess of (x) the Certificate Principal Balance of the Class A-1A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) the lesser of (1) the Stepped Up Enhancement Percentage and (2) 48% minus the applicable Targeted Step Down Percentage and (ii) the aggregate of the Principal Balance of the Mortgage Loans in the Adjustable Rate Group as of the last day of the related Collection Period (plus any portion of the Adjustable Rate Group Prefunding Account Deposit remaining on deposit in the Prefunding Account or Escrow Account as of such date allocable to the Adjustable Rate Group), and (B) the excess of the aggregate amount described in clause (y)(A)(ii) above over $1,875,000.

           Class A-1A Certificate: Any one of the Class A-1A Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth with respect thereto in Exhibit A.

           Class A-1A Certificate Principal Balance: As to any Distribution Date, the Initial Certificate Principal Balance of the Class A-1A Certificates less the Adjustable Rate Group Principal Distribution Amounts actually distributed to Holders of Class A-1A Certificates on previous Distribution Dates.

           Class A-1A Formula Pass-Through Rate: The interest rate described in clause (x) of the definition of Class A-1A Pass-Through Rate.

           Class A-1A Pass-Through Rate: With respect to each Interest Period will be the lesser of (x) with respect to each Interest Period preceding the Clean-up Call Date, LIBOR plus 0.165% per annum and for any Interest Period thereafter, LIBOR plus 0.33% per annum and (y) the Adjustable Rate Group Available Funds Cap.

           Class A-1F Certificate: Any one of the Class A-1F Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth with respect thereto in Exhibit A.

           Class A-1F Certificate Principal Balance: As to any Distribution Date, the Initial Certificate Principal Balance of the Class A-1F Certificates less the Fixed Rate Group Principal Distribution Amounts actually distributed to Holders of Class A-1F Certificates on previous

Distribution Dates.

           Class A-1F Pass-Through Rate: With respect to any Interest Period, 6.325% per annum.

           Class A-2F Certificate: Any one of the Class A-2F Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth with respect thereto in Exhibit A.

           Class A-2F Certificate Principal Balance: As to any Distribution Date, the Initial Certificate Principal Balance of the Class A-2F Certificates less the Fixed Rate Group Principal Distribution Amounts actually distributed to Holders of Class A-2F Certificates on previous Distribution Dates.

           Class A-2F Pass-Through Rate: With respect to any Interest Period, 6.210% per annum.

           Class A-3F Certificate: Any one of the Class A-3F Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth with respect thereto in Exhibit A.

           Class A-3F Certificate Principal Balance: As to any Distribution Date, the Initial Certificate Principal Balance of the Class A-3F Certificates less the Fixed Rate Group Principal Distribution Amounts actually distributed to Holders of Class A-3F Certificates on previous Distribution Dates.

           Class A-3F Pass-Through Rate: With respect to any Interest Period, 6.335% per annum.

           Class A-4F Certificate: Any one of the Class A-4F Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth with respect thereto in Exhibit A.

           Class A-4F Certificate Principal Balance: As to any Distribution Date, the Initial Certificate Principal Balance of the Class A-4F Certificates less the Fixed Rate Group Principal Distribution Amounts actually distributed to Holders of Class A-4F Certificates on previous Distribution Dates.

           Class A-4F Pass-Through Rate: With respect to any Interest Period, the lesser of (x) 6.475% per annum and (y) the Fixed Rate Net WAC.

           Class A-5F Certificate: Any one of the Class A-5F Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth with respect thereto in Exhibit A.

           Class A-5F Certificate Principal Balance: As to any Distribution Date, the Initial Certificate Principal Balance of the Class A-5F Certificates less the Fixed Rate Group Principal

Distribution Amounts actually distributed to Holders of Class A-5F Certificates on previous Distribution Dates.

           Class A-5F Pass-Through Rate: With respect to any Interest Period, the lesser of (x) 6.890% per annum and (y) the Fixed Rate Net WAC.

           Class A-6F Certificate: Any one of the Class A-6F Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth with respect thereto in Exhibit A.

           Class A-6F Certificate Principal Balance: As to any Distribution Date, the Initial Certificate Principal Balance of the Class A-6F Certificates less the Fixed Rate Group Principal Distribution Amounts actually distributed to Holders of Class A-6F Certificates on previous Distribution Dates.

           Class A-6F Lockout Distribution Amount: With respect to any Distribution Date means the lesser of (a) product of (i) the applicable Class A-6F Lockout Percentage for such Distribution Date and (ii) the Class A-6F Lockout Pro Rata Distribution Amount for such Distribution Date, not to exceed the Fixed Rate Group Principal Distribution Amount or (b) the Fixed Rate Group Principal Distribution Amount.

           Class A-6F Lockout Percentage: With respect to each Distribution Date occurring during the indicated periods means the indicated percentage:

                                                              Class A-6F
                     Period                               Lockout Percentage
                     ------                               ------------------
           July 1998 - June  2001                                 0%
           July 2001 - June 2003                                 45%
           July 2003 - June 2004                                 80%
           July 2004 - June 2005                                100%
           July 2005 and thereafter                             300%

           Class A-6F Lockout Pro Rata Distribution Amount: With respect to any Distribution Date means an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6F Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Fixed Rate Group Certificates immediately prior to such Distribution Date, and (y) the Fixed Rate Group Principal Distribution Amount for such Distribution Date.

           Class A-6F Pass-Through Rate: With respect to any Interest Period, the lesser of (i) 6.455% per annum and (ii) the Fixed Rate Net WAC.

           Class A-IO Certificate: Any one of the Class A-IO Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth with respect thereto in Exhibit A.

           Class A-IO Notional Amount or Notional Amount: The notional principal amount equal to the outstanding Certificate Principal Balance of the Class A-6F Certificates immediately prior to the related Distribution Date.

           Class A-IO Pass-Through Rate: With respect to any Distribution Date before July 2001, 5.00% per annum, and with respect to any subsequent Distribution Date in or after July 2001, 0.00% per annum.

           Class B-1A Applied Realized Loss Amount: With respect to any Distribution Date, the lesser of (x) the related Class B-1A Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-1A Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the related Applied Realized Loss Amount as of such Distribution Date.

           Class B-1A Certificate Principal Balance: With respect to any Distribution Date means the Initial Certificate Principal Balance of the Class B-1A Certificates as reduced by the sum of (x) all Adjustable Rate Group Principal Distribution Amounts actually distributed to the Class B-1A Certificateholders on all prior Distribution Dates and (y) the aggregate cumulative amount of Class B-1A Applied Realized Loss Amounts on all prior Distribution Dates.

           Class B-1A Principal Distribution Amount: With respect to any Distribution Date on or after the Step Down Date, means the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A-1A Certificates (after application of the Class A-1A Principal Distribution Amount on such Distribution Date), (ii) the Class M-2A Certificate Principal Balance (after application of the Class M-2A Principal Distribution Amount on such Distribution
Date), (iii) the Class M-1A Certificate Principal Balance (after application of the Class M-1A Principal Distribution Amount on such Distribution Date) and (iv) the Class B-1A Certificate Principal Balance immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 100% minus the applicable Targeted Step Down Percentage and (ii) the aggregate amount of the outstanding Principal Balances of the Mortgage Loans in the Adjustable Rate Group as of the last day of the related Collection Period (plus any portion of the Adjustable Rate Group Prefunding Account Deposit remaining on deposit in the Prefunding Account or Escrow Account as of such date allocable to the Adjustable Rate Group) and (B) the excess of the aggregate amount described in clause
(y)(A)(ii) above over $1,875,000.

           Class B-1A Realized Loss Amortization Amount: With respect to any Distribution Date, the lesser of (x) the Class B-1A Unpaid Realized Loss Amount as of such Distribution Date and (y) the related Monthly Excess Cashflow Amount remaining after distribution of any Interest Carry Forward Amount payable to the Class A-1A Certificateholders, the related Extra Principal Distribution Amount, the Class M-1A Realized Loss Amortization Amount, the Interest Carry Forward Amount payable to the Class M-1A Certificateholders, Class M-2A Realized Loss Amortization Amount, the Interest Carry Forward Amount payable to the Class M-2A

Certificateholders and the Interest Carry Forward Amount payable to the Class B-1A Certificateholders, for each such Distribution Date.

           Class B-1A Certificates: Any one of the Class B-1A Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth with respect thereto in Exhibit A.

           Class B-1A Pass Through Rate: With respect to any Interest Period, the lesser of (i) with respect to each Interest Period preceding the Clean-up Call Date, LIBOR plus 1.17% and for any Interest Period thereafter, LIBOR plus 1.755% per annum and (ii) the Adjustable Rate Group Available Funds Cap.

           Class C Certificates: Any one of the Class C Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth with respect thereto in Exhibit A.

           Class C Carryforward Amount: With respect to any Distribution Date, means the amount by which the aggregate of the amount by which the Class C Distribution Amount for each prior Distribution Date exceeded the amount actually distributed in respect of the Class C Distribution Amount on each such date, reduced by the aggregate of the amounts distributed in respect of the Class C Carryforward Amount on each such prior Distribution Dates, and reduced by the aggregate of the amounts of Realized Losses that have resulted in the reduction of the Overcollateralization Amount on each such prior Distribution Date.

           Class C Distribution Amount: With respect to any Distribution Date, means the interest allocated to the Class C Certificates as separate components in accordance with Section 9.16 with respect to such Distribution Date.

           Class M Certificates: Collectively, the Class M-1A and Class M-2A Certificates.

           Class M-1A Applied Realized Loss Amount: With respect to any Distribution Date, means the lesser of (x) the Class M-1A Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1A Applied Realized Loss Amount, if any, on such Distribution Date), and (y) the excess of (i) the related Applied Realized Loss Amount over (ii) the sum of the Class M-2A Applied Realized Loss Amount and the Class B-1A Applied Realized Loss Amount, as of such Distribution Date.

           Class M-1A Certificates: Any one of the Class M-1A Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth with respect thereto in Exhibit A.

           Class M-1A Certificate Principal Balance: With respect to any date of determination, means the Initial Certificate Principal Balance of the Class M-1A Certificates as reduced by the sum of (x) all Adjustable Rate Group Principal Distribution Amounts actually distributed to the Class M-1A Certificateholders on all prior Distribution Dates and (y) the aggregate cumulative amount of related Class M-1A Applied Realized Loss Amounts on all prior Distribution Dates.

           Class M-1A Pass-Through Rate: With respect to any Interest Period, the lesser of (i) with respect to each Interest Period preceding the Clean-up Call Date, LIBOR plus 0.35% per annum and for any Interest Period thereafter, LIBOR plus 0.525% per annum and (ii) the Adjustable Rate Group Available Funds Cap.

           Class M-1A Principal Distribution Amount: With respect to each Distribution Date on or after the Step Down Date, the excess of (x) the sum of
(i) the Certificate Principal Balance of the Class A-1A Certificates (after application of the related Class A-1A Principal Distribution Amount on such Distribution Date), and (ii) the related Class M-1A Certificate Principal Balance immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 68% minus the applicable Targeted Step Down Percentage and
(ii) the aggregate amount of the outstanding Principal Balances of the Mortgage Loans in the Adjustable Rate Group as of the last day of the related Collection Period (plus any portion of the Adjustable Rate Group Prefunding Account Deposit remaining on deposit in the Prefunding Account or Escrow Account as of such date allocable to the Adjustable Rate Group) and (B) the excess of the aggregate amount described in clause (y)(A)(ii) above over $1,875,000.

           Class M-1A Realized Loss Amortization Amount: With respect to any Distribution Date means the lesser of (x) the Class M-1A Unpaid Realized Loss Amount and (y) the related Monthly Excess Cashflow Amount remaining after distribution of the Interest Carry Forward Amount payable to the Class A-1A Certificateholders, the related Extra Principal Distribution Amount and the related Interest Carry Forward Amount payable to the Class M-1A Certificateholders.

           Class M-2A Applied Realized Loss Amount: With respect to any Distribution Date means the lesser of (x) the Class M-2A Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount, but prior to the application of the Class M-2A Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of
(i) the related Applied Realized Loss Amount over (ii) the Class B-1A Applied Realized Loss Amounts, as of such Distribution Date.

           Class M-2A Certificates: Any one of the Class M-2A Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth with respect thereto in Exhibit A.

           Class M-2A Certificate Principal Balance: With respect to any date of determination means, the Initial Certificate Principal Balance of the Class M-2A Certificates as reduced by the sum of (x) all Adjustable Rate Group Principal Distribution Amounts actually distributed to the Class M-2A Certificateholders on all prior Distribution Dates and (y) the aggregate, cumulative amount of related Class M-2A Applied Realized Loss Amounts on all prior Distribution Dates.

           Class M-2A Pass-Through Rate: With respect to any Interest Period, the lesser of (i) with respect to each Interest Period preceding the Clean-up Call Date, LIBOR plus 0.56% per annum and for any Interest Period thereafter, LIBOR plus 0.84% per annum and (ii) Adjustable Rate Group Available Funds Cap.

           Class M-2A Principal Distribution Amount: With respect to any Distribution Date on or after the related Step Down Date means the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A-1A Certificates (after application of the related Class A-1A Principal Distribution Amount on such Distribution Date), (ii) the Class M-1A Certificate Principal Balance (after application of the M-1A Principal Distribution Amount on such Distribution Date) and (iii) the related Class M-2A Certificate Principal Balance immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85% minus the applicable Targeted Step Down Percentage and
(ii) the aggregate amount of the outstanding Principal Balances of the Mortgage Loans in the Adjustable Rate Group as of the last day of the related Collection Period (plus any portion of the Adjustable Rate Group Prefunding Account Deposit remaining on deposit in the Prefunding Account or Escrow Account as of such date allocable to the Adjustable Rate Group) and (B) the excess of the aggregate amount described in clause (y)(A)(ii) above over $1,875,000.

           Class M-2A Realized Loss Amortization Amount: With respect to any Distribution Date, means the lesser of (x) the Class M-2A Unpaid Realized Loss Amount and (y) the related Monthly Excess Cashflow Amount remaining after distribution of the related Interest Carry Forward payable to the Class A-1A Certificateholders, the related Extra Principal Distribution Amount, the Class M-1A Realized Loss Amortization Amount, the Interest Carry Forward Amount payable to the Class M-1A Certificateholders and the Interest Carry Forward Amount payable to the Class M-2A Certificateholders.

           Class R Certificate: Any one of the Class R-1, Class R-2, Class R-3 or Class R-4 Certificates.

           Class R-1 Certificates: That certificate representing certain residual rights to distribution from the REMIC I in substantially the form set forth as Exhibit A hereto.

           Class R-2 Certificates: That certificate representing certain residual rights to distribution from the REMIC II in substantially the form set forth as Exhibit A hereto.

           Class R-3 Certificates: That certificate representing certain residual rights to distribution from the REMIC III in substantially the form set forth as Exhibit A hereto.

           Class R-4 Certificates: That certificate representing certain residual rights to distribution from the REMIC IV in substantially the form set forth as Exhibit A hereto.

           Clean-up Call Date: The first Distribution Date on which the aggregate of the principal balances of the Mortgage Loans is less than 10% of the Original Pool Balance plus the Prefunding Account Deposit.

           Closing Date:  June 18, 1998.

           Closing Date Deposit: The aggregate amount deposited by the Transferor in the Collection Account on or prior to the Closing Date pursuant to
Section 2.01. With respect to the Adjustable Rate Group, such amount shall be equal to the aggregate of the amounts of interest that would have accrued (at the related Mortgage Loan Rate net of the Servicing Fee Rate) on each Initial Mortgage Loan in the Adjustable Rate Group for each 30-day period from the related Cut-off Date through the end of the last Collection Period preceding the Collection Period in which such Mortgage Loan has its first Monthly Payment due, minus reinvestment interest on such Closing Date Deposit related to such Mortgage Loans. With respect to the Fixed Rate Group, such amount shall be the aggregate of the amounts of interest that would have accrued (at a per annum rate of o%) on each Mortgage Loan in the Fixed Rate Group for each 30-day period from the related Cut-off Date through the end of the last Collection Period preceding the Collection Period in which such Mortgage Loan has its first Monthly Payment due, minus reinvestment interest on such Closing Date Deposit related to such Mortgage Loans.

           Code: The Internal Revenue Code of 1986, as amended.

           Collection Account: The segregated account, which shall at all times be an Eligible Account, established and maintained pursuant to Section 3.02(a) and entitled "[Servicer], in trust for the benefit of Holders of Aames Mortgage Trust 1998-B Mortgage Pass-Through Certificates, Series 1998-B, Collection Account". References herein to the Collection Account shall include any Sub-Servicing Account as the context requires.

           Collection Period: As to any Distribution Date, the period beginning on the first day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the last day of such calendar month.

           Combined Loan-to-Value Ratio: With respect to a Mortgage Loan, the ratio (expressed as a percentage) of (i) the sum of the Original Principal Amount of such related Mortgage Loan plus the outstanding principal balance (at the time of origination of such Mortgage Loan) of each mortgage loan secured by the related Mortgaged Property that is senior to such Mortgage Loan to (ii) the Appraised Value of the related Mortgaged Property determined by the Company at the time of origination of such Mortgage Loan.

           Company:  Aames Capital Corporation, a California corporation.

           Compensating Interest: As to any Distribution Date and each Mortgage Loan Group, an amount equal to the lesser of (a) the related Monthly Servicing Fee for the related Collection Period and (b) the difference between (i) 30 days' interest (at the related Mortgage Loan Rates, net of the Servicing Fee
Rate) on the Principal Balance of each Mortgage Loan in such Mortgage Loan Group as to which a Principal Prepayment was received or that became a Liquidated Mortgage Loan or that was otherwise charged-off (before giving effect to any related reduction in the Principal Balance of such Mortgage Loan) by the Servicer during the related Collection Period and (ii) the amount of interest actually collected by the Servicer for such Mortgage Loans in such Mortgage Loan Group during such Collection Period.

           Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be principally administered, which office at the date of the execution of this Agreement is located at 3 Park Plaza, Irvine, California 92614
Attention: Aames Mortgage Loan Pass-Through Certificates, Series 1998-B.

           Coverage Deficit: With respect to the Fixed Rate Group and any Distribution Date, means the excess, if any, of (i) the aggregate of the Certificate Principal Balances of each Class of Fixed Rate Group Certificates (after taking into account all distributions thereto in respect of principal on such Distribution Date other than any amounts paid by the Financial Guaranty Insurer) over (ii) the Fixed Rate Group Balance as of the last day of the related Collection Period.

           Cut-off Date:  June 1, 1998.

           Cut-off Date Principal Balance: As to any Mortgage Loan, its Principal Balance as of the open of business on the related Cut-off Date.

           Defective Mortgage Loan: Any Mortgage Loan that is required to be repurchased or substituted by the Transferor pursuant to Section 2.03 or 2.05.

           Definitive Certificates:  As defined in Section 6.02(f).

           Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Qualified Replacement Mortgage Loan.

           Delinquency Percentage: As to any Distribution Date and (a) the Fixed Rate Group, the percentage equivalent of the fraction obtained by dividing (i) the aggregate of the Principal Balances of all Mortgage Loans in such Mortgage Loan Group, as the case may be, that were then 90 days contractually delinquent as of the end of the related Collection Period or were either foreclosed upon or transferred pursuant to Section 3.06 during such Collection Period, by (ii) the Principal Balance of the Mortgage Loans included in such Mortgage Loan Group as of the last day of such Collection Period or (b) the Adjustable Rate Group, the percentage equivalent of the fraction obtained by dividing (i) the aggregate of the Principal Balances of all Mortgage Loans in such Mortgage Loan Group, as the case may be, that were then 60 days contractually delinquent as of the end of the related Collection Period or were either foreclosed upon or transferred pursuant to Section 3.06 during such Collection Period, by (ii) the Principal Balance of the Mortgage Loans included in such Mortgage Loan Group as of the last day of such Collection Period.

           Deposit Date: As to any Distribution Date, the third Business Day prior to such Distribution Date.

           Depository: The initial depository shall be The Depository Trust Company, the nominee of which is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8102(3) of the Uniform Commercial Code of the State of California, as amended, or any successor provisions thereto.

           Depository Participant: A broker, dealer, bank or other financial institution or other person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

           Determination Date: As to any Distribution Date, the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

           Disqualified Organization: Any Person that is (i) the United States, any state or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (iii) an organization (except certain farmers' cooperatives described in Code Section
521) exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Class R Certificate by such Person may cause any REMIC Pool or any Person having an ownership interest in any Class R Certificate, other than such Person, to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R Certificate to such Person. The terms "United States", "state" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

           Distribution Date: The 15th day of each month or, if such day is not a Business Day, the Business Day immediately following such 15th day, beginning July 15, 1998.

           Eligible Account: Either (A) a segregated account or accounts maintained with an institution the deposits of which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "A-2" or better by S&P and "A2" or better by Moody's and in the highest short term rating category by S&P and Moody's, and that is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws and (iv) a principal subsidiary of a bank holding company, or (B) segregated account maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, the unsecured and uncollateralized debt obligations of which shall be rated "Baa3" or better by Moody's. Any Eligible Accounts maintained with the Trustee shall conform to the preceding clause (B).

           ERISA: The Employee Retirement Income Security Act of 1974, as amended.

           ERISA Plan: Any Person that is an employee benefit plan within the meaning of Section 3(3) of ERISA or any Person that is an individual retirement account or employee benefit plan, trust or account subject to Section 4975 of the Code.

           ERISA Prohibited Holder:  As defined in Section 6.02(c).

           Escrow Account: The segregated account, which shall be an Eligible Account, established and maintained pursuant to Section 3.16(d) and entitled "Bankers Trust Company of California, N.A., as Trustee for Aames Mortgage Trust 1998-B Mortgage Pass-Through Certificates, Series 1998-B, 1998-A Escrow Amount."

           Escrowed Amount:  $0.

           Event of Default:  As defined in Section 8.01.

           Extra Principal Distribution Amount: With respect to a Mortgage Loan Group and any Distribution Date, means the lesser of (x) the related Monthly Excess Interest Amount for such Mortgage Loan Group and any portion of the Monthly Excess Cashflow Amount available for such purpose from the other Mortgage Loan Group on such date and (y) the related Overcollateralization Deficiency.

           FDIC: The Federal Deposit Insurance Corporation and its successors in interest.

           FEMA: The Federal Emergency Management Agency and its successors in interest.

           FHLMC: The Federal Home Loan Mortgage Corporation and its successors in interest.

           FNMA: The Federal National Mortgage Association and its successors in interest.

           Final Scheduled Distribution Date: with respect to each Class of Offered Certificates shall mean:

                     Class                          Final Scheduled Distribution Date
                     -----                          ---------------------------------
           Class A-1F Certificates                          September 15, 2016
           Class A-2F Certificates                          December 15, 2018
           Class A-3F Certificates                          August 15, 2024
           Class A-4F Certificates                          August 15, 2026
           Class A-5F Certificates                          September 15, 2028
           Class A-6F Certificates                          September 15, 2028
           Class A-IO Certificates                          June 15, 2001
           Class A-1A Certificates                          June 15, 2028
           Class M-1A Certificates                          June 15, 2028
           Class M-2A Certificates                          June 15, 2028
           Class B-1A Certificates                          June 15, 2028

           Financial Guaranty Insurance Policy: The Financial Guaranty Insurance Policy (No. 50689-N), dated June 18, 1998, including any endorsements thereto, issued by the Financial Guaranty Insurer for the benefit of the Holders of the Fixed Rate Group Certificates, pursuant to which the Financial Guaranty Insurer guarantees payment of the Insured Amounts. A form of the Financial Guaranty Insurance Policy is attached hereto as Exhibit I.

           Financial Guaranty Insurer: Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

           Financial Guaranty Insurer Default: The existence and continuance of any of the following:

           (a) the Financial Guaranty Insurer fails to make a payment required under the Financial Guaranty Insurance Policy in accordance with its terms;

           (b) the Financial Guaranty Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of United States Bankruptcy Code, the New York Insurance Law or other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

           (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Financial

Guaranty Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Financial Guaranty Insurer of all or any material portion of its property.

           Financial Guaranty Insurer Parties: The Financial Guaranty Insurer or its respective agents, representatives, directors, officers or employees.

           Financial Guaranty Insurer Premium: With respect to the Fixed Rate Group, the premium due to the Financial Guaranty Insurer on each Distribution Date, which amount shall be equal to 1/12 of the product of the applicable Financial Guaranty Insurer Premium Rate and the sum of Certificate Principal Balances of each Class of Fixed Rate Group Certificates immediately prior to such Distribution Date.

           Financial Guaranty Insurer Premium Rate: With respect to each Collection Period, the rate specified in the Premium Letter, which rate shall not exceed 0.62% for any Collection Period.

           Fitch:  Fitch IBCA, Inc.

           Fixed Rate Group Certificates: Any or all of the Class A-1F Certificates, Class A-2F Certificates, Class A-3F Certificates, Class A-4F Certificates, Class A-5F Certificates, Class A-6F Certificates or Class A-IO Certificates, as the case may be.

           Fixed Rate Group: The group of Mortgage Loans comprised of fixed rate mortgage loans identified in the Mortgage Loan Schedule as having been assigned to the Fixed Rate Group, including any Qualified Replacement Mortgage Loans delivered in replacement thereof.

           Fixed Rate Group Balance: As to any Distribution Date, the sum of the aggregate of the Principal Balances of the Mortgage Loans in the Fixed Rate Group as of the end of the related Collection Period plus in the case of any Distribution Date relating to a Collection Period that includes any part of the Funding Period, any portion of the Fixed Rate Group Prefunding Account Deposit remaining on deposit in the Prefunding Account or Certificate Account as of the last day of such Collection Period.

           Fixed Rate Group Capitalized Interest Account Deposit: The amount deposited in the Capitalized Interest Account for the benefit of the Fixed Rate Certificateholders, which amount is $0.

           Fixed Rate Group Certificate Principal Balance: With respect to any Distribution Date and the Fixed Rate Group Certificates, means the aggregate of the Initial Certificate Principal Balances of the Fixed Rate Group Certificates as reduced by Principal Distribution Amounts actually distributed to the related Fixed Rate Group Certificateholders on all prior Distribution Dates.

           Fixed Rate Group Principal Distribution Amount: With respect to any Distribution Date, generally means the sum, without duplication, of (i) the Principal Distribution Amount with respect to the Fixed Rate Group and the related Collection Period,
(ii) the principal portion of any Insured Amount, and (iii) any optional payment by the Financial Guaranty Insurer of Realized Losses prior to any Coverage Deficit with respect to the Fixed Rate Group during the related Collection Period.

           Fixed Rate Group Prefunding Account Deposit: The amount deposited in the Prefunding Account that is allocated for the purchase of Subsequent Mortgage Loans having fixed Mortgage Loan Rates to be included in the Fixed Rate Group, which amount is $0.

           Fixed Rate Group Subsequent Purchase Price: With respect to any Subsequent Mortgage Loan to be included in the Fixed Rate Group, means an amount equal to 100% of the Principal Balance of such Subsequent Mortgage Loan.

           Fixed Rate Net WAC: With respect to any Distribution Date, means the weighted average Mortgage Loan Rate of the Mortgage Loans in the Fixed Rate Group as of the first day of the related Collection Period less (i) the Servicing Fee Rate, (ii) the Financial Guaranty Insurance Premium Rate, and
(iii) for the first 36 Interest Periods, the product of (a) 5.00% and (b) the Class A-IO Notional Amount divided by the Fixed Rate Group Balance as of the first day of the related Collection Period.

           Fixed Rate Turbo Amount:  As defined in Section 9.16.

           Foreign Person: A Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (a) a court within the United States is able to exercise primary supervision of the Administration thereof and (b) one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

           Formula Pass-Through Rate: With respect to any Class of Adjustable Rate Group Certificates, the Pass-Through Rate in effect for such Class if the Adjustable Rate Group Available Funds Cap is disregarded.

           Funding Period: The period beginning on the Closing Date and ending on the earlier of (a) the date on which the amount on deposit in the Prefunding Account is zero and (b) the close of business on July 14, 1998.

           Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine the applicable Mortgage Loan Rate.

           Group Balance: As of any date of determination, the related Fixed Rate Group Balance or Adjustable Rate Group Balance.

           Group Factor: As to any Distribution Date and each Mortgage Loan Group, the percentage (carried to eight places, rounded down) obtained by dividing the aggregate Principal Balances of the Mortgage Loans in the related Mortgage Loan Group (after giving effect to any distribution of principal on the related Certificates on such Distribution Date) by the sum of the Original Fixed Rate Group Balance and the Fixed Rate Group Prefunding Account Deposit or by the sum of the Original Adjustable Rate Group Balance and the Adjustable Rate Group Prefunding Account Deposit, as applicable.

           Index: With respect to any Adjustable Rate Mortgage Loan, the applicable index for computing the Mortgage Loan Rate as specified in the Mortgage Note.

           Initial Certificate Principal Balance: With respect to each Class of Certificates that has a Certificate Principal Balance, means:

                                                         Initial Certificate
                Class                                     Principal Balance
                -----                                    --------------------
      Class A-1F Certificates                                 $99,000,000
      Class A-2F Certificates                                 $14,000,000
      Class A-3F Certificates                                 $56,000,000
      Class A-4F Certificates                                 $29,000,000
      Class A-5F Certificates                                 $27,000,000
      Class A-6F Certificates                                 $25,000,000
      Class A-1A Certificates                                $277,500,000
      Class M-1A Certificates                                 $37,500,000
      Class M-2A Certificates                                 $31,875,000
      Class B-1A Certificates                                 $28,125,000

           Initial Mortgage Loan: Means any Mortgage Loan in either Mortgage Loan Group included in the assets of the Trust as of the Closing Date that is indicated as such on the Mortgage Loan Schedule.

           Initial Mortgage Loan Conveyance Agreement: Means that Initial Mortgage Loan Conveyance Agreement dated as of June 1, 1998 between the Company, as seller, and the Transferor, as purchaser, with respect to the purchase and sale of the Initial Mortgage Loans.

           Insurance and Indemnity Agreement: The Insurance and Indemnity Agreement, dated as of June 1, 1998, between the Financial Guaranty Insurer and the Company, a copy of which is attached hereto as Exhibit J.

           Insurance Proceeds: With respect to any Distribution Date, proceeds paid by any insurer and received by the Servicer during the related Collection Period pursuant to any insurance policy covering a Mortgage Loan or the related Mortgaged Property (excluding the Financial Guaranty Insurance Policy), including any deductible payable by the Servicer with respect to a blanket insurance policy pursuant to Section 3.04 and the proceeds from any fidelity bond or errors and omission policy pursuant to Section 3.12 (to the extent such payments compensate for losses that would otherwise be payable to Certificateholders pursuant to this Agreement), net of any component thereof covering any expenses incurred by or on behalf of the Servicer and specifically reimbursable under this Agreement.

           Insured Amount: With respect to the Fixed Rate Group and any Distribution Date, the amount to be paid by the Financial Guaranty Insurer under the Financial Guaranty Insurance Policy (in the manner described in Section 3.19) pursuant to a Notice of Claim presented by the Trustee. The Insured Amount as of any Distribution Date shall be equal to the sum of (i) the amount by which the Accrued Certificate Interest with respect to each Class of Fixed Rate Group Certificates exceeds (a) the Monthly Interest with respect to the Fixed Rate Group available therefor pursuant to Section 5.01(a) and (b) the amount of any Monthly Excess Cashflow Amount with respect to the Fixed Rate Group available to cover any Interest Carry Forward Amount with respect to each Class of Fixed Rate Group Certificates pursuant to Section 5.01(d) clause (1) with respect to the Fixed Rate Group, (ii) the Coverage Deficit with respect to such Distribution Date, if any, after giving effect to all distributions of principal (including any Excess Principal Distribution Amount), (iii) on the Final Scheduled Distribution Date of each class of Fixed Rate Group Certificates, the outstanding Certificate Principal Balance with respect to each applicable Class of Fixed Rate Group Certificates (after giving effect to all others distributions thereto) and (iv) the Preference Amount for the Fixed Rate Group Certificates with respect to such Distribution Date, if any, in each case as determined by the Trustee on the date a Notice of Claim is required to be made in respect of such Distribution Date. Pursuant to the Financial Guaranty Insurance Policy, the Financial Guaranty Insurer also has the option, but not the obligation, to fund any Realized Losses with respect to the Adjustable Rate Group and the related Collection Period ("Additional Insurer Payments"), which amounts will not be "Insured Amounts" as used herein.

           Interest Carry Forward Amount: With respect to any Class of Offered Certificates on any Distribution Date, means the amount, if any, by which (i) the Accrued Certificate Interest on such Class as of such Distribution Date plus any outstanding Interest Carry Forward Amount with respect to such Class from the preceding Distribution Date (together with interest on such outstanding Interest Carry Forward Amount at the related Pass-Through Rate for the related Interest Period to the extent lawful) exceeds (ii) the amount of Monthly Interest or Insured Amounts actually distributed to the holders of such Certificates on such Distribution Date.

           Interest Period: With respect to the Fixed Rate Group Certificates, the calendar month preceding the month in which such Distribution Date occurs; and with respect to any Adjustable Rate Group Certificate and the first Interest Period, the period beginning on the Closing Date and ending on the day preceding the Distribution Date in July 1998, and as to any subsequent Distribution Date, the period beginning on the immediately preceding Distribution Date and ending on the day prior to the related Distribution Date.

           Interest Shortfall: As to any Distribution Date, the amount of any Prepayment Interest

Shortfall and Relief Act Shortfall for the related Mortgage Loan Group.

           Investment Company Act: The Investment Company Act of 1940, as amended.

           Junior Mortgage Loan: Any Mortgage Loan secured by a Mortgage with a lien of other than first priority.

           LIBOR: With respect to the July 1998 Distribution Date, 6.65234% per annum. With respect to any subsequent Distribution Date, the per annum rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits as such rates appear on the Dow Jones Telerate Service Page 3750 (or any replacement page on that service for the purpose of displaying London Interbank offered rates of major banks) as of 11:00 a.m. (London time) on such LIBOR Determination Date. On each LIBOR Determination Date, LIBOR will be established by the Trustee as follows:

           (i) if on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations.

           (ii) if on such LIBOR Determination Date, fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

           LIBOR Determination Date: With respect to any Interest Period after the first Interest Period, the second London Business Day immediately preceding the first day of such Interest Period.

           Liquidated Mortgage Loan: As to any Distribution Date, any Mortgage Loan as to which the Servicer has determined, in accordance with the servicing procedures specified herein, during the related Collection Period that all Liquidation Proceeds that it expects to recover from or on account of such Mortgage Loan have been recovered.

           Liquidation Expenses: Expenses that are incurred by the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy or from any Mortgagor. Such expenses shall include, without limitation, legal fees and expenses, real estate brokerage commissions, any unreimbursed amount expended by the Servicer pursuant to Section 3.06 respecting the related Mortgage Loan (including, without limitation, amounts voluntarily advanced to correct defaults on each mortgage loan that is senior to such Mortgage Loan), any other related and previously unreimbursed Servicing Advances and any related and previously unreimbursed Property Protection Expenses.

           Liquidation Proceeds: Cash (other than Insurance Proceeds) received in connection with the liquidation of any Mortgaged Property, whether through trustee's sale, foreclosure sale, condemnation, taking by eminent domain or otherwise received in respect of any Mortgage Loan foreclosed upon as described in Section 3.06 (including, without limitation, proceeds from the rental of the related Mortgaged Property).

           Liquidation Report: A liquidation report in the form of Exhibit G attached hereto.

           Loan-to-Value Ratio: The Original Principal Amount of a Mortgage Loan as a percentage of the Appraised Value of the related Mortgaged Property determined by the Transferor at the time of origination of such Mortgage Loan.

           London Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

           Loss Percentage: As to any Distribution Date and either Mortgage Loan Group, the percentage equivalent of the fraction obtained by dividing (i) the principal amount of cumulative Realized Losses on Mortgage Loans in such Mortgage Loan Group from June 1, 1998, through the end of the related Collection Period by (ii) the sum of the Original Fixed Rate Group Balance plus the Fixed Rate Group Prefunding Account Deposit, or the sum of the Original Adjustable Rate Group Balance plus the Adjustable Rate Group Prefunding Account Deposit, as the case may be.

           Maximum Rate: With respect to an Adjustable Rate Mortgage Loan, any absolute maximum Mortgage Loan Rate set by provisions in the related Mortgage Note.

           Minimum Excess Spread Percentage: As to any Distribution Date and with respect to the Adjustable Rate Group, the percentage equal to the Monthly Excess Interest Amounts for the Adjustable Rate Group minus the Realized Loss amounts for the Adjustable Rate Group divided by the Adjustable Rate Group Balance as of the last day of the related Collection Period multiplied by 360 and divided by the actual number of days in the related Interest Period.

           Minimum Rate: With respect to an Adjustable Rate Mortgage Loan, any absolute minimum Mortgage Loan Rate, set by provisions in the related Mortgage Note, subject to the initial Mortgage Loan Rate first adjusting to a level in excess of such minimum Mortgage Loan Rate in accordance with the terms of the Mortgage Note.

           Monthly Advance:  As defined in Section 5.02(a).

           Monthly Excess Cashflow Amount: With respect to either Mortgage Loan Group and any Distribution Date means the sum of (x) the amount, if any, of Monthly Interest remaining in the Certificate Account with respect to such Mortgage Loan Group after application with respect to the priorities set forth in Section 5.01(a), clause First through Fifth, plus (y) the amount of any Overcollateralization Release Amount with respect to such Mortgage Loan Group for such Distribution Date plus (z) in the case of the Fixed Rate Group only, amounts available, if any, pursuant to Section 5.01(d), clause (6), or in the case of the Adjustable Rate Group only, amounts available, if any, pursuant to
Section 5.01(d), clause (11).

           Monthly Excess Interest Amount: With respect to either Mortgage Loan Group and any Distribution Date means the excess, if any, of the interest collected with respect to the related Mortgage Loans during the related Collection Period at the weighted average net Mortgage Loan Rate for the Mortgage Loans in such Mortgage Loan Group over the Accrued Certificate Interest for the related Offered Certificates during the related Interest Period.

           Monthly Interest: With respect to either Mortgage Loan Group and any Distribution Date, means the aggregate of the following amounts in respect of interest and such Mortgage Loan Group:

           (i) all payments in respect of or allocable to interest received or deemed to have been received during the related Collection Period, net of amounts representing interest accrued in respect of any period prior to the related Cut-off Date or related Subsequent Cut-off Date;

           (ii) all Trust Insurance Proceeds received during the related Collection Period;

           (iii) all Net Liquidation Proceeds received during the related Collection Period (excluding any amount distributed to the Holders of the Class C Certificates pursuant to Section 3.06)

           (iv) the aggregate of the amounts deposited in the Certificate Account on the related Deposit Date by the Transferor or the Servicer, as applicable, in connection with any purchase, repurchase, shortage or substitution pursuant to Section 2.03, 2.05, 3.01, 3.03 or 3.06;

           (v) the aggregate of the amounts deposited in the Certificate Account by the Servicer in connection with a purchase pursuant to Section 10.01;

           (vi) the amount of Monthly Advances made by the Servicer in respect of such Distribution Date pursuant to Section 5.02(a);

           (vii) the amount of any Compensating Interest paid by the Servicer in respect of such Distribution Date;

           (viii) in the case of the July 1998 Distribution Date, amounts, if any, remaining in the Prefunding Account and the Capitalized Interest Account immediately prior to such Distribution Date (in each case net of reinvestment income payable to the Transferor); and

           (ix) the aggregate of amounts deposited in respect of interest on any Mortgage Loan that does not have a monthly payment due in the Collection Period relating to the related Distribution Date.

reduced by the sum of:

           (X) the Monthly Servicing Fee and any other compensation payable to the Servicer pursuant to Section 3.08 for the related Collection Period (without regard to any Compensating Interest payable therefrom) to the extent not previously paid to the Servicer;

           (Y) the aggregate amount of Monthly Advances and Servicing Advances (other than those included in the Liquidation Expenses for any Liquidated Mortgage Loan and reimbursed from the related Liquidation Proceeds) reimbursable to the Servicer on such Distribution Date pursuant to the provisions of this Agreement; and

           (Z) the aggregate amounts (i) deposited into the Collection Account or Certificate Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Monthly Interest on such Distribution Date and (ii) received by the Trustee that are recoverable and sought to be recovered from the Trustee as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

           Monthly Mortgage Payment: With respect to any Mortgage Note, the amount of each monthly payment (other than any final balloon payment) payable under such Mortgage Note in accordance with its terms, including one month's accrued interest on the related Principal Balance at then applicable Mortgage Loan Rate but net of any portion of such monthly payment that represents late payment charges, prepayment or extension fees or collections allocable to payments to be made by Mortgagors for payment of insurance premiums or similar items.

           Monthly Servicing Fee: With respect to any Collection Period and each Mortgage Loan Group, 1/12 of the product of the Servicing Fee Rate and the aggregate Principal Balances of the Mortgage Loans in such Mortgage Loan Group as of the close of business on the Determination Date occurring in the preceding month (or, in the case of the first Collection Period, the Principal Balance of the related Mortgage Loans as of the Closing Date. The Monthly Servicing Fee shall be payable on the following Deposit Date to the Servicer as servicing compensation hereunder pursuant to Section 3.08.

           Moody's: Moody's Investors Service, Inc. and its successors in interest.

           Mortgage: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple in real property securing a Mortgage Loan.

           Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to this Agreement.

           Mortgage Loan: Each of the Mortgage Loans transferred and assigned to the Trustee pursuant to Section 2.01 or 2.02 that from time to time comprise part of the Trust, the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule attached hereto as

Schedule III.

           Mortgage Loan Group: Either the Fixed Rate Group or the Adjustable Rate Group. References herein to any Class or Classes of Certificates being related to a Mortgage Loan Group, shall mean (A) in the case of the Fixed Rate Group, the Fixed Rate Group Certificates, the Class C Certificates and the Class R-III Certificates and (B) in the case of the Adjustable Rate Group Certificates, the Class A-1A Certificates, the Class M-1A Certificates, the Class M-2A Certificates, the Class B-1A Certificates, the Class C Certificates and the Class R-III Certificates.

           Mortgage Loan Rate: With respect to any Adjustable Rate Mortgage Loan, the per annum rate of interest computed in accordance with the provisions of the related Mortgage Note as the sum of the Index and the Gross Margin, subject to any Minimum Rate, the Maximum Rate or periodic limitation on adjustments to such rate applicable from time to time to the calculation of interest thereon. As to any other Mortgage Loan, the fixed per annum rate of interest applicable to the calculation of interest thereon specified in the related Mortgage Note.

           Mortgage Loan Schedule: As of any date, the schedule of Mortgage Loans as amended by each subsequently delivered schedule of Subsequent Mortgage Loans separated by Mortgage Loan Group. The initial schedule of Mortgage Loans as of the related Cut-off Date is attached hereto as Schedule III and sets forth as to each such Mortgage Loan, among other things, (a) its identifying number and the name of the related Mortgagor; (b) the street address of the related Mortgaged Property including the state, county and zip code; (c) its date of origination; (d) the original number of months to stated maturity; (e) its original stated maturity; (f) its Original Principal Amount; (g) its Cut-off Date Principal Balance; (h) the related Mortgage Loan Rate as of the related Cut-off Date and, with respect to any Adjustable Rate Mortgage Loan, the related Index, Gross Margin, Minimum Rate, Maximum Rate and any periodic limitations on adjustment; (i) the scheduled Monthly Mortgage Payment; (j) the date in each month on which the related Monthly Mortgage Payments are due; (k) its Combined Loan-to- Value Ratio or the ratio, expressed as a percentage, of the Original Principal Amount of such Mortgage Loan to the Appraised Value of the related Mortgaged Property, as applicable; (l) the lien status of the related Mortgage and, with respect to any Junior Mortgage Loan, the principal amount (as of the date of origination) of all related Senior Liens; (m) whether the related Mortgaged Property is owner-occupied or non-owner-occupied; (n) whether the related Mortgaged Property is a single-family residence, a two- to four-family residence or a unit in a condominium or planned unit development; (o) whether the Mortgage Loan has been originated by an Affiliate of the Company; (p) whether the Mortgage Loan is being serviced by a Sub-Servicer and, if so, the identity of such Sub-Servicer; and (q) the related Cut-off Date (unless specified in a related Subsequent Transfer Agreement).

           Mortgage Note: The note or other instrument evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

           Mortgaged Property: The underlying property securing a Mortgage Loan.

           Mortgagor:  The obligor under a Mortgage Note.

           Net Liquidation Proceeds: As to any Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the Principal Balance thereof.

           Non-permitted Foreign Holder:  As defined in Section 6.02(c).

           Nonrecoverable Advance: Any Servicing Advance that, in the Servicer's reasonable judgment, would not be ultimately recoverable by the Servicer from late collections, Insurance Proceeds or Liquidation Proceeds on the related Mortgage Loan or otherwise, as evidenced by an Officer's Certificate delivered to the Trustee no later than the Business Day following the Servicer's determination thereof.

           Notice of Claim: The notice required to be furnished by the Trustee to the Financial Guaranty Insurer in the event an Insured Amount is required to be paid under the Financial Guaranty Insurance Policy with respect to any Distribution Date, in the form set forth as Exhibit K hereto.

           Offered Certificates: The Certificates other than the Retained Certificates.

           Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President of the Transferor or the Servicer, as the case may be, and delivered to the Trustee or each Rating Agency, as the case may be.

           Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Trustee (and the Financial Guaranty Insurer, if such opinion is to be delivered thereto), who may be in-house counsel for the Transferor or the Servicer (except with respect to any opinion with respect to or concerning the REMIC status of any REMIC Pool). Any expense related to obtaining an Opinion of Counsel for an action requested by a party shall be borne by the party required to obtain such opinion or seeking to effect the action that requires the delivery of such Opinion of Counsel.

           Original Adjustable Rate Group Balance: Means the aggregate of the outstanding principal amounts of each Initial Mortgage Loan that is an Adjustable Rate Mortgage Loan as of its related Cut-off Date, which amount is $275,028,937.98.

           Original Fixed Rate Group Balance: Means the aggregate of the outstanding principal amounts of each Initial Mortgage Loan that is a Fixed Rate Mortgage Loan as of its related Cut-off Date, which amount is $250,055,829.25.

           Original Pool Balance: Means the aggregate of the outstanding principal amounts of each Initial Mortgage Loan as of its related Cut-off Date, which amount is $525,084,767.23.

           Original Principal Amount: With respect to any Mortgage Loan, the original principal amount due under the related Mortgage Note as of its date of origination.

           Overcollateralization Amount: With respect to a Mortgage Loan Group and as of any Distribution Date means the excess of (x) the aggregate of the outstanding Principal Balances of the Mortgage Loans in such Mortgage Loan Group as of the last day of the immediately preceding Collection Period (plus, in the case of Collection Periods during the Funding Period, the portion, if any, of the Prefunding Account Deposit relating to such Mortgage Loan Group remaining on deposit in the Prefunding Account of such date) over (y) the Aggregate Certificate Principal Balance of the related Offered Certificates (after taking into account all distributions in respect of principal collections and all amounts paid by the Financial Guaranty Insurer in respect of principal on such Distribution Date).

           Overcollateralization Deficiency: With respect to either Mortgage Loan Group and any Distribution Date, means the excess, if any, of (x) the related Targeted Overcollateralization Amount over (y) the related Overcollateralization Amount, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all related Classes of Offered Certificates resulting from principal distributions (other than reductions resulting from the distribution of any related Extra Principal Distribution Amount), but before taking into account any related Applied Realized Loss Amount or amount paid by the Financial Guaranty Insurer in respect of principal for such Distribution Date.

           Overcollateralization Release Amount: With respect to either Mortgage Loan Group and any Distribution Date, means, the lesser of (x) the related Fixed Rate Group or Adjustable Rate Group Principal Distribution Amount (other than any related Extra Principal Distribution Amount), ignoring clause (Z) of the definition of Principal Distribution Amount in the case of the Adjustable Rate Group, and (y) the excess of (i) the related Overcollateralization Amount, assuming that 100% of such related Principal Distribution Amount (excluding the application of any Extra Principal Distribution Amount and ignoring clause (Z) of Principal Distribution Amount) is applied to the payment of principal on the related Offered Certificates on such Distribution Date over (ii) the related Targeted Overcollateralization Amount.

           Pass-Through Rate: As indicated by the context (or as otherwise defined in Section 9.16 for purposes of that section), the Class A-1F Pass-Through Rate, Class A-2F Pass- Through Rate, Class A-3F Pass-Through Rate, Class A-4F Pass-Through Rate, Class A-5F Pass-Through Rate, Class A-6F Pass-Through Rate, Class A-IO Pass-Through Rate, Class A- 1A Pass-Through Rate, Class M-1A Pass-Through Rate, Class M-2A Pass-Through Rate, or Class B-1A Pass-Through Rate.

           Payment Ahead: Any payment of one or more Monthly Mortgage Payments remitted by a Mortgagor with respect to a Mortgage Note in excess of the Monthly Mortgage Payment due during such Collection Period with respect to such Mortgage Note, which sums the related Mortgagor has instructed the Servicer to apply to Monthly Mortgage Payments due in one or more subsequent Collection Periods. A Monthly Mortgage Payment that was a Payment Ahead shall, for purposes of computing certain amounts under this Agreement, be deemed to have been received by the Servicer on the date in the related Collection Period on which such Monthly Mortgage Payment would have been due if such Monthly Mortgage Payment was not a Payment Ahead.

           Payoff Notice: The certification delivered by the Servicer in connection with any payment in full of the outstanding principal balance of a Mortgage Loan pursuant to Section 3.07, to be substantially in the form of Exhibit F.

           Percentage Interest: With respect to any Certificate, the undivided percentage interest (carried to eight places, rounded down) obtained by dividing the original principal balance of such Certificate by the Initial Certificate Principal Balance of the related Class, as applicable, and multiplying the result by 100; provided that with respect to a Class C Certificate or Class R Certificate, Percentage Interest means the undivided percentage interest set forth on the face of such Class R Certificate, which in the aggregate shall not exceed 100%.

           Permitted Investments: One or more of the following obligations, instruments and securities:

                     (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                     (b) Federal Housing Administration debentures, FHLMC senior debt obligations and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption or that are not rated in one of the two highest long-term rating categories by each Rating Agency;

                     (c) federal funds, certificates of deposit, time and demand deposits and banker's acceptances (in each case having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1" or better by S& P and Prime-1 by Moody's;

                     (d) deposits of any bank or savings and loan association that has combined capital, surplus and undivided profits of at least $100,000,000 which deposits are held up to the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

                     (e) commercial paper (having original maturities of not more than 180 days) that has the highest short term rating of each of S&P and Moody's;

                     (f) investments in money market funds rated "AAAm" or "AAAm-G" by S&P and Aaa by Moody's; and

                     (g) investments approved in writing by each of the Rating Agencies;

provided that no investment described hereunder shall evidence either the right to receive (i) only interest with respect to obligations underlying such instrument or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Permitted Investments shall mature not later than the Business Day prior to the date on which such monies will be needed to make payments, or in the case of Permitted Investments held in the Prefunding Account, shall be available on the Business Day next succeeding the date the Trustee receives the Addition Notice that such monies will be needed. Notwithstanding the foregoing, with respect to investment of amounts in any account, any of the foregoing obligations, instruments or securities will not be Permitted Investments to the extent that an investment therein will cause then outstanding principal amount thereof in which such funds are then invested to exceed $25,000,000 (such investments being valued at par).

           Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Policy Payments Account: The segregated account, which shall be an Eligible Account, established and maintained pursuant to Section 3.19(a) and entitled "Bankers Trust Company of California, N.A., as Trustee for Aames Mortgage Trust 1998-B Mortgage Pass-Through Certificates, Series 1998-B, Policy Payments Account".

           Pool Balance: As to any Distribution Date, the sum of the Fixed Rate Group Balance and the Adjustable Rate Group Balance.

           Preference Amount: With respect to any Distribution Date and any Class of Certificates, any amounts included in previous distributions that are recovered from the related Certificateholders as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and that have not therefore been repaid to such Certificateholders, provided such Certificateholders have complied with the provisions of Section 3.19(b).

           Prefunding Account: The segregated account, which, if utilized shall be an Eligible Account, established and maintained pursuant to Section 3.16 and entitled "Bankers Trust Company of California, N.A., as Trustee for Aames Mortgage Trust 1998-B Mortgage Pass-Through Certificates, Series 1998-B, Prefunding Account".

           Prefunding Account Deposit:  $99,971,063.

           Prefunding Account Release: Means the amount to be released from the Prefunding Account (or, if the Subsequent Mortgage Loans are purchased by the Trust on the Closing Date, from the Certificate Account) on the Distribution Date in July 1998, equal to the portion of the Prefunding Account Deposit not used to purchase Subsequent Mortgage Loans during the Prefunding Period.

           Prepayment Assumption: Means the prepayment assumptions described in the Prospectus Supplement as having been used to generate the prepayment scenarios therein described (i.e. a Constant Prepayment Rate of 27% with respect to the Adjustable Rate Group Certificates, and 24% HEP with respect to the Fixed Rate Group Certificates, in each case as such terms are defined in the Prospectus Supplement).

           Prepayment Interest Shortfall: As to any Distribution Date and either Mortgage Loan Group, the amount, if any, by which the amount described in clause
(b) of the definition of Compensating Interest for such Distribution Date exceeds the Monthly Servicing Fee for such Mortgage Loan Group and the related Collection Period.

           Principal Balance: As to any Mortgage Loan and any Determination Date, the actual outstanding principal amount thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Determination Date, as of the related Cut-off Date) less (i) any Principal Payments received in respect of such Mortgage Loan during the related Collection Period, (ii) Net Liquidation Proceeds and Trust Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period, (iii) the portion of the Purchase Price allocable to principal to be remitted by the Transferor, the Company, or the Servicer to the Trustee on the next succeeding Deposit Date in connection with a purchase or repurchase of such Mortgage Loan pursuant to Section 2.03, 2.05, 3.01, 3.06 or 10.01, to the extent such amount is actually received by the Trustee on such Deposit Date, (iv) the amount to be remitted by the Transferor to the Trustee on the next succeeding Deposit Date in connection with a substitution of a Qualified Replacement Mortgage Loan for such Mortgage Loan pursuant to Section 2.03 or 2.05, to the extent such amount is actually received by the Trustee on such Deposit Date and (v) the amount to be remitted to the Trustee on the next succeeding Deposit Date in connection with a purchase of such Mortgage Loan pursuant to Section 10.01; provided, however that a Mortgage Loan that has become a Liquidated Mortgage Loan since the preceding Determination Date (or, in the case of the first Determination Date, since the related Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date.

           Principal Distribution Amount: With respect to either Mortgage Loan Group and any Distribution Date, means the aggregate of the following amounts in respect of principal and such Mortgage Loan Group:

           (i) Principal Payments received or deemed to have been received during the related Collection Period;

           (ii) all Trust Insurance Proceeds received during the related Collection Period;

           (iii) all Net Liquidation Proceeds received during the related Collection Period (excluding any amount distributed to the Holders of the Class R-1 Certificates pursuant to Section 3.06)

           (iv) the aggregate of the amounts deposited in the Certificate Account on the related Deposit Date by the Transferor, the Company or the Servicer, as applicable, in connection with any purchase, repurchase, shortage or substitution pursuant to Section 2.03, 2.05, 3.01, 3.03 or 3.06;

           (v) the aggregate of the amounts deposited in the Certificate Account in respect of principal by the Servicer in connection with a purchase pursuant to Section 10.01;

           (vi) the amount of Monthly Advances made by the Servicer in respect of such Distribution Date pursuant to Section 5.02(a);

           (vii) in the case of the July 1998 Distribution Date, the amount, if any, remaining on deposit in the Prefunding Account (net of any investment income with respect thereto at the end of the Funding Period) or the Escrow Account; and

           (viii) Extra Principal Distribution Amounts to the extent provided in
Section 5.01(d).

reduced by the sum of:

           (X) the aggregate amount of Servicing Advances (other than those included in the Liquidation Expenses for any Liquidated Mortgage Loan and reimbursed from the related Liquidation Proceeds) reimbursable to the Servicer on such Distribution Date pursuant to the provisions of this Agreement;

           (Y) the aggregate amounts (i) deposited into the Collection Account or Certificate Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Monthly Interest on such Distribution Date and (ii) received by the Trustee that are recoverable and sought to be recovered from the Trustee as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction; and

           (Z) the related Overcollateralization Release Amount.

           Principal Payment: As to any Mortgage Loan and Collection Period, all amounts received or, in the case of the principal portion of any Payment Ahead, deemed to have been received by the Servicer from or on behalf of the related Mortgagor during such Collection Period (including Principal Prepayments) that, at the time of receipt or, in the case of any Payment Ahead, at the time such Payment Ahead is deemed to have been received, were applied or were required to be applied by the Servicer in reduction of the Principal Balance of such Mortgage Loan.

           Principal Prepayment: As to any Mortgage Loan and Collection Period, any payment by a Mortgagor or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds) that, in the case of a payment by a Mortgagor, is received in advance of its scheduled due date and is not a Payment Ahead.

           Property Protection Expenses: Expenses (exclusive of overhead expenses) reasonably paid or incurred by or for the account of the Servicer in connection with the preservation or protection of a Mortgaged Property or the security of a Mortgaged Property, including (a) hazard insurance policy premiums, (b) real estate taxes and property repair, replacement, protection and preservation expenses, (c) amounts expended to cure or prevent any default with respect to any mortgage loan senior to the related Mortgage Loan and (d) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgaged Property or security (including but not limited to reasonable legal fees and expenses).

           Prospectus: That certain Prospectus dated as of April 20, 1998 relating to $2,000,000,000 principal amount of asset-backed bonds and certificates to be sold by the Transferor or the Company.

           Prospectus Supplement: That certain Prospectus Supplement dated as of June 15, 1998 relating to $625,000,000 principal amount of Mortgage Pass-Through Certificates, Series 1998-B.

           Purchase Price: With respect to (a) any Defective Mortgage Loan or
(b) any Mortgage Loan to be purchased by the Servicer pursuant to Section 3.01 or Section 3.06, an amount equal to (i) the sum of (A) the Principal Balance of such Mortgage Loan or Defective Mortgage Loan, as the case may be, as of the beginning of the Collection Period next preceding the Deposit Date on which such repurchase or purchase is required to occur, (B) interest computed at the applicable Mortgage Loan Rate on such Principal Balance from the date to which interest was last paid by the Mortgagor to the last day of the Collection Period immediately preceding the Deposit Date on which such repurchase or purchase occurs and (C) any previously unreimbursed Servicing Advances made on or in respect of such Defective Mortgage Loan or Mortgage Loan, as the case may be, less (ii) any payments of principal and interest in respect of such Defective Mortgage Loan or Mortgage Loan, as the case may be, made by or on behalf of the related Mortgagor during such Collection Period; provided that the Purchase Price with respect to any Restricted Mortgage Loan to be purchased by the Servicer pursuant to Section 3.06 will be the fair market value of the related Mortgaged Property as described in such Section 3.06.

           Qualified Replacement Mortgage Loan: A Mortgage Loan that is substituted for a Deleted Mortgage Loan pursuant to Section 2.03 or Section 2.05 that must, at the end of the Collection Period preceding the date of such substitution, (i) have an outstanding principal balance (when taken together with any other Qualified Replacement Mortgage Loan being substituted for such Deleted Mortgage Loan), not in excess of and not substantially less than the unpaid principal balance of the Deleted Mortgage Loan at the end of the Collection Period preceding the date of substitution, (ii) if the Deleted Mortgage Loan is an Adjustable Rate Mortgage Loan, have the Mortgage Loan Rate computed on the same basis as the Mortgage Loan Rate on the related Mortgage Loan, utilizing the same Index and having a Gross Margin or Minimum Rate not less than (and not more than one percentage point in excess of) the Gross Margin and Minimum Rate applicable to the Deleted Mortgage Loan and if the Deleted Mortgage Loan is not an Adjustable Rate Mortgage Loan, have a Mortgage Loan Rate not less than (and not more than one percentage point in excess of) the Mortgage Loan Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) have a Combined Loan-to- Value Ratio equal to or lower than the Combined Loan-to-Value Ratio of the Deleted Mortgage Loan, (v) satisfy the criteria set forth from time to time in the definition "qualified replacement mortgage" at Section 860G(a)(4) of the Code, (vi) have the same or a superior lien priority as the Deleted Mortgage Loan, (vii) comply as of the date of substitution with each representation and warranty set forth in Section 2.05, (viii) have the same or better property type as the Deleted Mortgage Loan and (ix) have the same or better occupancy status. In the event that one or more mortgage loans are proposed to be substituted for one or more Deleted Mortgage Loans, the foregoing tests may be met on a weighted average basis or other aggregate basis (which, in the case of the Adjustable Rate Mortgage Loans, must be acceptable to the Financial Guaranty Insurer), except that the requirements of clauses (iv) through (viii) hereof must be satisfied as to each Qualified Replacement Mortgage Loan.

           Rating Agencies: With respect to the Fixed Rate Group Certificates, Moody's, Fitch and S&P (each, a "Rating "Agency") and with respect to the Adjustable Rate Group Certificates, Moody's and Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical credit rating agency, or other comparable Person, designated by the Servicer, notice of which designation shall be given to the Trustee.

           Realized Loss: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon (determined as of the Determination Date immediately prior to such Mortgage Loan becoming a Liquidated Mortgage Loan) exceeds the Net Liquidation Proceeds, if any, in respect of such Mortgage Loan, which amount shall in no event exceed the Principal Balance of such Mortgage Loan (determined as of the Determination Date immediately prior to such Mortgage Loan becoming a Liquidated Mortgage Loan).

           Record Date: As to any Distribution Date, the close of business, if applicable, on the last Business Day of the calendar month immediately preceding such Distribution Date.

           Reference Banks: Bankers Trust Company, Barclay's Bank Plc. and National Westminster Bank Plc.; provided that, if any of the foregoing banks are deemed by the Servicer (as indicated in writing to the Trustee) not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Dow Jones Telerate Service Page 3750 on the LIBOR Determination Date in question, (iii) that have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with the Company or any originator.

           Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

           Relief Act Shortfall: As to any Distribution Date and either Mortgage Loan Group, the amount of any reduction of interest collectible on any Mortgage Loan in either Mortgage Loan Group for the related Collection Period due to the application of the Relief Act.

           REMIC: A "real estate mortgage investment conduit" as defined in Code
Section 860D, and in particular, any of the REMIC I, REMIC II, REMIC III and REMIC IV as indicated by the context.

           REMIC Pool: With respect to the REMIC IV, the REMIC IV Pool which shall be the REMIC III Regular Interests; with respect to the REMIC III, the REMIC III Pool which shall be the REMIC II Regular Interests; with respect to REMIC II, the REMIC II Pool which shall be the REMIC I Regular Interests; with respect to REMIC I, the REMIC I Pool which shall be the assets of the Trust attributable to the Fixed Rate Group and Adjustable Rate Group, other than the Prefunding Account, Capitalized Interest Account and Escrow Account.

           REMIC Provisions: Provisions of the federal income tax law relating to REMICs that appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury proposed, temporary or final regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

           REO Property:  As defined in Section 5.02(a).

           Reserve Interest Rate: With respect to any LIBOR Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates that New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that New York City banks selected by the Trustee are quoting on such LIBOR Determination Dates to leading European banks.

           Responsible Officer: When used with respect to the Trustee, any Vice President or Assistant Vice President, any Assistant Secretary, any Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           Restricted Mortgage Loan: A Mortgage Loan that as of the Closing Date was 90 or more days contractually delinquent. Each Restricted Mortgage Loan is listed on Schedule V.

           Restricted Mortgaged Property: With respect to any Restricted Mortgage Loan, means the Mortgaged Property securing such Restricted Mortgage Loan.

           Retained Certificates: Collectively, each of the Class C Certificates and Class R Certificates.

           Rolling Delinquency Percentage: For any Distribution Date and either Mortgage Loan Group, the average of the Delinquency Percentages for such Mortgage Loan Group as of the last day of each of the three (or one or two in the case of the first three Distribution Dates, as applicable) most recently ended Collection Periods.

           Rolling Loss Percentage: With respect to either Mortgage Loan Group and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred with respect to such Mortgage Loan Group during the preceding twelve Collection Periods (or with respect to the first eleven Distribution Dates, since the related Cut-off Date) and the denominator of which is the related Group Balance as of the first day of such twelfth preceding Collection Period (or with respect to the first eleven Distribution Dates, as of the related Cut-off Date).

           Securities Act:  The Securities Act of 1933, as amended.

           S&P: Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

           Senior Enhancement Percentage: With respect to the Adjustable Rate Group and any Distribution Date means the percentage obtained by dividing (x) the sum of (i) the Aggregate Certificate Principal Balance of the Subordinate Certificates (or, after the Class A-1A Certificate Principal Balance has been reduced to zero, the Aggregate Certificate Principal Balance of the Subordinate Certificates other than the most senior Class of such Subordinate Certificates then outstanding) and (ii) the related Overcollateralization Amount, in each case after taking into account distributions in respect of the Principal Distribution Amount relating to the Adjustable Rate Group Certificates to the related Offered Certificateholders on such Distribution Date by (y) the aggregate of the outstanding Principal Balances of the Mortgage Loans in the Adjustable Rate Group as of the last day of the related Collection Period (plus, in the case of Collection Periods during the Funding Period, the portion, if any, of the Adjustable Rate Group Prefunding Account Deposit remaining on deposit in the Prefunding Account or Escrow Account).

           Senior Lien: With respect to any Junior Mortgage Loan, any liens on the related Mortgaged Property of higher priority.

           Servicer: The Company or any successor servicer appointed as provided pursuant to this Agreement.

           Servicer Cumulative Loss Rate Event: With respect to the Fixed Rate Group and any Distribution Date occurring during the periods indicated in the following table, the Loss Percentage exceeds the percentage indicated:

           from and including:              to but excluding             Loss Percentage
           -------------------              ----------------             ---------------
               July 1998                        July 1999                      .90%
               July 1999                        July 2000                     1.25%
               July 2000                        July 2001                     2.00%
               July 2001                        July 2002                     2.50%

and, with respect to any Distribution Date in July 2002 or thereafter, the Loss Percentage exceeds 3.25%.

           Servicer Delinquency Rate Event: With respect to the Fixed Rate Group, on any Distribution Date the Rolling Delinquency Percentage for such Mortgage Loan Group equals or exceeds 15%.

           Servicer Remittance Report: The monthly report prepared by the Servicer and delivered to the Trustee and Financial Guaranty Insurer pursuant to
Section 4.01.

           Servicer Rolling Loss Rate Event: With respect to the Fixed Rate Group, on any Distribution Date, the Rolling Loss Percentage for such Mortgage Loan Group exceeds 1.25%.

           Servicing Advances: All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligation, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard and, if applicable, flood insurance policies,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property, (iv) compliance with the obligations under Section 3.04 and (v) expenditures relating to the correction of a default on any Senior Lien pursuant to Section 3.06 in connection with the liquidation of a Mortgage Loan.

           Servicing Fee Rate: With respect to each Mortgage Loan Group and each Collection Period, 0.50%.

           Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers annexed to an Officer's Certificate furnished to the Trustee by the Servicer, as such list may from time to time be amended.

           Specified Senior Enhancement Percentage: With respect to any date of determination, 52.00%, plus the applicable Targeted Stepdown Percentage.

           Startup Day:  As defined in Section 2.07.

           Statement to Certificateholders:  As defined in Section 5.03.

           Step Down Cumulative Loss Test: With respect to any Distribution Date and the Fixed Rate Group, a determination as to whether: (i) for the Distribution Dates occurring in July 2001 through and including June 2002, the Loss Percentage for such Mortgage Loan Group and such Distribution Date is 1.25% or less, (ii) for the Distribution Dates occurring in July 2002 through and including June 2003, the Loss Percentage for such Mortgage Loan Group and such Distribution Date is 1.75% or less, (iii) for any Distribution Date occurring in or July 2003 through and including June 2004, the Loss Percentage for such Mortgage Loan Group and such Distribution Date is 2.25% or less and (iv) for any Distribution Date occurring in or after July 2004, the Loss Percentage for such Mortgage Loan Group and such Distribution Date is 2.50% or less, for any Distribution Date occurring before July 2001, the Step Down Cumulative Loss Test will not apply .

           Step Down Date: The later to occur of (x) the Distribution Date in July 2001 or (y) the first Distribution Date after the Distribution Date on which the Senior Enhancement Percentage (after taking into account distributions on such Distribution Date in respect of principal) is greater than or equal to the Specified Senior Enhancement Percentage

           Step Down Rolling Delinquency Test: On any relevant Distribution Date and with respect to the Fixed Rate Group, the related Rolling Delinquency Percentage is less than 9.50%.

           Step Down Rolling Loss Test: On any relevant Distribution Date and with respect to the Fixed Rate Group, the related Rolling Loss Percentage is less than 0.50%.

           Stepped Down Targeted Overcollateralization Amount: With respect to the Fixed Rate Group and any Distribution Date, the product of the Fixed Rate Group Balance and the Stepped Down Targeted Overcollateralization Percentage.

           Stepped Down Targeted Overcollateralization Percentage: With respect to the Fixed Rate Group and any Distribution Date on or after the thirty-seventh Distribution Date on which the related Step Down Trigger has occurred a percentage equal to the difference, if positive, of (i) the percentage equivalent of a fraction, the numerator of which is 3.25% of the Original Fixed Rate Group Balance plus the Fixed Rate Group Prefunding Account Deposit and the denominator of which is the Fixed Rate Group Balance as of such Distribution Date, minus (ii) the percentage equivalent of a fraction, the numerator of which is the product of (A) the percentage calculated under clause (i) above minus 6.50%, multiplied by (B) the number of consecutive Distribution Dates through and including the Distribution Date for which such calculation is made, up to a maximum of twelve, from and including the thirty-seventh Distribution Date (or the date on which all tests contained in the definition Step Down Trigger have been met, if later), and the denominator of which is twelve.

           Step Down Trigger: With respect to any Distribution Date and the Fixed Rate Group, the Step Down Trigger will have occurred if each of the Step Down Rolling Delinquency Test, Step Down Rolling Loss Test and the Step Down Cumulative Loss Test is satisfied.

           Step Up Cumulative Loss Test: With respect to the Fixed Rate Group and any Distribution Date, a determination as to whether: (i) for any Distribution Date occurring prior to June 1999, the Loss Percentage for such Mortgage Loan Group and Distribution Date is greater than 0.85%; (ii) for any Distribution Date occurring in or after June 1999 but prior to June 2000, the Loss Percentage for such Mortgage Loan Group and Distribution Date is greater than 1.00%; (iii) for any Distribution Date occurring in or after June 2000 but prior to June 2001, the Loss Percentage for such Mortgage Loan Group and Distribution Date is greater than 1.75%; (iv) for any Distribution Date occurring in or after June 2001 but prior to June 2002, the Loss Percentage for such Mortgage Loan Group and Distribution Date is greater than 2.25%; and (v) for any Distribution Date occurring in or after June 2002, the Loss Percentage for such Mortgage Loan Group and Distribution Date is greater than 2.75%.

           Stepped Up Enhancement Percentage: With respect to the Adjustable Rate Group on any Distribution Date, a percentage equal to (x) 100% minus (y)
2.5 times the Rolling Delinquency Percentage.

           Step Up Rolling Delinquency Test: With respect to the Fixed Rate Group and any Distribution Date, a determination that the Rolling Delinquency Percentage is more than 11.75%.

           Step Up Rolling Loss Test: With respect to the Fixed Rate Group and any Distribution Date, a determination that the Rolling Loss Percentage is equal to or greater than 1.00%.

           Step Up Trigger Event: With respect to the Adjustable Rate Group and any Distribution Date, either (i) the Adjustable Rate Group 90+ Rolling Delinquency Percentage with respect to the Adjustable Rate Group equals or exceeds 10% or (ii) the Minimum Excess Spread Percentage is less than 2%.

           Subordinate Certificates: The Class M-1A, Class M-2A and Class B-1A Certificates.

           Sub-Servicer: Any Person, including an Affiliate of the Servicer, with whom the Servicer has entered into a Sub-Servicing Agreement and who satisfies the requirements set forth in Section 3.15 hereof in respect of the qualification of a Sub-Servicer. The Sub- Servicers with respect to any of the Mortgage Loans as of the related Cut-off Date are listed on Schedule I attached to this Agreement.

           Sub-Servicing Account: Any segregated account, which shall at all times be an Eligible Account, established and maintained pursuant to Section 3.02(b) and entitled "[Sub-Servicer], in trust for the benefit of Holders of Aames Mortgage Trust 1998-B Mortgage Pass-Through Certificates, Series 1998-B, Collection Account". References herein to the Collection Account shall include any Sub-Servicing Account as the context requires.

           Sub-Servicing Agreement: A written contract between the Servicer and any Sub- Servicer relating to the servicing and/or administration of certain Mortgage Loans.

           Subsequent Cut-off Date: With respect to any Subsequent Mortgage Loan, the date specified as such in the related Subsequent Mortgage Loan Schedule.

           Subsequent Cut-off Date Principal Balance: As to any Subsequent Mortgage Loan, the actual outstanding principal balance due thereunder from the Mortgagor in the related Addition Notice.

           Subsequent Mortgage Loan: A Mortgage Loan sold to the Trust pursuant to Section 2.02 of this Agreement, which shall be listed on the Subsequent Mortgage Loan Schedule attached to a Subsequent Transfer Agreement.

           Subsequent Mortgage Loan Conveyance Agreement: Means that Subsequent Mortgage Loan Conveyance Agreement dated as of June 30, 1998 between the Company, as seller, and the Transferor, as purchaser, with respect to the purchase and sale of mortgage loans with effective transfer dates after the Closing Date.

           Subsequent Mortgage Loan Schedule: As of any Subsequent Transfer Date, the schedule of Subsequent Mortgage Loans separated by Mortgage Loan Group as of the related Subsequent Cut-off Date being transferred to the Trust on such Subsequent Transfer Date pursuant to a Subsequent Transfer Agreement. Each Subsequent Mortgage Loan Schedule shall contain information regarding the related Subsequent Mortgage Loans of the type included in the Mortgage Loan Schedule attached hereto as Schedule III, and shall be substantially in the form of Schedule IV.

           Subsequent Purchase Price: As of any Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans to be included in either Mortgage Loan Group, an amount equal to the Principal Balances as of the Subsequent Cut-off Date of such Subsequent Mortgage Loans listed in the related Subsequent Transfer Agreement.

           Subsequent Transfer Agreement: With respect to any Subsequent Mortgage Loan, the agreement pursuant to which such Subsequent Mortgage Loan is transferred to the Trust, in substantially the form attached hereto as Exhibit D.

           Subsequent Transfer Date: The date specified in each Subsequent Transfer Agreement, but no later than July 14, 1998.

           Subsequent Transfer Deposit: The amount deposited by the Transferor in the Collection Account in connection with each conveyance of Subsequent Mortgage Loans pursuant to Section 2.02, which amount shall be the aggregate of the amounts of interest that would have accrued (at the related Mortgage Loan Rates net of the Servicing Fee Rate) on each such Subsequent Mortgage Loan for each 30-day period from the related Subsequent Transfer Date through the end of the last

Collection Period preceding the Collection Period in which such Mortgage Loan has its first Monthly Payment Due. Each Subsequent Transfer Deposit shall be allocated to the Fixed Rate Group or the Adjustable Rate Group, as appropriate.

           Targeted Overcollateralization Amount: (a) With respect to the Adjustable Rate Group (i) prior to the Step Down Date, 3.50% or upon the occurrence and continuance of a Step-up Trigger Event, 4.00% of the Initial Certificate Principal Balances of the Adjustable Rate Group Certificates as of the Closing Date, and (ii) on and after the Step Down Date, the greater of (A) 7.00% or upon the occurrence and continuance of a Step-up Trigger Event, 8.00% of Adjustable Rate Group Balance as of the last day of the related Collection Period and (B) $1,875,000; and

           (b) With respect to the Fixed Rate Group on any Distribution Date,
(i) 3.25% of the sum of the Original Fixed Rate Group Balance and the Fixed Rate Group Prefunding Account Deposit, and (ii) on each Distribution Date in or after July 2000 as to which the Step Down Trigger has occurred, an amount equal to the greater of (A) 0.50% of the Original Fixed Rate Group Balance and (B) the lesser of (x) 3.25% of the sum of the Original Fixed Rate Group Balance and the Fixed Rate Group Prefunding Account Deposit and (y) the product of the Stepped Down Targeted Overcollateralization Percentage and the Fixed Rate Group Balance as of the last day of the related Collection Period, except that on any Distribution Date as to which any of the Step Up Cumulative Loss Test, Step Up Rolling Delinquency Test or Step Up Rolling Loss Test is satisfied, and through the Distribution Date on which each such test is no longer met, the Targeted Overcollateralization Amount for the Fixed Rate Group will be the sum of (i) the product of 6.50% and the Fixed Rate Group Balance and (ii) the product of 0.50 and the aggregate of the Principal Balances of all Fixed Rate Mortgage Loans that are 90 or more days contractually delinquent (including Mortgage Loans in foreclosure or as to which the related Mortgagor is in bankruptcy proceedings or the related Mortgaged Property is an REO Property);

provided, however, that if a Trigger Event has occurred and is continuing for either Mortgage Loan Group, the applicable Targeted Overcollateralization Amount for such Mortgage Loan Group will not be reduced to less than the applicable Targeted Overcollateralization Amount in effect on the Distribution Date preceding the occurrence of such Trigger Event.

           Targeted 60+ Delinquency Event: With respect to the Adjustable Rate Group and any Distribution Date during the indicated period, a determination that the Delinquency Percentage with respect to the Mortgage Loans in the Adjustable Rate Group equals or exceeds the following percentages:

                  Period                                  Percentage
                  ------                                  ----------
         Through December 2001                                8%
         January 2002 - December 2002                        12%
         January 2003 and thereafter                         16%

           Targeted Overcollateralization Loss Event: With respect to any Distribution Date during the indicated period and the Adjustable Rate Group, means that the related Loss Percentage equals or exceeds the indicated Loss Percentage.

                               Period                                 Loss Percentage
                               ------                                 ---------------
                     Through December 2001                                 2.3%
                     January 2001 - December 2002                          3.8%
                     January 2002 - December 2003                          4.8%
                     January 2003 - December 2004                          5.4%
                     January 2004 - December 2005                          5.8%
                     January 2005 and thereafter                           6.1%

           Targeted Stepdown Percentage: With respect to the Adjustable Rate Group and any Distribution Date, means 7.00%, or on or after any Distribution Date upon the occurrence and during the continuance of a Step Up Trigger Event, 8.00%.

           Telerate Page 120: The display designated as "Page 120" on the Dow Jones Telerate Service (or such other page selected by the Servicer as may replace Page 120 on that service for the purpose of displaying daily Federal Funds rates).

           Transferee Affidavit: The affidavit to be delivered by any transferee of an interest in a Class R Certificate pursuant to Section 6.02(b), to be substantially in the form attached hereto as Exhibit C.

           Transferor:  Aames Capital Acceptance Corp.

           Transferor Affidavit: The affidavit to be delivered by any transferor of an interest in a Class R Certificate pursuant to Section 6.02(c), to be substantially in the form attached hereto as Exhibit B.

           Trigger Event: With respect to the Adjustable Rate Group and any Distribution Date, (a) on such Distribution Date the Rolling Delinquency Percentage equals or exceeds 40% of the Senior Enhancement Percentage, (b) the occurrence and continuance of a Targeted Overcollateralization Loss Event with respect to the Adjustable Rate Group, or (c) the occurrence of a Targeted 60+ Delinquency Event with respect to the Adjustable Rate Group; provided that, notwithstanding the foregoing, with respect to clause (a), a Trigger Event will not be in effect on any Distribution Date as to which the percentage equivalent of a fraction, the numerator of which is the Certificate Principal Balance of the Class A-1A Certificates and the denominator of which is the Adjustable Rate Group Balance as of the last day of the related Collection Period is less than or equal to the related Stepped Up Enhancement Percentage after all distributions thereon in respect of principal. With respect to the Fixed Rate Group and any Distribution Date, means that any of the Step Down Rolling Loss Test, the Step Down Rolling Delinquency Test or the Step Down Cumulative Loss Test is not satisfied.

           Trust: The trust created by this Agreement and the corpus thereof, which consists of, to the extent described herein, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by this Agreement to be deposited in the Collection Account, the Certificate Account, the Prefunding Account or the Capitalized Interest Account or invested in Permitted Investments in accordance with this Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof that secured a Mortgage Loan and that has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion, and all of the rights of the Transferor under the Initial Mortgage Loan Conveyance Agreement and each Subsequent Mortgage Loan Conveyance Agreement.

           Trust Insurance Proceeds: Insurance Proceeds that (a) are applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan or pay interest due on the related Mortgage Loan and (b) not applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicer's normal servicing procedures or the terms of the related Mortgage Loan.

           Trust Parties:  As defined in Section 5.04.

           Trustee: Bankers Trust Company of California, N.A., a national banking association, and its successors in interest or any successor trustee appointed as provided pursuant to this Agreement.

           Trustee Fee: The annual fee of the Trustee, which shall be $5,000, and any annual file access fees or other fees and expenses, payable by the Servicer pursuant to Section 9.05.

           Unpaid Realized Loss Amount: With respect to any Class of the Subordinate Certificates and as to any Distribution Date means, the excess of
(x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Distribution Dates over (y) the aggregate cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

           Vice President: Any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

           Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust, the Holders of the Offered Certificates will collectively be entitled to 100% of the aggregate Voting Interests represented by all Certificates. Voting Interests will be allocated to the Certificateholders of each Class pro rata, based on the respective Certificate Principal Balances thereof. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provision hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such

Class.

           Section 1.02. Interest Calculations. All calculations of interest at the Mortgage Loan Rate that are made in respect of the Principal Balance of a Mortgage Loan, shall be made on a daily basis using a 360-day year of twelve 30-day months. All calculations of interest on the Fixed Rate Group Certificates will be computed on the basis of a 360-day year of twelve 30- day months. All calculations of interest on the Adjustable Rate Group Certificates will be computed on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.



                                   ARTICLE TWO
                            CONVEYANCE OF THE TRUST;
                        ORIGINAL ISSUANCE OF CERTIFICATES


           Section 2.01. Conveyance of the Trust. The Transferor, concurrently with the execution and delivery of this Agreement, does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders, without recourse (except as otherwise explicitly provided for herein), all of its right, title and interest in and to the Trust, including specifically, without limitation, the Mortgage Loans, the Mortgages, the Mortgage Files and the Mortgage Notes, including all interest and principal (whether in the form of payments by Mortgagors or other proceeds) received or deemed to be received by the Transferor on or with respect to the Mortgage Loans on or after the related Cut-off Date net of amounts in respect of interest accrued on the Mortgage Loans in periods prior to the related Cut-off Date (whether in the nature of amounts held by the Transferor for application on behalf of the related Mortgagor as a Monthly Mortgage Payment that is due on any date on or after the related Cut-off Date or otherwise), together with all of its right, title and interest in and to the proceeds received on or after the related Cut-off Date of any related insurance policies, and together with its rights, as purchaser, under the Initial Mortgage Loan Conveyance Agreement and each Subsequent Mortgage Loan Conveyance Agreement. In addition, on or prior to the Closing Date the Transferor shall (i) cause the Financial Guaranty Insurance Policy to be delivered to the Trustee and (ii) deposit the Closing Date Deposit in the Collection Account.

           In the event that, notwithstanding the intent of the parties hereto to effect a sale and assignment thereof by the Transferor to the Trustee, such sale and assignment is deemed to constitute a pledge of security for a loan, it is the intent of this Agreement that the Transferor shall be deemed to have granted to the Trustee for the benefit of the Certificateholders a first priority perfected security interest in all of the Transferor's right, title and interest in and to the Mortgage Loans, the Mortgages, the Mortgage Files and the Mortgage Notes, all payments of principal or interest on the Mortgage Loans received on or after the related Cut-off Date net of amounts in respect of interest accrued on the Mortgage Loans in periods prior to the related Cut-off Date, all other payments (exclusive of assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, and extension and other administrative charges) made in respect of such Mortgage Loans on or after the related Cut-off Date, together with its rights, as purchaser, under the Initial Mortgage Loan Conveyance Agreement and each Subsequent Mortgage Loan Conveyance Agreement, and all proceeds of each of the foregoing, including all amounts on deposit in the Certificate Account, the Collection Account, the Prefunding Account and the Capitalized Interest Account and amounts invested in Permitted Investments (but excluding all investment income with respect to the Prefunding Account and Capitalized Interest Account), and that this Agreement shall constitute a security agreement under applicable law.

           The Company confirms that it has caused its computer records relating to the Initial Mortgage Loans to indicate by a code that the Initial Mortgage Loans have been sold to the Transferor pursuant to the Initial Mortgage Loan Conveyance Agreement, and the Transferor confirms that it has caused its computer records relating to the Mortgage Loans to indicate by a code that the Mortgage Loans have been sold to the Trustee on behalf of the Trust and constitute part of the Trust in accordance with the terms of this Pooling and Servicing Agreement. Each of the Company and the Transferor confirm that they will cause their respective computer records relating to each Subsequent Mortgage Loan to indicate by a code that such Subsequent Mortgage Loans have been sold to the Transferor pursuant to the Subsequent Mortgage Loan Conveyance Agreement, or by the Transferor to the Trustee on behalf of the Trust (and that they thereupon constitute part of the Trust) in accordance with the terms of this Pooling and Servicing Agreement. Each of the Company and the Transferor confirm that they will treat the relevant conveyance transaction as a sale in accordance with generally accepted accounting principles and will reflect such sale on its primary accounting records.

           In connection with each such sale and assignment by the Transferor, the Transferor does hereby deliver to, and deposit with, the Trustee (or in the case of any Subsequent Mortgage Loan, the Transferor undertakes to deliver to and deposit with the Trustee) the originals of the following documents or instruments with respect to each Mortgage Loan so assigned (with the exception of those Mortgage Loans subject to the Escrow Account listed on Schedule VI and the provisions of Section 3.16(d) herein):

                     (a) The original Mortgage Note, with all intervening endorsements sufficient to show a complete chain of endorsement to the Transferor, endorsed (which endorsement may be by manual or facsimile signature) by the Transferor without recourse to the order of the Trustee in the following form: "Pay to the order of Bankers Trust Company of California, N.A., in trust for the benefit of holders of Aames Mortgage Trust 1998-B Mortgage Pass-Through Certificates, Series 1998-B, without recourse"; except that with respect to 19 Mortgage Loans identified to the Trustee by loan number, an original lost note affidavit has been supplied in lieu of the original Mortgage Note;

                     (b) The original Mortgage with evidence of recording indicated thereon;

                     (c) The original assignment of the Mortgage executed by Aames Capital Corporation, in blank, in recordable form;

                     (d) Originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed;

                     (e) Originals of all intervening mortgage assignments with evidence of recording indicated thereon sufficient to show a complete chain of assignment from the originator of the Mortgage Loan to Aames Capital Corporation; and

                     (f) Original lender's title insurance policy issued on the date of the origination of such Mortgage Loan.

           As promptly as practicable subsequent to the Closing Date, and in any event, within 30 days thereafter, the Company, pursuant to its undertakings under the Initial Mortgage Loan Conveyance Agreement or related Subsequent Mortgage Loan Conveyance Agreement, and in its capacity as Servicer hereunder, shall (i) affix the Trustee's name to each assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records, and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer shall be obligated to prepare and to deliver such assignment for such recording as soon as practicable after receipt of such information and in any event within 30 days after receipt thereof (and in no event more than one year after the Closing Date) and that the Servicer need not cause to be recorded any assignment that relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered or advice of counsel satisfactory to the Trustee rendered to the Trustee by independent counsel (in each case at the Transferor's expense), to the effect that the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan. Aames Capital Corporation hereby acknowledges and reaffirms its grant, pursuant to the Initial Mortgage Loan Conveyance Agreement and each Subsequent Mortgage Loan Conveyance Agreement, to the Trustee (in its capacity as such) of full power, authority and right to complete any or all such assignments and to record the same, and hereby reaffirms its undertakings therein contained to take no action or make any claim inconsistent with any interest created by such completion or recordation.

           In addition, in connection with such sales and assignments, the Transferor does hereby deliver to and deposit with the Trustee, for the benefit of the Fixed Rate Group Certificateholders, the Financial Guaranty Insurance Policy.

           If the Transferor cannot deliver the original Mortgage or any intervening mortgage assignment to the benefit of the Transferor or one of its affiliates with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, the Transferor shall deliver to the Trustee an Officer's Certificate, with a photocopy of such Mortgage or mortgage assignment, as the case may be, attached thereto, stating that such original Mortgage or mortgage assignment has been delivered to the appropriate public recording official for recordation. The Transferor shall promptly deliver to the Trustee any such original Mortgage or intervening mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official. If the Transferor within six months from the Closing Date shall not have received such original Mortgage or intervening mortgage assignment from the public recording official, it shall obtain, and deliver to the Trustee within eight months from the Closing Date, a copy of such original Mortgage or mortgage assignment certified by such public recording official to be a true and complete copy of such original Mortgage or mortgage assignment as recorded by such public recording office.

           The costs relating to the delivery of the documents specified in this Section shall be borne by the Transferor.

           Section 2.02. Conveyance of the Subsequent Mortgage Loans; Fixed Price Contract. Subject to the conditions set forth in the paragraphs below, in consideration of the Trustee's delivery on the Closing Date or related Subsequent Transfer Dates to or upon the order of the Transferor of the Subsequent Purchase Price of the related Subsequent Mortgage Loans from amounts on deposit in the Prefunding Account (or other amounts payable to the Transferor if such purchases of all Subsequent Mortgage Loans occur on the Closing Date) with respect to the related Mortgage Loan Group, the Transferor shall, from time to time, on any Subsequent Transfer Date, sell, transfer, assign, set over and otherwise convey without recourse, to the Trustee, all right, title and interest of the Transferor in and to each Subsequent Mortgage Loan identified on the Subsequent Mortgage Loan Schedule attached to the related Subsequent Transfer Agreement delivered by the Transferor on the Closing Date or such Subsequent Transfer Date, including all of its right, title and interest in and to principal and interest (whether in the form of payments by Mortgagors or other proceeds) received or deemed to be received by the Transferor on each such Subsequent Mortgage Loan on and after the related Subsequent Cut-off Date, net of amounts in respect of interest accrued on such Subsequent Mortgage Loans in periods prior to the related Subsequent Cut-off Date (whether in the nature of amounts held by the Transferor for application on behalf of the related Mortgagor as a Monthly Mortgage Payment that is due on any date on or after the related Subsequent Cut-off Date or otherwise), plus any Subsequent Transfer Deposit relating to such Subsequent Mortgage Loan, all rights of the Transferor under the related Subsequent Mortgage Loan Conveyance Agreement, and all items with respect to such Subsequent Mortgage Loan to be delivered pursuant to
Section 2.01 and other items in the related Mortgage File; provided, however, that the Transferor reserves and retains all of its right, title and interest in and to principal (including prepayments) and interest collected on each such Subsequent Mortgage Loan prior to the related Subsequent Cut-off Date (except for amounts held by the Transferor for application on or after the related Subsequent Cut-off Date). The transfer by the Transferor of the Subsequent Mortgage Loans set forth on the Subsequent Mortgage Loan Schedule to the Trustee shall be absolute and shall be intended by the parties hereto to be treated as a sale by the Transferor. On or before the last day of the Funding Period, the Transferor shall convey to the Trustee pursuant to this Section 2.02 the lesser of: (i) all Mortgage Loans then in its possession that satisfy the requirements of this Section 2.02 or (ii) the maximum principal balance of Mortgage Loans as determined by Transferor that satisfy the requirements of this Section 2.02 whose aggregate Subsequent Purchase Price does not exceed the Prefunding Account Deposit. Subsequent

Mortgage Loans to be conveyed on a given Subsequent Transfer Date must have an aggregate Subsequent Cut-off Date Principal Balance of not less than $500,000; provided, however, that the Subsequent Mortgage Loans to be conveyed on the final Subsequent Transfer Date may have an aggregate Subsequent Cut-off Date Principal Balance of less than $500,000. In connection with each conveyance of Subsequent Mortgage Loans, the Transferor shall deposit any applicable Subsequent Transfer Deposit in the Collection Account on the related Subsequent Transfer Date.

           In the event that, notwithstanding the intent of the parties hereto to effect a sale and assignment of the Subsequent Mortgage Loans on the related Subsequent Transfer Date by the Transferor to the Trustee, such sale and assignment will be deemed to constitute a pledge of security for a loan, it is the intent of this Agreement that the Transferor shall be deemed to have granted to the Trustee for the benefit of the Certificateholders a first priority perfected security interest in all of the Transferor's right, title and interest in and to the Subsequent Mortgage Loans, the Mortgages, the Mortgage Files and the Mortgage Notes, all payments of principal and interest on the Subsequent Mortgage Loans received on or after their respective Subsequent Cut-off Dates, net of amounts in respect of interest accrued on such Subsequent Mortgage Loans in periods prior to the related Subsequent Cut-off Date, all other payments (provided that the parties to this Agreement acknowledge that the Servicer is entitled to receive all assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, and extension and other administrative charges pursuant to Section 2.01 hereof), made in respect of such Subsequent Mortgage Loans on or after the related Subsequent Cut-off Date, plus any Subsequent Transfer Deposit relating to such Subsequent Mortgage Loan and all proceeds of any thereof, and all rights of the Transferor under the related Subsequent Mortgage Loan Conveyance Agreement, and that this Agreement and the related Subsequent Transfer Agreement shall each constitute a security agreement with respect to the related Subsequent Mortgage Loans under applicable law.

           The amount released to the Transferor from the Prefunding Account on any Subsequent Transfer Date (or from other amounts payable to the Transferor on the Closing Date) in connection with any conveyance of Subsequent Mortgage Loans to be included in the Fixed Rate Group shall be equal to the aggregate of the Subsequent Purchase Prices for such Subsequent Mortgage Loans, which amounts, in the aggregate, shall not exceed the Fixed Rate Group Prefunding Account Deposit. The amount released to the Transferor from the Prefunding Account on any Subsequent Transfer Date (or from other amounts payable to the Transferor on the Closing Date) in connection with any conveyance of Subsequent Mortgage Loans to be included in the Adjustable Rate Group shall be equal to the aggregate of the Subsequent Purchase Prices for such Subsequent Mortgage Loans, which amounts, in the aggregate, shall not exceed the Adjustable Rate Group Prefunding Account Deposit. The amounts so released to the Transferor in connection with any conveyance of Subsequent Mortgage Loans shall, for federal income tax purposes, be considered cash contributed to the related REMIC I Pool by the Transferor and used by the Trustee to acquire the related Subsequent Mortgage Loans pursuant to a fixed price contract established pursuant to this Section 2.02.

           On the Closing Date or other related Subsequent Transfer Date, the Transferor shall transfer to the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in the first paragraph in this section only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer
Date:

                     (a) the Transferor shall provide the Trustee and Financial Guaranty Insurer with an Addition Notice and shall provide any information reasonably requested by the Trustee with respect to the Subsequent Mortgage Loans;

                     (b) the Transferor shall deliver to the Trustee, the Financial Guaranty Insurer and the Rating Agencies a duly executed Subsequent Transfer Agreement and any other related documentation in the forms of the exhibits listed thereon;

                     (c) the Transferor shall deposit in the Collection Account all collections in respect of the Subsequent Mortgage Loans received or deemed received by the Transferor on or after the related Subsequent Cut-off Date (whether in the nature of amounts held by the Transferor for later application on behalf of the related Mortgagor in respect of a Monthly Payment due after the related Subsequent Cut-off Date or otherwise);

                     (d) the Transferor shall certify that, as of such date, the Transferor was not insolvent, was not made insolvent by such transfer and is not aware of any pending insolvency;

                     (e) the Transferor shall certify that such addition of Subsequent Mortgage Loans will not result in a material adverse tax consequence to the Trust or the Certificateholders;

                     (f) the Funding Period shall not have expired;

                     (g) the Transferor shall make the representations and warranties set forth in Section (A) of Schedule II to this Agreement with respect to such Subsequent Mortgage Loans; and

                     (h) on such date, the Transferor shall deposit any applicable Subsequent Transfer Deposit in the Collection Account.

           In addition, the Transferor will provide the Trustee and Moody's with data regarding all Subsequent Mortgage Loans to be transferred to the Trust on any Subsequent Transfer Date at least 10 Business Days prior to the end of the Funding Period or, if such Subsequent Transfer Data is the Closing Date, on the Closing Date. No later than the end of the Funding Period, the following conditions shall have been satisfied with respect to all Subsequent Mortgage Loans to be transferred to the Trust on any Subsequent Transfer Date:

                     (a) the Transferor shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02 and in the related Subsequent Transfer Agreements;

                     (b) the Transferor shall have delivered to the Trustee Opinions of Counsel with respect to the transfer of all of the Subsequent Mortgage Loans to the Trust on any Subsequent

Transfer Date substantially in the form of the Opinions of Counsel delivered to the Trustee on the Closing Date regarding bankruptcy, corporate and tax matters;

                     (c) the Trustee shall deliver to the Rating Agencies and the Transferor an Opinion of Counsel with respect to each of the Subsequent Transfer Agreements substantially in the form of the Opinion of Counsel delivered to the Transferor on the Closing Date;

                     (d) the Transferor shall make the representations and warranties set forth in Section B of Schedule II to this Agreement;

                     (e) the Financial Guaranty Insurer shall deliver to the Transferor, the Trustee and the Rating Agencies a written notice confirming the Financial Guaranty Insurer's consent and approval to the addition of all Subsequent Mortgage Loans purchased by the Trust for inclusion in the Fixed Rate Group on any Subsequent Transfer Date; and

                     (f) the Transferer shall deliver, or cause to be delivered, at the end of the Funding Period, to the Trustee, the Rating Agencies, the Certificate Insurer, Prudential Securities Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and NationsBanc Montgomery Securities LLC, a letter of an independent accountant addressed to the Transferer as described in the Prospectus Supplement.

           The Transferor shall certify that the Subsequent Mortgage Loans will be transferred to the Trust in accordance with the foregoing and that all mortgage loans identified in the Subsequent Mortgage Loan Schedule satisfy the requirements of Subsequent Mortgage Loans as set forth in this Section 2.02 as of the related Subsequent Transfer Date.

           Subject to Section 3.16(d), if all of the Subsequent Mortgage Loans are transferred to the Trust on the Closing Date, then the remaining portion of each of the Fixed Rate Group Prefunding Account Deposit and the Adjustable Rate Group Prefunding Account Deposit will be deposited into the Certificate Account and held there, without investment thereof, until the first Distribution Date. On such first Distribution Date, such amounts will be deemed to comprise a portion of the Fixed Rate Group Principal Distribution Amount or Adjustable Rate Group Principal Distribution Amount, as appropriate, and will be distributable to the Certificateholders.

           Section 2.03. Acceptance by the Trustee; Repurchase or Substitution of Mortgage Loans. The Trustee acknowledges the sale and assignment to the Trust and receipt by it of the original Mortgage Notes, Assignments and Mortgages pursuant to this Agreement and the delivery to it, subject to (i) the provisions of the penultimate paragraph of Section 2.01, (ii) the review provided for in this Section of the documents referred to in clauses (a) through (f) of Section
2.01 and (iii) delivery of the Officer's Certificates pursuant to Section 2.01, declares that it will hold the Trust in trust upon the terms herein set forth for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after the Closing Date (or, 45 days after the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans) to determine whether the documents described in Section 2.01(a)-(c), (e) and (f) have been executed and received, and whether such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, or the Subsequent Mortgage Loan Schedule, as applicable, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, or the Subsequent Mortgage Loan Schedule, as applicable, the Trustee shall promptly notify the Transferor of such findings with notification with respect to any particular defect being in all events within 30 days of discovery of such defect. The Transferor shall have a period of 60 days from the date of such notice to correct or cure any such defect. Notwithstanding the second paragraph of Section 9.01, the Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

           If the Trustee has notified the Transferor of a defect in a Mortgage File that materially and adversely affects the interests of the Certificateholders or the Financial Guaranty Insurer in the related Mortgage Loan, and such defect remains uncured after such 60-day period, the Transferor shall, (i) in the case of a defect consisting solely of the failure of the Seller to deliver the original Mortgage or any intervening mortgage assignment with evidence of recording thereon for reasons set forth in Section 2.01, on the first Deposit Date occurring after the expiration of eight months from the Closing Date, and (ii) in the case of all other defects (and in any case that the Servicer at any time becomes aware or the Trustee has actual knowledge that a lost note affidavit is fraudulent or will not be enforceable), on the Deposit Date occurring not later than 60 days after receipt of notice of such defect (or the Servicer becomes aware of or the Trustee comes to have actual knowledge of such defect and gives notice thereof to the Servicer) as the case may be, either
(I) repurchase the related Mortgage Loan (including any property acquired in respect thereof and any insurance policy or current or future insurance proceeds with respect thereto) from the Trust at a price equal to the Purchase Price, which shall be accomplished by deposit of monies by the Transferor in the Certificate Account on such Deposit Date, or (II) substitute one or more Qualified Replacement Mortgage Loan for the related Mortgage Loan.

           Upon receipt by the Trustee of an Officer's Certificate of the Servicer to the effect that the Purchase Price for a Defective Mortgage Loan (other than a Defective Mortgage Loan that is a Deleted Mortgage Loan) has been deposited in the Certificate Account, and upon confirmation by the Trustee that such Purchase Price has been received by it, the Trustee shall execute and deliver such instrument of transfer or assignment presented to it by the Transferor, in each case without recourse, as shall be necessary to vest in the Transferor legal and beneficial ownership of such repurchased Defective Mortgage Loan (including any property acquired in respect thereof or insurance policy or current or future insurance proceeds with respect thereto).

           Payments received with respect to Qualified Replacement Mortgage Loans in the Collection Period prior to the Deposit Date on which such substitution occurs will not be part of the Trust and will be retained by the Transferor. For the Distribution Date following the Deposit Date on which such substitution occurs, distributions to Certificateholders will reflect the payments received on such Deleted Mortgage Loan in the related Collection Period representing amounts due or accrued thereon prior to such Deposit Date, and the Transferor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. In the case of a Qualified Replacement Mortgage Loan, the Mortgage File relating thereto shall be delivered to the Trustee and the amount, if any, by which the Principal Balance of the related Deleted Mortgage Loan as of the related Deposit Date exceeds the Principal Balance of the Qualified Replacement Mortgage Loan as of the first day of the related Collection Period shall be remitted by the Transferor to the Trustee for deposit in the Certificate Account on the Deposit Date on which the substitution occurs. For purposes of this Agreement, any such amount so deposited in the Certificate Account shall be deemed a prepayment of the related Deleted Mortgage Loan received by the Servicer as of the prior Determination Date. Upon receipt by the Trustee of an Officer's Certificate certifying that the Qualified Replacement Mortgage Loan conforms to the requirements of this Agreement and (a) written notification of such deposit signed by a Servicing Officer and (b) the new Mortgage File (containing all of the documents referred to in clauses (a), (b), (c), (d), (e) and (f) of Section 2.01), the Trustee shall release or cause to be released to the Transferor the Mortgage File related to the Deleted Mortgage Loan or property and shall execute and deliver or cause to be executed and delivered such instrument of transfer or assignment presented to it by the Transferor, without recourse, as shall be necessary to vest in the Transferor all of the legal and beneficial ownership of such Deleted Mortgage Loan or property and the Trustee shall have no further responsibility with respect to said Mortgage File. It is understood and agreed that the obligation of the Transferor to substitute a Qualified Replacement Mortgage Loan for or repurchase any Defective Mortgage Loan (or any property acquired in respect thereof or insurance policy or current or future insurance proceeds with respect thereto) shall constitute the sole remedy against it respecting such defect available to the Certificateholders or the Trustee, and such obligation on the part of the Transferor shall survive any resignation or termination of the Company as Servicer under this Agreement. Notwithstanding the foregoing, a substitution by the Transferor for a defect in a constituent document will not be made unless the Trustee receives an Officer's Certificate certifying that the Qualified Replacement Mortgage Loan conforms to the requirements of this Agreement and an Opinion of Counsel that such substitution will not be a "prohibited transaction" as defined in Section 860F(a)(2) of the Code. Any substitution must be effected not later than two years after the Closing Date, or within such longer period of time as may be permitted under the REMIC Provisions for substitution of mortgage loans.

           On or prior to September 30, 1998 (October 31, 1998 in the case of the Subsequent Mortgage Loans), the Trustee shall certify to the Servicer and the Financial Guaranty Insurer that it has received all of the documents referred to in clauses (a) (b), (c), (e) and (f) of Section 2.01 and that all corrections or curative actions required to be taken by the Transferor within the 60-day period referred to in the first paragraph of this Section have been completed or effected, or the related Mortgage Loans have been repurchased or substituted, in accordance with the provisions of this Section or, if any deficiencies in the Mortgage Files or other omissions of the Transferor with respect to the Mortgage Files are known to the Trustee at the time of such certification, the Trustee shall make such certification only with respect to those Mortgage Loans as to which no such defects or omissions are known, and shall qualify such certification with respect to the remaining Mortgage Loans, identifying the related defects or omissions. Thereafter, the Trustee shall provide the Transferor and the Servicer with monthly exception reports indicating the status of any exceptions until all such exceptions have been eliminated. Such monthly exception reports shall be distributed by the Trustee on the related Distribution Date with the Statement to Certificateholders.

           It is the express intent of the parties hereto that the rights of the Transferor to enforce against the Company the obligations set forth in the Initial Mortgage Loan Conveyance Agreement and the Subsequent Mortgage Loan Conveyance Agreement to repurchase the Initial Mortgage Loans and the Subsequent Mortgage Loans as to which certain representations, warranties or covenants are determined to be incorrect or to have been breached by the Company or to substitute therefor Qualified Replacement Mortgage Loans (which obligations, representations, warranties and covenants will be substantially identical to those of the Transferor made herein and in the Initial Mortgage Loan Conveyance Agreement and the Subsequent Transfer Agreement with respect to the Transferor's transfers of the Initial Mortgage Loans and the Subsequent Mortgage Loans to the Trust) are hereby transferred to the Trustee, on behalf of the Trust, such that the Trustee may enforce such rights directly against the Company.

           Section 2.04(a). Representations and Warranties Regarding the Servicer. The Company, as Servicer hereby represents and warrants to the Trustee and the Certificateholders that, as of the Closing Date:

                         (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Servicer is in compliance with the laws of each state in which it is acting as Servicer with respect to a Mortgage Loan to the extent necessary to perform all servicing obligations with respect to the related Mortgaged Property hereunder. Each Sub-Servicer is in compliance with the laws of each state where the Mortgaged Properties under the applicable Sub-Servicing Agreement are located to the extent necessary to perform the servicing obligations hereunder; the Servicer has the power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action; this Agreement evidences the valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity; and the consummation of the transactions contemplated hereby will not result in the breach of any terms or provisions of the articles of incorporation or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject. Each Sub-Servicer has all requisite corporate power and authority to conduct its business and perform the obligations under the Sub-Servicing Agreement to which such Sub-Servicer is a party;

                        (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution and delivery by the Servicer of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Servicer and the performance by the Servicer of its obligations as Servicer under this Agreement;

                       (iii) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer that, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer or that would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer, in its capacity as Servicer, contemplated herein, or that would be likely to impair the ability of the Servicer to perform under the terms of this Agreement;

                        (iv) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would adversely affect its performance as Servicer hereunder;

                         (v) The collection practices used by the Servicer and any Sub-Servicer are in all material respects legal, proper, prudent and customary in the home equity mortgage loan servicing business; and

                        (vi) Each Sub-Servicer engaged by the Servicer has obtained all licenses and approvals required under state or federal law to service the Mortgage Loans specified in the Sub-Servicing Agreement to which the Sub-Servicer is a party.

           Section 2.04(b). Representations and Warranties Regarding the Transferor. The Transferor hereby represents and warrants to the Trustee and the Certificateholders that, as of the Closing Date:

                         (i) The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Transferor has the power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Transferor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action; this Agreement evidences the valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity; and the consummation of the transactions contemplated hereby will not result in the breach of any terms or provisions of the articles of incorporation or by-laws of the Transferor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Transferor or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Transferor or its property is subject;

                        (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution and delivery by the Transferor of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Transferor;

                       (iii) There is no action, suit, proceeding or investigation pending or, to the best of the Transferor's knowledge, threatened against the Transferor that, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Transferor or in any material impairment of the right or ability of the Transferor to carry on its business substantially as now conducted, or in any material liability on the part of the Transferor or that would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Transferor contemplated herein, or that would be likely to impair the ability of the Transferor to perform under the terms of this Agreement;

                        (iv) The Transferor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Transferor or its properties or might have consequences that would adversely affect its performance as Servicer hereunder; and

                         (v) The transfer, assignment and conveyance of the Mortgage Loans by the Transferor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

The representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust and the issuance, sale and delivery of the Certificates. Upon discovery of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or the Financial Guaranty Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the Servicer or the Transferor, as the case may be, shall cure such breach in all material respects.

           Section 2.05. Representations and Warranties of the Transferor Regarding the Mortgage Loans. The Transferor represents and warrants to the Trustee and the Certificateholders and the Financial Guaranty Insurer as of the Closing Date and, with respect to any Subsequent Mortgage Loan, as of the Subsequent Transfer Date (in either case except as otherwise expressly stated), that as to each Mortgage Loan conveyed to the Trust by it:

                         (i) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule or Subsequent Mortgage Loan
           Schedule is true and correct as of the related Cut-off Date or related Subsequent Transfer Date;

                        (ii) All of the original or certified documentation set forth in Section 2.01 (including all material documents related thereto), with respect to each Mortgage Loan has been or will be delivered to the Trustee on the Closing Date or as otherwise provided in Section 2.01 or Section 2.02, as applicable;

                       (iii) Each related Mortgaged Property is improved by a one- to four-family residential dwelling owned by the related Mortgagor in fee simple, which may include condominiums, townhouses and manufactured housing or modular homes that are permanently affixed to the land and constitute real property under the laws of the state in which the Mortgaged Property is located but shall not include co-operatives or mobile homes;

                       (iv) As of the related Cut-off Date or Subsequent
           Cut-off Date, as appropriate, no Mortgage Loan included in the Fixed Rate Group has a Combined Loan-to-Value Ratio in excess of 90% and no Mortgage Loan included in the Adjustable Rate Group has a Loan-to-Value Ratio in excess of 90%, except that 5 Mortgage Loans representing not more than 2% of the initial Fixed Rate Group Balance have Combined Loan-to- Value Ratios of up to 95% and 1 Mortgage Loan representing not more than 1% of the initial Adjustable

           Rate Group Balance has a Combined Loan-to-Value Ratio of up to 95%;

                        (v) Each Mortgage Loan was originated by an Affiliate of the Transferor or by an originator not affiliated with the Transferor authorized to originate such Mortgage Loan and is being serviced by the Transferor;

                        (vi) Each Mortgage Loan included in the Fixed Rate Group as of the related Cut-off Date bears a fixed Mortgage Loan Rate of at least 6.500% per annum and each Mortgage Loan included in the Adjustable Rate Group as of the related Cut-off Date is an Adjustable Rate Mortgage Loan that has a Minimum Rate of not less than 4.950% per annum and a Mortgage Loan Rate as of the related Cut-off Date of not less than 9.775% per annum; the terms of each Mortgage Loan included in the Adjustable Rate Group require that adjustments in the related Mortgage Loan Rate be made employing the related Index measured as of a date not more than three months prior to the related adjustment date;

                       (vii) Each Mortgage Note provides for a schedule of substantially level and equal Monthly Mortgage Payments (subject, in the case of an Adjustable Rate Mortgage Loan, to periodic adjustments relating to changes in the Mortgage Loan Rate) that are sufficient to amortize fully the principal balance of such Mortgage Note on or before its maturity date, except that, Mortgage Notes with respect to Mortgage Loans in the Fixed Rate Group representing not more than 2.54% of the initial Fixed Rate Group Balance, provide for level and equal Monthly Mortgage Payments that are sufficient to amortize fully the principal balances of such Notes over a period not exceeding 30 years, with "balloon" payments at stated maturity that are substantially in excess of the Monthly Mortgage Payments;

                      (viii) Each Mortgage is a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the Mortgage Loan Schedule, subject, in the case of any Junior Mortgage Loan, only to any Senior Lien or Senior Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are generally acceptable to home equity mortgage lending institutions, and such other exceptions to which similar properties are commonly subject and that do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                        (ix) Immediately prior to the sale, transfer and assignment herein contemplated, the Transferor held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Transferor subject to no liens, charges, mortgages, encumbrances or rights of others, except with respect to liens that will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others;

                         (x) The Mortgage Loan Rate for each Adjustable Rate Mortgage Loan will be adjustable on each related Adjustment Date and will equal the sum, rounded upward to the nearest three decimal places, of the Index plus the related Gross Margin, subject to any related Minimum Rates, Maximum Rates or any limitations or periodic adjustments, in each case as specified in the related Mortgage Loan Schedule. 38 Mortgage Loans are subject to negative amortization. The Mortgage Notes relating to not more than 80.86% of the Mortgage Loans in the Adjustable Rate Group, by Original Adjustable Rate Group Balance or by the Adjustable Rate Group Balance as of the Closing Date, provide for initial Adjustment Dates that are more than one year and less than three years from the related Cut-off Date;

                        (xi) With respect to any Adjustable Rate Mortgage Loan, no mortgage document in the Mortgage File contains any provision permitting or requiring conversion of the Mortgage Loan to a fixed interest rate nor is the Mortgage Loan Rate conditioned upon Mortgagor maintaining accounts with Transferor;

                       (xii) As of the related Cut-off Date or Subsequent Cut-off Date, as appropriate (a) no Mortgage Loan had two or more Monthly Mortgage Payments past due (and therefore there are no Restricted Mortgage Loans required to be listed on Schedule V) and not more than 1.04% of the Mortgage Loans (by Original Pool Balance) had one or more Monthly Payments past due, (b) no Mortgage Loan has been 60 or more days contractually delinquent more than once during the 12-month period immediately preceding the related Cut-off Date and (c) no Mortgage Loan has been 90 or more days delinquent in the 12 months preceding the related Cut-off Date;

                      (xiii) As of the related Cut-off Date or Subsequent Cut-off Date, as appropriate, there is no delinquent tax or assessment lien on any Mortgaged Property, and, to the best knowledge of the Transferor, each Mortgaged Property is free of damage and is in good repair and is not affected by hazardous or toxic wastes or substances;

                       (xiv) There is no offset, right of rescission, counterclaim or defense, including the defense of usury, with respect to any Mortgage Note or Mortgage, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right to rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                        (xv) As of the related Cut-off Date or Subsequent Cut-off Date, as appropriate, there is no mechanic's lien or claim for work, labor or material affecting any Mortgaged Property that is or may be a lien prior to, or equal to or on a parity with, the lien of the related Mortgage except those that are insured against by any title insurance policy referred to in paragraph (xvii) below;

                       (xvi) To the best of the Transferor's knowledge, each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

                      (xvii) With respect to each Mortgage Loan, a lender's title insurance policy (issued in standard form by a title insurance company authorized to transact business in the state where the related Mortgaged Property is located), in an amount at least equal to the Original Principal Amount of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid lien of record on the real property described in the related Mortgage (subject only to exceptions of the character referred to in paragraph (viii) above), was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such policy is in full force and effect and thereafter such policy shall continue in full force and effect and shall inure to the benefit of the Certificateholders upon consummation of the transactions contemplated by this Agreement;

                     (xviii) As of the related Cut-off Date or Subsequent Cut-off Date, as appropriate, either (a) the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (a) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Junior Mortgage Loan, with the outstanding principal balance of the Senior Lien), (b) the minimum amount required to compensate for damage or loss on a replacement cost basis or (c) the full insurable value of the Mortgaged Property or (b) in the case of a Junior Mortgage Loan, a policy has been issued by a generally acceptable carrier that will cover the full Principal Balance of such Junior Mortgage Loan in the event of a loss covered by a hazard typically insured against by the type of policy referred to in clause (xviii)(a);

                       (xix) If any Mortgaged Property is in an area identified in the Federal Register by FEMA as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration, if obtainable with respect to such Mortgaged Property, is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of
           (A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Junior Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                        (xx) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed; with respect to each Mortgage Loan, only one original Mortgage Note exists;

                       (xxi) The Transferor has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to each Mortgage Loan, including any necessary notifications of insurers, assignments of policies or interests therein, and establishment of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

                      (xxii) As of the related Cut-off Date no more than .38% of the Original Fixed Rate Group Balance is secured by Mortgaged Properties located within any single zip code area and no more than .47% of the Original Adjustable Rate Group Balance is secured by Mortgaged Properties located within any single zip code area;

                     (xxiii) Each original Mortgage has been recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage (other than the assignment from the Transferor to the Trustee and any assignment to the Transferor or an affiliate thereof) have been recorded in the appropriate jurisdictions as to which no Opinion of Counsel was delivered pursuant to Section 2.01 or 2.02, as applicable, or such Mortgages and assignments are in the process of being recorded);

                      (xxiv) The terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument that has been recorded, if necessary, to protect the interest of the Certificateholders and that has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;

                       (xxv) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor either have been complied with or are not yet required to be complied with but will be complied with as and when required. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

                      (xxvi) No Mortgage Note is or has been secured by any collateral, pledged account or other security other than the lien of the corresponding Mortgage;

                      (xxvii) No Mortgage Loan was originated under a buydown plan;

                    (xxviii) No Mortgage Loan has a shared appreciation feature or other contingent interest feature;

                      (xxix) Each Mortgaged Property consists of one or more contiguous parcels of real property with a residential dwelling erected thereon;

                       (xxx) Each Mortgage Loan contains a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                      (xxxi) Any advances made to the Mortgagor after the date of origination of a Mortgage Loan but prior to the related Cut-off Date or Subsequent Cut-off Date, as appropriate, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount as of the related Cut-off Date or Subsequent Cut-off Date, as appropriate, does not exceed the original principal amount of the related Mortgage Loan and is reflected as the current principal amount of such Mortgage Loan on the Mortgage Loan Schedule;

                     (xxxii) To the best knowledge of the Transferor, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring;

                    (xxxiii) To the best knowledge of the Transferor, all of the improvements that were included for the purposes of determining the Appraised Value of any Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property except those that are identified in the related title insurance policy and affirmatively insured;

                     (xxxiv) To the best knowledge of the Transferor, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under applicable law;

                      (xxxv) With respect to each Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders or the Trust to any trustee under any deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

                     (xxxvi) With respect to each Junior Mortgage Loan, either
           (A) no consent for such Mortgage Loan was required by the holder of the related Senior Lien prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;

                    (xxxvii) Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including by trustee's sale and by judicial foreclosure and there is no homestead or other exemption available to the related Mortgagor that would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose upon the related Mortgaged Property;

                   (xxxviii) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Transferor has not waived any default, breach violation or event of acceleration;

                       (xil) No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement that has been approved by the primary mortgage guaranty insurer, if any, and the Financial Guaranty Insurer, and that has been delivered to the Trustee;

                        (xl) The maturity date of each Junior Mortgage Loan is at least 12 months prior to the maturity date of the related Senior Lien if such Senior Lien provides for a balloon payment;

                       (xli) At least 98.51% of the Mortgage Loans in the Fixed Rate Group (by Original Fixed Rate Group Balance) and at least 98.33% of the Mortgage Loans in the Adjustable Rate Group (by Original Adjustable Rate Group Balance) are secured by Mortgaged Properties that are maintained by the related Mortgagors as primary residences;

                      (xlii) There are no defaults (other than delinquencies) in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid; the Transferor has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, other than interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the date that precedes by one month the due date of the first installment of principal and interest;

                     (xliii) To the best of the Transferor's knowledge, all parties that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise during the period in which they held and disposed of such interest, were and either are now or, in the case of subclause (1) of this clause (xliii), will be within 30 days of the Closing Date or Subsequent Cut-off Date, as appropriate, (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) (A) organized under the laws of such state, or (B) qualified to do business in such state, or
           (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

                      (xliv) No Mortgage Loan was selected by the Transferor for inclusion in the Trust on any basis intended to adversely affect the Trust;

                       (xlv) A full appraisal of each Mortgaged Property was performed in connection with the origination of the related Mortgage Loan, and such appraisal is the appraisal referred to in determining the Appraised Value of such Mortgaged Property;

                      (xlvi) With respect to each Junior Mortgage Loan, the related Senior Lien requires equal monthly payments or, if such Senior Lien bears an adjustable interest rate, the monthly payments for such Senior Lien may be adjusted no more frequently than monthly;

                     (xlvii) With respect to any Junior Mortgage Loan with a related Senior Lien that provides for negative amortization or an open-end feature that permits additional borrowings, the balance of such Senior Lien reflected on the Mortgage Loan Schedule and used to calculate the Combined Loan-to-Value Ratio for such Junior Mortgage Loan is based on the maximum amount of negative amortization, deferred interest or maximum amount of borrowings permitted under such Senior Lien;

                    (xlviii) The Company has not required the Mortgagor to sign a letter in connection with the origination of any Mortgage Loan in which such Mortgagor indicates its inability to repay such Mortgage Loan in accordance with the terms of the related Mortgage Note;

                      (xlix) Each Adjustable Rate Mortgage Loan that (i) has a first Adjustment Date within six months of its origination date was underwritten or re-underwritten as though such Mortgage Loan would bear a rate of interest equal to related Index plus the related Gross Margin and (ii) has a first Adjustment Date more than six months after its origination date was underwritten or re-underwritten as though such Mortgage Loan would bear a rate of interest equal to its specified initial interest rate;

                         (l) As of the related Cut-off Date or Subsequent Cut-off Date, as appropriate, no Mortgage Loan in the Fixed Rate Group or the Adjustable Rate Group was secured by more than one Mortgaged Property;

                        (li) With respect to each Adjustable Rate Mortgage Loan, all of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of



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

           the outstanding principal balance are enforceable; such adjustments will not affect the priority of the Mortgage lien and all of the adjustments have been properly calculated, recorded, reported and applied in accordance with the Mortgage and applicable law;

                       (lii) All insurance policies are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the originator, its successors and assigns, as mortgagee. Such insurance policies require prior notice to the insured of termination or cancellation and no such notice has been received, each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                      (liii) None of the Mortgage Loans is subject to a plan of bankruptcy and no Mortgagor has sought protection or relief under any state or federal bankruptcy or insolvency law during the term of the related Mortgage;

                       (liv) Each Mortgage Loan has a Monthly Mortgage Payment due during the first Collection Period commencing after the calendar month during which such Mortgage Loan is included in the Trust;

                        (lv) All Mortgage Loans were underwritten or re-underwritten in accordance with the underwriting guidelines of the Company;

                       (lvi) To the knowledge of the Transferor, no misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Mortgagor, any appraiser, any builder or developer, or any other party having statutory or common law liabilities with respect to the origination of the Mortgage Loan or in any related application for insurance in relation to such Mortgage Loan;

                       (lvii) To the knowledge of the Transferor, certain Mortgage Loans are secured by Mortgaged Properties upon which are affixed manufactured housing or modular homes, provided that it is the intent and agreement of the parties hereto that this representation shall be deemed breached if any Mortgage Loan is determined to be secured by a Mortgaged Property upon which is affixed manufactured housing or a modular home and such Mortgage Loan is subject to a foreclosure which results in a Realized Loss; and

                     (lviii) Mortgage Loans in the Fixed Rate Group representing not less than 25.00% of the aggregate Principal Balance thereof were assigned a credit grade of "A" by the Company at the time such Mortgage Loans were originated or acquired, as applicable, by the Company; Mortgage Loans in the Fixed Rate Group representing not less than 35.00% of the aggregate Principal Balance thereof were assigned a credit grade of "A-" by the Company at the time such Mortgage Loans were originated or acquired, as applicable, by the Company; Mortgage Loans in the Fixed Rate Group representing not less than 23.00%



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

           of the aggregate Principal Balance thereof were assigned a credit grade of "B" by the Company at the time such Mortgage Loans were originated or acquired, as applicable, by the Company; Mortgage Loans in the Fixed Rate Group representing not less than 5.00% of the aggregate Principal Balance thereof were assigned a credit grade of "C" by the Company at the time such Mortgage Loans were originated or acquired, as applicable, by the Company; Mortgage Loans in the Fixed Rate Group representing not more than 3.00% of the aggregate Principal Balance thereof were assigned a credit grade of "C-" by the Company at the time such Mortgage Loans were originated or acquired, as applicable, by the Company; and Mortgage Loans in the Fixed Rate Group representing not more than 4.00% of the aggregate Principal Balance thereof were assigned a credit grade of "D" by the Company at the time such Mortgage Loans were originated or acquired, as applicable, by the Company. Mortgage Loans in the Adjustable Rate Group representing not less than 27.00 % of the Aggregate Principal Balance thereof were assigned a credit grade of "A" by the Company at the time such Mortgage Loans originated or acquired, as applicable, by the Company; Mortgage Loans in the Adjustable Rate Group representing not less than 30.00% of the aggregate Principal Balance thereof were assigned a credit grade of "A-" by the Company at the time such Mortgage Loans were originated or acquired, as applicable, by the Company; Mortgage Loans in the Adjustable Rate Group representing not less than 24.00% of the aggregate Principal Balance thereof were assigned a credit grade of "B" by the Company at the time such Mortgage Loans were originated or acquired, as applicable, by the Company; Mortgage Loans in the Adjustable Rate Group representing not less than 5.00% of the aggregate Principal Balance thereof were assigned a credit grade of "C" by the Company at the time such Mortgage Loans were originated or acquired, as applicable, by the Company; Mortgage Loans in the Adjustable Rate Group representing not more than 2.00% of the aggregate Principal Balance thereof were assigned a credit grade of "C-" by the Company at the time such Mortgage Loans were originated or acquired, as applicable, by the Company; and Mortgage Loans in the Adjustable Rate Group representing not more than 8.00% of the aggregate Principal Balance thereof were assigned a credit grade of "D" by the Company at the time such Mortgage Loans were originated or acquired, as applicable, by the Company. Each credit grade so assigned to any Mortgage Loan has been determined in accordance with the Company's internal credit grading system and not pursuant to any other scale or objective standard.

           It is understood and agreed that the representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust and the issuance, sale and delivery of the Certificates. Upon discovery by the Transferor, the Servicer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Transferor as to the facts stated therein, which breach materially and adversely affects the interests of the Certificateholders or the Financial Guaranty Insurer in the related Mortgage Loan or Mortgage Loans, the party discovering such breach shall give prompt written notice to the other parties hereto and to each of the Rating Agencies.

           Within 60 days of its discovery or its receipt of notice of such breach, the Transferor shall



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

use all reasonable efforts to cure such breach in all material respects. Unless, prior to the expiration of such 60-day period, such breach has been cured in all material respects or otherwise does not exist or continue to exist, the Transferor shall, not later than the Deposit Date in the month following the related Collection Period in which any such cure period expired, but in all events within 90 days of the earlier of its discovery or receipt of notice of breach (or at the election of the Transferor, an earlier Collection Period), either (I) repurchase such Mortgage Loan (or, in the case of any representation and warranty stated above in terms of minimum or maximum aggregate percentage amounts, repurchase Mortgage Loans such that, after giving effect to such repurchase, the related representation and warranty would be complied with) (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) from the Trust in the same manner and subject to the same conditions as set forth in Section 2.03 or (II) remove such Mortgage Loan and substitute in its place a Qualified Replacement Mortgage Loan (or, in the case of any representation and warranty stated above in terms of minimum or maximum aggregate percentage amounts, remove such Mortgage Loans and substitute in their place Qualified Replacement Mortgage Loans such that, after giving effect to such substitution, the related representation and warranty would be complied with) in the same manner and subject to the same conditions as set forth in Section 2.03. Upon making any such repurchase or substitution, the Transferor shall be entitled to receive an instrument of assignment or transfer from the Trustee, without recourse to the Trustee, to the same extent as set forth in Section 2.03 with respect to the repurchase of or substitution for Defective Mortgage Loans under that Section. It is understood and agreed that the obligation of the Transferor to repurchase or substitute any such Defective Mortgage Loan (or property acquired in respect thereof or insurance policy or current or future insurance proceeds with respect thereto) shall constitute the sole remedy against it respecting such breach of the foregoing representations or warranties available to the Certificateholders or the Trustee, as the case may be, and such obligation shall survive any resignation or termination of the Company as Servicer under this Agreement.

           Notwithstanding the foregoing, a substitution of a Mortgage Loan by the Transferor for a breach will not be made unless the Trustee receives an Officer's Certificate certifying that the Qualified Replacement Mortgage Loan conforms to the requirements of this Agreement and an Opinion of Counsel that such substitution will not be a "prohibited transaction" as defined in Section 860F(a)(2) of the Code. Any substitution must be effected not later than two years after the Closing Date, or within such longer period of time as may be permitted under the REMIC Provisions for substitution of mortgage loans.

           Section 2.06. Execution and Authentication of Certificates. The Trustee shall deliver to or upon the order of the Transferor, in exchange for the Mortgage Loans and the other assets comprising the Trust, simultaneously with the sale, assignment and transfer to the Trustee of the Mortgage Loans, Certificates duly executed by the Trustee, on behalf of the Trust, not in its individual capacity but solely as Trustee, and authenticated by the Trustee, pursuant to Section 6.01, in authorized denominations, equaling, 100% of the Percentage Interests in each Class, and collectively evidencing the entire ownership of the Trust.

           Section 2.07.  [Reserved].


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

           Section 2.08. Indemnification of the Trust. The Transferor shall indemnify the Trust for any liability incurred thereby as a result of a breach of the representation and warranty set forth in clause (xvi) of Section 2.05. This indemnity obligation shall be in addition to any other obligation the Transferor may have in connection with any such breach.



                                  ARTICLE THREE
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS;
                               CERTIFICATE ACCOUNT


           Section 3.01. The Servicer and the Sub-Servicers. (a) Acting directly or through one or more Sub-Servicers as provided in Section 3.15, the Servicer, as servicer, shall administer the Mortgage Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable home equity mortgage loans that it services for itself or others. The duties of the Servicer shall include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Monthly Advances and Servicing Advances pursuant to Section 5.02. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer, to the extent not in conflict with the provisions of this Agreement. Notwithstanding the appointment of any Sub-Servicer, the Servicer shall remain liable for the performance of all of the servicing obligations and responsibilities under this Agreement. The Servicer shall maintain all licenses and qualifications necessary to perform the servicing obligations hereunder in the jurisdictions in which it services Mortgage Loans. If the Servicer commences directly to service a material number or principal amount of Mortgage Loans with related Mortgaged Properties located in any other state, the Servicer will use its reasonable efforts promptly to obtain, and thereafter to maintain, all licenses and qualifications necessary to perform its servicing obligations hereunder in each such state. Each Sub-Servicer shall maintain all licenses and qualifications necessary to perform its servicing obligations in the states where the Mortgaged Properties to which the applicable Sub-Servicing Agreement relates are located. The Servicer shall cooperate with the Trustee and furnish to the Trustee such information in its possession as may be necessary or appropriate to enable the Trustee to perform its tax reporting duties hereunder. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

           Without limiting the generality of the foregoing, the Servicer (i) shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties (ii) may



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

consent to any modification of the terms of any Mortgage Note not expressly prohibited hereby if the effect of any such modification will not be to materially and adversely affect the security afforded by the related Mortgaged Property or to decrease or slow (other than as permitted by Section 3.02(a)(ii)) the timing of receipt of any payments required thereunder and (iii) shall not consent to the placing of a lien senior to or on parity with that of the Mortgage on the related Mortgaged Property. In the event that notwithstanding the provisions of clause (iii) above the Servicer shall consent to the placing of a lien senior to or on a parity with that of the Mortgage on a Mortgaged Property, the Servicer shall purchase on the next Deposit Date such Mortgage Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) from the Trust at a price equal to the Purchase Price and deposit such amount in the Certificate Account on such Deposit Date pursuant to Section 3.02. For purposes of this Agreement, any such purchase shall be deemed to be a prepayment of such Mortgage Loan. It is understood and agreed that the obligation of the Servicer to purchase any Mortgage Loan (or property acquired in respect thereof or insurance policy or insurance proceeds with respect thereto) pursuant to the second immediately preceding sentence shall constitute the sole remedy against it respecting such breach available to the Certificateholders or the Trustee and such obligation shall survive any resignation or termination of the consenting Servicer under this Agreement.

           The Servicer may sue to enforce or collect on any of the Mortgage Loans or any insurance policy covering a Mortgage Loan, in its own name if possible, or on behalf of the Trust. If the Servicer commences a legal proceeding to enforce a Mortgage Loan or any such insurance policy, the Trustee shall thereupon be deemed to have automatically assigned the Mortgage Loan or the rights under such insurance policy to the Servicer for purposes of collection only. If, however, in any suit or legal proceeding for enforcement, it is held that the Servicer may not enforce or collect on a Mortgage Loan or any insurance policy covering a Mortgage Loan on the ground that it is not a real party in interest or a holder entitled to enforce such Mortgage Loan or such insurance policy, as the case may be, then the Trustee shall, upon the written request of a Servicing Officer, furnish the Servicer with such powers of attorney and other documents as are necessary or appropriate to enable the Servicer to enforce such Mortgage Loan or insurance policy, as the case may be.

           The relationship of the Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

           (b) The parties intend that each REMIC Pool shall constitute a REMIC, and that the affairs of each REMIC Pool shall be conducted so as to qualify it as a REMIC. In furtherance of such intention, the Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of each REMIC Pool, and that in such capacity it shall: (a) use its best efforts to conduct the affairs of such REMIC Pool at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions; (b) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC Pool or that would subject such REMIC Pool to tax, including the modification of a qualified mortgage that would subject such REMIC Pool to tax;
(c) exercise reasonable care not to allow such REMIC Pool to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (d)



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pay the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on any REMIC Pool when and as the same shall be due and payable (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (e) pay the amount of any and all taxes imposed on any REMIC Pool pursuant to Section 24874 of the California Revenue and Taxation Code. The Servicer shall not be entitled to reimbursement for any taxes paid pursuant to this Section.

           Section 3.02. Collection of Certain Mortgage Loan Payments; Collection Account and Certificate Account. (a) The Servicer shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows from time to time with respect to home equity mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans; provided that the Servicer shall always at least follow collection procedures that are consistent with or better than standard industry practices. Consistent with the foregoing, the Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees that may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan, or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Relief Act in accordance with the Servicer's general policies for comparable home equity mortgage loans subject to such Act.

           (b) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts that in the aggregate are the Collection Account. All amounts held in the Collection Account shall be invested by the depository institution or trust company then maintaining the account at the written direction of the Servicer in Permitted Investments that mature not later than the Deposit Date next succeeding the date of investment. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer has obtained an Opinion of Counsel that such sale or disposition will not cause any REMIC Pool to be subject to the tax on income from prohibited transactions imposed by Code Section 860F(a)(1), or otherwise subject any REMIC Pool to tax or cause any REMIC Pool to fail to qualify as a REMIC. The Servicer shall not retain any cash or investment in the Collection Account for a period in excess of 12 months and cash therein shall be considered transferred to Certificate Account on a first-in, first-out basis. All net income and gain realized from any such investment shall be for the benefit of the Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. Any losses realized in connection with any such investment shall be for the account of the Servicer and the Servicer shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments) in the Collection Account immediately upon the realization of such loss.

           (c) Subject to Section 3.02(d), the Servicer shall deposit in the Collection Account each of



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the following payments on and collections in respect of the Mortgage Loans as soon as practicable, but in no event later than the close of business on the second Business Day after its receipt thereof:

                         (i) all payments in respect of or allocable to interest on the Mortgage Loans (including any net income from REO Properties);

                        (ii)   all Principal Payments;

                       (iii)   all Payments Ahead;

                        (iv)   all Net Liquidation Proceeds; and

                         (v) all Trust Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Servicer pursuant to the last sentence of Section 3.04).

           The Servicer shall replace all amounts previously withdrawn from the Collection Account and applied by the Servicer towards the payment of a Monthly Advance pursuant to Section 5.02(a) or towards the payment of a Servicing Advance pursuant to Section 5.02(b) by depositing into the Collection Account on or prior to the Deposit Date immediately following such withdrawal an amount equal to the total of all such amounts so applied since the immediately preceding Deposit Date.

           The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or extension or other administrative charges paid by Mortgagors or amounts received by the Servicer for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. The amounts deposited in the Collection Account are subject to withdrawal, from time to time, to make deposits into the Certificate Account pursuant to Section 3.02(e), to pay itself the Monthly Servicing Fee pursuant to Section 3.08 and to make Servicing Advances or to reimburse itself for Servicing Advances, as applicable, in either case in accordance with Section 5.02(b), to make Monthly Advances in accordance with Section 5.02(a) or to reimburse itself for payments of Monthly Advances to the extent of recoveries of interest relating to the Mortgage Loans that were the subject of such Monthly Advances. In addition, if the Servicer deposits in the Collection Account any amount not required to be so deposited or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

           (d) Upon such terms as the Rating Agencies may approve, the Servicer may make the deposits to the Collection Account referred to in Section 3.02(c) on a later day than the second Business Day after receipt of the amounts required to be so deposited, which terms and later day shall be specified by the Rating Agencies and confirmed to the Trustee and the Servicer in writing.



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           (e) The Trustee shall establish and maintain the Certificate Account.
The Certificate Account shall be an Eligible Account segregated on the books of the Trustee and held by the Trustee in trust, and the Certificate Account and the amounts deposited therein shall not be subject to any claim, liens or encumbrances of any creditors or depositors of the Trustee or the Company (whether made directly or indirectly through a liquidator, receiver or trustee in bankruptcy of the Trustee or the Company). At or before 11:00 a.m. Los
Angeles time on each Deposit Date, the Servicer shall withdraw from the Collection Account all amounts on deposit therein that constitute any portion of Monthly Interest and Principal Distribution Amounts for a Mortgage Loan Group and the related Distribution Date (including any amounts therein that are being held for distribution on a subsequent Distribution Date and are applied toward the Monthly Advance for the related Distribution Date pursuant to Section 5.02(a)) and remit such amounts to the Trustee for deposit in the Certificate Account. In addition, any Compensating Interest and Monthly Advances required to be made by the Servicer for the related Mortgage Loan Group in respect of the related Distribution Date and any amounts required to be deposited into the Certificate Account in connection with a purchase or repurchase of any Mortgage Loans or any shortage on Mortgage Loans in such Mortgage Loan Group by the Transferor or the Servicer pursuant to Section 2.03, 2.05, 3.01, 3.03, 3.06 or
10.01 or a substitution of a Qualified Replacement Mortgage Loan pursuant to
Section 2.03 or 2.05, shall be remitted to the Trustee for deposit in the Certificate Account on the applicable Deposit Date. Any amounts held in the Certificate Account may be invested at the written direction of the Servicer in Permitted Investments upon the same terms and conditions as those specified in clause (b) above with respect to the Collection Account except that such investments shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of investment, and in the absence of such direction the Trustee shall invest in Permitted Investments described in clause (f) of the definition of Permitted Investments. All net income and gain realized from any such investment shall be for the benefit of the Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. Any losses realized in connection with any such investment shall be for the account of the Servicer and the Servicer shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments) in the Certificate Account immediately upon the realization of such loss.

           Section 3.03. Additional Servicing Responsibilities for the Adjustable Rate Mortgage Loans. The Servicer shall enforce each Adjustable Rate Mortgage Loan and shall timely calculate, record, report and apply all Mortgage Loan Rate adjustments in accordance with the related Mortgage Note. The Servicer's records shall, at all times, reflect then-current Mortgage Loan Rate and Monthly Mortgage Payment and the Servicer shall timely notify the Mortgagor of any changes to the Mortgage Loan Rate and the Monthly Mortgage Payment. If the Servicer fails to adjust the Mortgage Loan Rate or the Monthly Mortgage Payment in accordance with the terms of the Mortgage Note for the related Adjustable Rate Mortgage Loan, or if the Servicer fails to notify the related Mortgagor of any such adjustment as required under the terms of such Mortgage Note, or if any liability, claim or defense arises with respect to any Adjustable Rate Mortgage Loan solely as a result of any such failure, the Servicer shall pay, from its own funds and without right of reimbursement therefor, any shortage in amounts collected or collectible on the related Adjustable Rate Mortgage Loan that results. The Servicer shall deposit any amounts in respect of such



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

shortage in the Certificate Account on the Deposit Date with respect to the related Collection Period.

           Section 3.04. Hazard Insurance Policies. The Servicer shall cause to be maintained for each Mortgage Loan (including Mortgage Loans as to which the related Mortgaged Property has been acquired by the Trust upon foreclosure, by deed in lieu of foreclosure or comparable conversion), hazard insurance (including flood insurance coverage, if obtainable, to the extent such property is located in a federally designated flood area in such amount as is required under applicable FEMA guidelines) with extended coverage in an amount that is not less than the least of (i) the maximum insurable value from time to time of the improvements that are a part of such property, or (ii) the combined principal balance of such Mortgage Loan and the principal balance of each mortgage loan senior to such Mortgage Loan at the time of such foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith; provided, further that such hazard insurance shall be in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each such hazard insurance policy shall contain a standard mortgagee clause naming the originator, its successors and assigns, as mortgagee and shall require prior notice to the insured of termination or cancellation. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account or Certificate Account, as the case may be, in accordance with Section 3.02 to the extent that they constitute Net Liquidation Proceeds or Trust Insurance Proceeds. If the Servicer shall obtain and maintain a blanket policy, issued by an insurer acceptable to each Rating Agency, insuring against such hazard losses, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section, it being understood and agreed that such policy may contain a deductible clause that is in form and substance consistent with standard industry practice, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account in accordance with Section 3.02 the amount not otherwise payable under the blanket policy because of such deductible clause.

           Section 3.05. Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements. In any case in which property subject to a Mortgage is conveyed by the Mortgagor, the Servicer shall enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage, to the extent permitted by such Mortgage Note or Mortgage, applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any related insurance policy or result in legal action by the Mortgagor. The Servicer with the consent of the Financial Guaranty Insurer with respect to any Mortgage Loans in the Fixed Rate Group, may take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and the Mortgagor



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remains liable thereon or, if the Person to whom such Mortgaged Property has been or is about to be conveyed satisfies the Servicer's then-current underwriting standards for home equity mortgage loans similar to the Mortgage Loans, and the Servicer in its reasonable judgment finds it appropriate, is released from liability thereon. If the Trustee is holding the Mortgage Files, the Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this Section and the Servicer shall forward to the Trustee the original of such assumption and modification agreement. Such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Loan Rate shall not be reduced (but may be increased), the Principal Balance of such Mortgage Loan shall not be changed and the term of such Mortgage Loan will not be extended beyond the existing term of such Mortgage Loan. Any fee collected by the Servicer for entering into any such agreement shall be retained by the Servicer as additional servicing compensation.

           Notwithstanding the foregoing paragraph of this Section 3.05 or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reasons of any assumption of a Mortgage Loan, or transfer of any Mortgaged Property without the assumption thereof, by operation of law or any assumption or transfer that the Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

           Section 3.06. Realization upon Liquidated Mortgage Loans. Subject to the limitations set forth in this Section 3.06 with respect to Restricted Mortgage Properties, the Servicer, on behalf of the Trust, shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02(a); provided that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances, then the Servicer shall not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related Senior Lien, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general first, second and third lien one- to four-family mortgage loan servicing activities. The foregoing is subject to the proviso that neither the Servicer nor the Trustee shall be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related Senior Lien or restoration of any Mortgaged Property unless, in the reasonable judgment of the Servicer, such foreclosure, correction or restoration will increase Net Liquidation Proceeds (taking into account any unreimbursed Monthly Advances made or expected to be made with respect to such Mortgage Loan).

           To the extent the Net Liquidation Proceeds derived from any such foreclosure or conversion exceed the unpaid Principal Balance of the related Mortgage Loan and accrued interest thereon at the applicable Mortgage Loan Rate to the related due date during the Collection Period in which



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

such foreclosure or conversion occurs (net of any related Monthly Advances or Servicing Advances that were unreimbursed prior to the receipt of such Net Liquidation Proceeds), such excess shall be paid to the Holder of the Class R-1 Certificate.

           Neither the Trust nor the Trustee on behalf of the Trust shall complete foreclosure proceedings with respect to any Restricted Mortgage Loan that has not, at any time after the related Cut-off Date, been brought current, or take title to any Mortgaged Property securing a Restricted Mortgage Loan (each, a "Restricted Mortgaged Property"), if, as a result of such foreclosure or taking of title, the aggregate value of the Restricted Mortgaged Properties (computed on the basis of the outstanding Principal Balance of such Restricted Mortgage Loan immediately prior to such foreclosure or taking of title) then owned by the Trust or the Trustee on behalf of the Trust would exceed 0.80% of the aggregate of the Principal Balances of the Mortgage Loans as of the preceding Determination Date.

           If at any time the Trust or the Trustee on behalf of the Trust holds title to Restricted Mortgaged Properties that have an aggregate value (computed on the basis of the outstanding Principal Balance of each related Restricted Mortgage Loan immediately prior to the time the Trust or the Trustee on behalf of the Trust acquired title to the related Restricted Mortgaged Property) that exceeds 0.95% of the aggregate of the Principal Balance of the Mortgage Loans as of the preceding Determination Date, then the Transferor shall, on or prior to the next succeeding Deposit Date, purchase one or more of such Restricted Mortgaged Properties at a price equal to the fair market value of the related Restricted Mortgaged Property (calculated by the Servicer in a manner consistent with the Servicer's customary practice of making valuation determinations in foreclosure proceedings relating to residential mortgage loans in its servicing portfolio at the time of such purchase) so that the aggregate value of such Restricted Mortgaged Properties (calculated as specified above) then owned by the Trust or the Trustee on behalf of the Trust after such purchase or purchases does not exceed 0.90% of the then aggregate of the Principal Balance of the Mortgage Loans.

           Such purchase price shall be deposited in the Certificate Account on the date of such purchase in the manner described in Section 2.03. For purposes of this Agreement, any purchase effected in accordance with this paragraph shall be deemed to be a prepayment of the related Restricted Mortgage Loan. Upon receipt of the related purchase price and written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Transferor the related Mortgage File and other property (including any insurance policy or related present or future insurance proceeds with respect thereto) and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment presented to it by the Transferor, without recourse, as shall be necessary to vest in the Transferor, all of the legal and beneficial ownership of each such Restricted Mortgaged Property and the Trustee shall have no further responsibility with respect to said Mortgage File.

           Notwithstanding the foregoing, the Servicer may purchase from the Trust on any Deposit Date any Mortgage Loan as to which the related Mortgagor has failed to make full Monthly Mortgage Payments as required under the related Mortgage Note for three consecutive months at



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

any time following the related Cut-off Date and prior to such Deposit Date at a price equal to the Purchase Price by depositing such amount in the Certificate Account on such Deposit Date pursuant to Section 3.02; provided, however, that the aggregate Principal Balances of the Mortgage Loans purchased by the Servicer pursuant to the exercise of the option granted in this sentence shall not exceed 5% of the sum of the Original Pool Balance and the Prefunding Account Deposit. In addition, the Servicer, with the consent of the Financial Guaranty Insurer, may purchase from the Trust on any Deposit Date occurring during the 90-day period following the Closing Date any Mortgage Loan as to which a Monthly Mortgage Payment becomes 60 or more days contractually delinquent at any time following the related Cut-off Date and prior to such Deposit Date at a price equal to the Purchase Price by depositing such amount in the Certificate Account on such Deposit Date pursuant to Section 3.02; provided, however, that the aggregate Principal Balances of the Mortgage Loans purchased by the Servicer pursuant to the exercise of the option granted in this sentence shall not exceed 5% of the sum of the Original Pool Balance and the Prefunding Account Deposit. For purposes of this Agreement, any purchase effected in accordance with this paragraph shall be deemed to be a prepayment of each Mortgage Loan so purchased.

           In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders, and the Servicer shall manage, conserve, protect and operate each such Mortgaged Property for the Certificateholders solely for the purpose of its prompt disposition and sale. The Servicer shall use its best efforts to dispose of each such Mortgaged Property as expeditiously as possible consistent with the goal of maximizing Net Liquidation Proceeds (taking into account any unreimbursed Monthly Advances made or expected to be made with respect to such Mortgage Loan). Neither the Trustee nor the Servicer, acting on behalf of the Trust, shall provide financing from the Trust to any purchaser of any such Mortgaged Property.

           In the event that the Trust acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property shall be disposed of by the Servicer on behalf of the Trust before the last day of the third calendar year following the year in which the foreclosure occurred (the "grace period") unless (i) the Servicer on behalf of the REMIC Pool has applied for and received an extension of such grace period pursuant to Code Sections 856(e)(3) and 860G(a)(8)(A), in which case the Servicer shall sell such Mortgaged Property within the applicable extension period or (ii) the Trustee shall have received an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the expiration of the grace period will not result in a tax on prohibited transactions imposed by Code Section 860F(a)(1), or otherwise subject the REMIC Pool to tax or cause the REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Servicer shall further ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the REMIC Pool of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the REMIC Pool does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2) with respect to such property.




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

           Section 3.07. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of the principal balance of any Mortgage Loan, if the Trustee is holding the Mortgage Files, the Servicer shall notify the Trustee by a certification in the form of Exhibit F hereto (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited to the Collection Account pursuant to Section 3.02 have been so deposited) of a Servicing Officer. Such notification shall be made each month at the time that the Servicer delivers its Servicer Remittance Report to the Trustee pursuant to Section 4.01. Upon any such payment in full, the Servicer is authorized to procure from such trustee under the Mortgage that secured the related Mortgage Note a deed of full reconveyance covering the related Mortgaged Property encumbered by such Mortgage, which deed, except as otherwise provided in Section 2941(c) of the California Civil Code or other applicable law, shall be recorded by such trustee in the office of the County Recorder in which the Mortgage is recorded, or, as the case may be, to procure from such trustee an instrument of satisfaction or, if the related Mortgagor so requests, an assignment without recourse, in each case prepared by the Servicer at its expense and executed by the Trustee, which deed of reconveyance, instrument of satisfaction or assignment shall be delivered by the Servicer to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such deed of reconveyance, assignment or instrument of satisfaction shall be reimbursed from amounts at the time on deposit in the Collection or Certificate Account. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon written request of the Servicer and delivery to the Trustee of a trust receipt signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents prepared by the Servicer as shall be necessary to the prosecution of any such proceedings. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee to the Servicer.

           Section 3.08. Servicing Compensation; Payment of Certain Expenses by the Servicer. On each Deposit Date, the Servicer shall be entitled to receive, by withdrawal by the Servicer from the Collection Account, out of collections of interest on the Mortgage Loans in the related Mortgage Loan Group for the related Collection Period, as servicing compensation for such Collection Period, the Monthly Servicing Fee for such Mortgage Loan Group. Additional servicing compensation shall be assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or extension and other administrative charges received by the Servicer and any earnings on investment by the Servicer of amounts held in escrow accounts established thereby on behalf of Mortgagors (any such investment to be made in compliance with applicable law). The Servicer is obligated to pay Compensating Interest for the related Mortgage Loan Group out of the related Monthly Servicing Fee on each Deposit Date, to the extent of the amount of the Monthly Servicing Fee, and shall not be entitled to reimbursement therefor. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of the fees and expenses relating to the Annual Independent Public Accountant's Servicing Report described in Section 3.10, and all other fees and expenses not otherwise expressly stated hereunder for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.




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

           Section 3.09. Annual Statement as to Compliance. (a) The Servicer will deliver to the Trustee, the Financial Guaranty Insurer and each Rating Agency, on or before September 30 of each year, beginning with September 30, 1998, an Officer's Certificate of the Servicer substantially in the form set forth in Exhibit E hereto stating that (a) a review of the activities of the Servicer during the preceding calendar year (or since the Closing Date in the case of the first such statement) and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such year (or since the Closing Date in the case of the first such statement), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

           (b) The Servicer shall deliver to the Trustee, with a copy to each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event that with the giving of notice or the lapse of time, or both, would become an Event of Default.

           Section 3.10. Annual Independent Public Accountants' Servicing Report. On or before September 30 of each year, beginning with September 30, 1998, the Servicer at its expense shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Trustee, the Financial Guaranty Insurer and each Rating Agency to the effect that such firm has examined certain documents and records (including the Servicer Remittance Reports delivered by the Servicer during the period covered by such reports) relating to the servicing activities of the Servicer (which would include servicing of Mortgage Loans under this Agreement) for the period covered by such report, and that such examination (which will have been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in this Agreement), has disclosed no exceptions or errors in records relating to the servicing activities of the Servicer, including servicing of Mortgage Loans subject to this Agreement, that, in the opinion of such firm, are material, except for such exceptions as shall be set forth in such report.

           Section 3.11. Access to Certain Documentation and Information Regarding the Mortgage Loans. (a) The Servicer shall provide to Certificateholders that are federally insured savings associations and the FDIC and its supervisory agents and examiners access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, and to the Trustee all documentation relating to the Mortgage Loans that is in the possession of the Servicer, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

           (b) The Servicer shall supply information to the Trustee in such form as the Trustee shall



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

reasonably request, by the start of the third Business Day preceding each Distribution Date, as is required in the Trustee's reasonable judgment to enable the Trustee to make required distributions and to furnish the certificates, statements and reports to Certificateholders required pursuant to this Agreement.

           Section 3.12. Maintenance of Fidelity Bond and Errors and Omission Policy. The Servicer shall during the term of its service as Servicer maintain in force a (a) policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) fidelity bond in respect of its officers, employees and agents, in each case having coverage amounts that satisfy FNMA or FHLMC requirements for mortgage loan originators and servicers.

           Section 3.13. Notices to the Rating Agencies and the Trustee. In addition to the other notices required to be given to the Rating Agencies, the Financial Guaranty Insurer and the Trustee by the provisions of this Agreement, the Servicer shall give notice to each Rating Agency, the Financial Guaranty Insurer and the Trustee of (a) any amendment to this Agreement, (b) the final distribution on the Offered Certificates, (c) the occurrence of an Event of Default and (d) the repurchase, purchase or substitution, as applicable, of any Mortgage Loan pursuant to Section 2.03, 2.05, 3.01 or 3.06 by the Transferor or Servicer, as the case may be.

           Section 3.14. Reports of Foreclosures and Abandonment of Mortgaged Properties. Each calendar year beginning in 1999 the Servicer shall make the reports of foreclosures and abandonments of any Mortgaged Property required by Code Section 6050J. In order to facilitate this reporting process, the Servicer, on or before February 28th of each year, shall provide to the Internal Revenue Service and the Trustee reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquired an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or
(ii) knows or has reason to know that a Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

           Section 3.15. Sub-Servicers and Sub-Servicing Agreements. (a) The Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution that is acceptable to the Financial Guaranty Insurer in the case of Sub-Servicing of Mortgage Loans in the Fixed Rate Group, and that is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. The Servicer shall not enter into any Sub-Servicing Agreement that does not provide for the servicing of the Mortgage Loans specified therein on a basis consistent with the terms of this Agreement or that otherwise violates the provisions of this Agreement. The Servicer may enter into, and make amendments to, any Sub-Servicing Agreement or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or forms shall be consistent with and not violate the provisions of this Agreement.

           (b) For purposes of this Agreement the Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. With respect to



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

the Servicer's obligations under Section 3.01 to make deposits in the Collection Account, the Servicer shall be deemed to have made such deposits when any Sub-Servicer has made such deposits into a Sub-Servicing Account if permitted by the related Sub-Servicing Agreement.

           (c) Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Trustee shall not be deemed party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer, except that the Trustee shall have such claims or rights that arise as a result of any funds held by a Sub-Servicer in trust for or on behalf of the Trust. Notwithstanding the execution of any Sub-Servicing Agreement, the Servicer shall not be relieved of any liability hereunder and shall remain obligated and liable for the servicing and administration of the Mortgage Loans.

           Section 3.16. Prefunding Account. (a) The Trustee will establish and maintain the Prefunding Account. No later than the Closing Date, the Trustee will deposit in the Prefunding Account: (i) the Fixed Rate Group Prefunding Account Deposit from the proceeds of the sale of the Fixed Rate Group Certificates and (ii) the Adjustable Rate Group Prefunding Account Deposit from the proceeds of the sale of the Adjustable Rate Group Certificates. Subject to
Section 3.16(d), upon the conveyance of Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date, the Transferor shall instruct the Trustee to withdraw from the Prefunding Account (i) an amount equal to the Fixed Rate Group Subsequent Purchase Price for the Subsequent Mortgage Loans bearing fixed Mortgage Loan Rates to be included in the Fixed Rate Group and make a corresponding reduction in the amount of the Fixed Rate Group Prefunding Account Deposit and (ii) an amount equal to the Adjustable Rate Group Subsequent Purchase Price for the Subsequent Mortgage Loans bearing adjustable Mortgage Loan Rates to be included in the Adjustable Rate Group and make a corresponding reduction in the amount of the Adjustable Rate Group Prefunding Account Deposit, and to pay such amount to or upon the order of the Transferor upon satisfaction of the conditions set forth in Section 2.02 of this Agreement with respect to such transfer.

           (b) The Prefunding Account will be part of the Trust but not part of any REMIC Pool. Amounts held in the Prefunding Account shall be invested in Permitted Investments of the type specified in clause (f) of the definition of Permitted Investments. The Trustee shall not be liable for any losses on amounts invested in accordance with the provisions hereof. Any losses realized in connection with any such investment shall be for the account of the Transferor and the Transferor shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Prefunding Account immediately upon the realization of such loss. All interest and any other investment earnings on amounts held in the Prefunding Account shall be taxed to the Transferor and for federal and state income tax purposes the Transferor shall be deemed to be the owner of the Prefunding Account. All interest and any other investment earnings on amounts held in the Prefunding Account shall be paid by the Trustee to the Transferor on the July 1998 Distribution Date.

           (c) On the Distribution Date in July 1998, any amounts remaining in the Prefunding Account (i) in respect of the Fixed Rate Group Prefunding Account Deposit at such time (net of



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

reinvestment earnings payable to the Transferor) shall be deposited at such time into the Certificate Account for distribution as part of the Fixed Rate Group Principal Distribution Amount on the July 1998 Distribution Date and (ii) in respect of the Adjustable Rate Group Prefunding Account Deposit at such time (net of reinvestment earnings payable to the Transferor) shall be deposited at such time into the Certificate Account for distribution as part of the Adjustable Rate Group Principal Distribution Amount on the July 1998 Distribution Date.

           (d) The Trustee will establish and maintain the Escrow Account as an Eligible Account for the benefit of the Certificateholders. The Trustee shall deposit or cause to be deposited any Escrowed Amounts received by or on behalf of the Transferor in respect of the Mortgage Loans on the Closing Date. Thereafter, 100% of the Escrowed Amounts with respect to the Mortgage Loans will be released to the Company upon completion of the Trustee of its review of the Mortgage Loan Documents and either (i) its determination that the conditions set forth in Section 2.02 for inclusion of such Mortgage Loans in the Trust have been satisfied as therein described or (ii) delivery of Qualified Replacement Mortgage Loans and related Mortgage Loan Documents and the Trustee is satisfied that such Mortgage Loans satisfy the conditions set forth in Section 2.02. The Escrow Account will be an asset of the Trust but not of any REMIC.

           Section 3.17. Capitalized Interest Account. (a) Unless all Subsequent Mortgage Loans are purchased by the Trust on the Closing Date, the Trustee shall establish and maintain the Capitalized Interest Account. On the Closing Date, the Trustee will deposit the Capitalized Interest Account Deposit in the Capitalized Interest Account or, if all Subsequent Mortgage Loans are purchased on the Closing Date, in the Certificate Account. The Trustee shall hold the Fixed Rate Group Capitalized Interest Account Deposit for the benefit of the Fixed Rate Group Certificateholders and the Adjustable Rate Group Capitalized Interest Account Deposit for the benefit of the Adjustable Rate Group Certificateholders. If none or less than all of the Subsequent Mortgage Loans are transferred to the Trust on the Closing Date, then on the July 1998 Deposit Date, amounts equal to (i) the Fixed Rate Group Capitalized Interest Account Deposit and (ii) the Adjustable Rate Group Capitalized Interest Account Deposit shall be withdrawn from the Capitalized Interest Account and deposited into the Certificate Account in respect of the related Monthly Interest for the Fixed Rate Group and the Adjustable Rate Group, respectively, for such Distribution Date. If all of the Subsequent Mortgage Loans are transferred to the Trust on the Closing Date, then the sum of the Fixed Rate Group Capitalized Interest Account Deposit and the Adjustable Rate Group Capitalized Interest Account Deposit will be deposited into the Certificate Account on the Closing Date and held there until the Distribution Date in July 1998. On such first Distribution Date, such amounts will be deemed to be available in respect of Monthly Interest for the Fixed Rate Group or Adjustable Rate Group, as appropriate, and will be distributable to the Certificateholders. Any amounts so deposited in the Certificate Account shall not be invested in Permitted Investments or otherwise.

           (b) The Capitalized Interest Account will be part of the Trust but not part of any REMIC Pool. Amounts held in the Capitalized Interest Account prior to the first Deposit Date shall be invested in Permitted Investments of the type specified in clause (e) of the definition of



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

Permitted Investments, which Permitted Investments shall mature no later than the Deposit Date in July 1998. The Trustee shall not be liable for any losses on amounts invested in accordance with the provisions hereof. All interest and other investment earnings on amounts held in the Capitalized Interest Account (and any other amounts remaining on deposit therein in excess of the amounts to be so withdrawn and deposited into the Certificate Account) shall be paid or released by the Trustee to the Transferor on the July 1998 Distribution Date and for federal and state income tax purposes the Transferor shall be deemed to be the owner of the Capitalized Interest Account. Any losses realized in connection with any such investment shall be for the account of the Transferor and the Transferor shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Capitalized Interest Account immediately upon the realization of such loss. All amounts earned on deposit in the Capitalized Interest Account shall be taxed to the Transferor.

           Section 3.18.  [Reserved].

           Section 3.19. Payments on the Financial Guaranty Insurance Policy.
(a) The Trustee will establish and maintain the Policy Payments Account, a separate special purpose trust account for the benefit of the Fixed Rate Group Certificateholders and the Financial Guaranty Insurer. The Trustee shall deposit or cause to be deposited any Insured Amounts or Additional Insurer Payments paid under the Financial Guaranty Insurance Policy in the Policy Payments Accounts and distribute such amounts only for the purpose of payment to the related Fixed Rate Group Certificateholders of the related Insured Amounts or Additional Insurer Payments and such amounts may not be used to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust. Insured Amounts or Additional Insurer Payments deposited in the Policy Payments Account shall not be invested in Permitted Investments or otherwise, and shall be transferred to the Certificate Account on the related Distribution Date and disbursed by the Trustee to the related Fixed Rate Group Certificateholders in accordance with
Section 5.01.

           As soon as possible, and in no event later than 9:00 a.m. (Los Angeles time) on the third Business Day immediately preceding the related Distribution Date, the Trustee shall determine whether an Insured Amount is required to be paid under the Financial Guaranty Insurance Policy with respect to such Distribution Date and, if so, shall immediately notify the Servicer and the Financial Guaranty Insurer by telephone, which notice shall be confirmed in writing by facsimile transmission, of the Trustee's intention so to file the applicable Notice of Claim. If by the close of business in Los Angeles on such date an Insured Amount is still required to be paid under the Financial Guaranty Insurance Policy with respect to such Distribution Date, the Trustee shall furnish the Financial Guaranty Insurer with a completed Notice of Claim in respect of such Insured Amount by 12:00 noon New York City time on the next succeeding Business Day and shall provide a copy thereof to the Servicer at or prior to the time such Notice of Claim is received by the Financial Guaranty Insurer. The Notice of Claim shall constitute a claim therefor pursuant to the Financial Guaranty Insurance Policy. In the event any funds are received by the Trustee from the Servicer prior to the close of business in Los Angeles on the Business Day following the transmission of a Notice of Claim to the Financial Guaranty Insurer, and such funds reduce the amount of the Insured Amount to which such Notice of Claim relates, the



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

Insured Amount to which such Notice of Claim relates shall be reduced by a corresponding amount, and the Notice of Claim shall be deemed to have been rescinded to the extent of the reduction of the Insured Amount. Notification of any such reduction in the Insured Amount shall be given to the Financial Guaranty Insurer by the Trustee by no later than 8:00 A.M., Los Angeles time, on the related Distribution Date. The Financial Guaranty Insurer shall, pursuant to the Financial Guaranty Insurance Policy, pay to the Trustee the Insured Amount by 2:00 P.M., New York City time, on the later of (i) the Business Day following receipt of such Notice of Claim and (ii) such Distribution Date. The Trustee shall deposit or cause to be deposited such Insured Amount in the Certificate Account.

           (b) Each Fixed Rate Group Certificateholder shall promptly notify the Trustee in writing upon the receipt of a court order as described in the definition of Preference Amount and shall enclose a copy of such order with such notice to the Trustee. The Trustee shall promptly notify the Financial Guaranty Insurer upon its receipt of any such court order. If the payment of any portion of Insured Amount distributable to a Fixed Rate Group Certificateholder on any Distribution Date is avoided as a preference pursuant to a final, nonappealable order under the Bankruptcy Code (the "Order"), the Financial Guaranty Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order or (b) the first to occur of (i) the fourth Business Day following receipt by the Financial Guaranty Insurer from the Trustee of (A) a copy of the final nonappealable order of the court pursuant to the United States Bankruptcy Code to the effect that the related Certificateholder is required to return distributions paid on a Certificate held thereby during the term of the Financial Guaranty Insurance Policy because such payments were avoidable as preference payments pursuant to an Order, (B) a certificate of such Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by such Certificateholder in such form as is reasonably required by the Financial Guaranty Insurer and provided thereto by the Financial Guaranty Insurer, irrevocably assigning to the Financial Guaranty Insurer all rights and claims of (i) such Certificateholder relating to or arising under the Certificate held thereby against the debtor that made such preference payment or otherwise with respect to such preference payment or (ii) the date of receipt by the Financial Guaranty Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of receipt, the Financial Guaranty Insurer shall have received written notice from the Trustee that such items were to be delivered on such date and such date was specified in the notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in named in the Order and not to the Trustee or any Fixed Rate Group Certificateholder directly (unless a Fixed Rate Group Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Financial Guaranty Insurer).

           (c) The Trustee shall receive, as attorney-in-fact for each Fixed Rate Group Certificateholder, any Insured Amount allocable to the Fixed Rate Group Certificates held thereby, from the Financial Guaranty Insurer and disburse the same in accordance with the provisions of Section 5.01. Any portion of the distributions made by the Trustee in respect of



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

any Accrued Certificate Interest or Coverage Deficit of the Certificate Principal Balance of any class of Fixed Rate Group Certificates on the Final Scheduled Distribution Date of such class or payment of Additional Insurer Payments by the Financial Guaranty Insurer from proceeds of the Financial Guaranty Insurance Policy shall not be considered payment by the Trust, nor shall such payments discharge the obligation of the Trust with respect to such Certificateholders, and the Financial Guaranty Insurer shall become the owner of such unpaid amounts in respect of the Fixed Rate Group Certificates with respect to which they are made. The Trustee hereby agrees on behalf of each Fixed Rate Group Certificateholder for the benefit of the Financial Guaranty Insurer that it recognizes that: (i) to the extent the Financial Guaranty Insurer pays any Insured Amounts in respect of the Class A-1F Certificates, either directly or indirectly (as by paying through the Trustee), to the Class A-1F Certificateholders, the Financial Guaranty Insurer will be subrogated to the rights of the Class A-1F Certificateholders with respect to such Insured Amounts paid in respect of such Certificateholders, shall be deemed to the extent of the Insured Amounts so paid in respect of such Certificateholders, to be a registered Class A-1F Certificateholder and shall be entitled to receive all future distributions on the Class A-1F Certificates until all such Insured Amounts (together with interest thereon at the Class A-1F Pass-Through Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed; (ii) to the extent the Financial Guaranty Insurer pays any Insured Amounts in respect of the Class A-2F Certificates, either directly or indirectly (as by paying through the Trustee), to the Class A-2F Certificateholders, the Financial Guaranty Insurer will be subrogated to the rights of the Class A-2F Certificateholders with respect to such Insured Amounts paid in respect of such Certificateholders, shall be deemed to the extent of the Insured Amounts so paid in respect of such Certificateholders, to be a registered Class A-2F Certificateholder and shall be entitled to receive all future distributions on the Class A-2F Certificates until all such Insured Amounts (together with interest thereon at the Class A-2F Pass-Through Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed; (iii) to the extent the Financial Guaranty Insurer pays any Insured Amounts in respect of the Class A-3F Certificates, either directly or indirectly (as by paying through the Trustee), to the Class A-3F Certificateholders, the Financial Guaranty Insurer will be subrogated to the rights of the Class A-3F Certificateholders with respect to such Insured Amounts paid in respect of such Certificateholders, shall be deemed to the extent of the Insured Amounts so paid in respect of such Certificateholders, to be a registered Class A-3F Certificateholder and shall be entitled to receive all future distributions on the Class A-3F Certificates until all such Insured Amounts (together with interest thereon at the Class A-3F Pass-Through Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed, in each case subject to the following paragraph;
(iv) to the extent the Financial Guaranty Insurer pays any Insured Amounts in respect of the Class A-4F Certificates, either directly or indirectly (as by paying through the Trustee), to the Class A-4F Certificateholders, the Financial Guaranty Insurer will be subrogated to the rights of the Class A-4F Certificateholders with respect to such Insured Amounts paid in respect of such Certificateholders, shall be deemed to the extent of the Insured Amounts so paid in respect of such Certificateholders, to be a registered Class A-4F Certificateholder and shall be entitled to receive all future distributions on the Class A-4A Certificates until all such Insured Amounts (together with interest thereon at the Class A-4F Pass-Through Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed, in each case subject to the following




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


paragraph; (v) to the extent the Financial Guaranty Insurer pays any Insured Amounts in respect of the Class A-5F Certificates, either directly or indirectly (as by paying through the Trustee), to the Class A-5F Certificateholders, the Financial Guaranty Insurer will be subrogated to the rights of the Class A-5F Certificateholders with respect to such Insured Amounts paid in respect of such Certificateholders, shall be deemed to the extent of the Insured Amounts so paid in respect of such Certificateholders, to be a registered Class A-5F Certificateholder and shall be entitled to receive all future distributions on the Class A-5F Certificates until all such Insured Amounts (together with interest thereon at the Class A-5F Pass-Through Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed, in each case subject to the following paragraph; (vi) to the extent the Financial Guaranty Insurer pays any Insured Amounts in respect of the Class A-6F Certificates, either directly or indirectly (as by paying through the Trustee), to the Class A-6F Certificateholders, the Financial Guaranty Insurer will be subrogated to the rights of the Class A-6F Certificateholders with respect to such Insured Amounts paid in respect of such Certificateholders, shall be deemed to the extent of the Insured Amounts so paid in respect of such Certificateholders, to be a registered Class A-6F Certificateholder and shall be entitled to receive all future distributions on the Class A-6F Certificates until all such Insured Amounts (together with interest thereon at the Class A-6F Pass-Through Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed, and (vii) to the extent the Financial Guaranty Insurer pays any Insured Amounts in respect of the Class A-IO Certificates, either directly or indirectly (as by paying through the Trustee), to the Class A-IO Certificateholders, the Financial Guaranty Insurer will be subrogated to the rights of the Class A-IO Certificateholders with respect to such Insured Amounts paid in respect of such Certificateholders, shall be deemed to the extent of the Insured Amounts so paid in respect of such Certificateholders, to be a registered Class A-IO Certificateholder and shall be entitled to receive all future distributions on the Class A-IO Certificates until all such Insured Amounts (together with interest thereon at the Class A-IO Pass-Through Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed; in each case subject to the following paragraph. To evidence such subrogation, the Trustee shall note the Financial Guaranty Insurer's rights as subrogee on the registration books maintained by the Trustee. Except as otherwise described herein, the Financial Guaranty Insurer shall not acquire any voting rights hereunder as a result of such subrogation. The effect of the foregoing provisions is that, to the extent of any Insured Amount made by it on each Distribution Date, the Financial Guaranty Insurer shall be paid before any other distributions are made to the related Fixed Rate Group Certificateholders, in each case subject to the following paragraph.

           Notwithstanding the provisions of the preceding paragraph, it is understood and agreed that the intention of the parties is that the Financial Guaranty Insurer shall not be entitled to reimbursement on any Distribution Date for amounts previously paid by it (i) in respect of the Class A-1F Certificates unless on such Distribution Date the Class A-1F Certificateholders shall also have received the full amount of the Class A-1F Accrued Certificate Interest and the amount of any Extra Principal Distribution Amount sufficient to fund any related Overcollateralization Deficit allocated for distribution to such Class A-1F Certificateholders for such Distribution Date, (ii) in respect of the Class A-2F Certificates unless on such Distribution Date the Class A-2F Certificateholders shall also have received the full amount of the Class A-2F Accrued

Certificate Interest and the amount of any Extra Principal Distribution Amount sufficient to fund any related Overcollateralization Deficit allocated for distribution to such Class A-2F Certificateholders for such Distribution Date,
(iii) in respect of the Class A-3F Certificates unless on such Distribution Date the Class A-3F Certificateholders shall also have received the full amount of the Class A-3F Accrued Certificate Interest and the amount of any Extra Principal Distribution Amount or Realized Losses sufficient to fund any related Overcollateralization Deficit allocated for distribution to such Class A-3F Certificateholders for such Distribution Date, (iv) in respect of the Class A-4F Certificates unless on such Distribution Date the Class A-4F Certificateholders shall also have received the full amount of the Class A-4F Accrued Certificate Interest and the amount of any Extra Principal Distribution Amount sufficient to fund any related Overcollateralization Deficit allocated for distribution to such Class A-4F Certificateholders for such Distribution Date, (v) in respect of the Class A-5F Certificates unless on such Distribution Date the Class A-5F Certificateholders shall also have received the full amount of the Class A-5F Accrued Certificate Interest and the amount of any Extra Principal Distribution Amount sufficient to fund any related Overcollateralization Deficit allocated for distribution to such Class A-5F Certificateholders for such Distribution Date, (vi) in respect of the Class A-6F Certificates unless on such Distribution Date the Class A-6F Certificateholders shall also have received the full amount of the Class A-6F Accrued Certificate Interest and the amount of any Extra Principal Distribution Amount sufficient to fund any related Overcollateralization Deficit allocated for distribution to such Class A-6F Certificateholders for such Distribution Date, and (vii) in respect of the Class A-IO Certificates unless on such Distribution Date the Class A-IO Certificateholders shall also have received the full amount of the Class A-IO Accrued Certificate Interest.

           (d) The Trustee shall be entitled to enforce on behalf of the Fixed Rate Group Certificateholders the obligations of the Financial Guaranty Insurer under the Financial Guaranty Insurance Policy. The Fixed Rate Group Certificateholders are not entitled to institute proceedings directly against the Financial Guaranty Insurer. Each Fixed Rate Group Certificateholder, by its purchase of any of the Fixed Rate Group Certificates, the Transferor, the Servicer and the Trustee hereby agree that the Financial Guaranty Insurer may at any time during the continuation of any proceeding relating to a preference claim direct all matters relating to such preference claim, including, without limitation, the direction of any appeal of any order relating to such preference claim and the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Financial Guaranty Insurer shall be subrogated to the rights of the Servicer, the Trustee and each Fixed Rate Group Certificateholder in the conduct of any such preference claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such preference claim.

           (e) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any of the Fixed Rate Group Certificates from monies received under the Financial Guaranty Insurance Policy. The Financial Guaranty Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's notice to the Trustee.



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           Section 3.20. Rights of the Financial Guaranty Insurer to Exercise
Rights of Fixed Rate Group Certificateholders. By accepting its Certificate, each Fixed Rate Group Certificateholder agrees that unless a Financial Guaranty Insurer Default exists, the Financial Guaranty Insurer shall have the right to exercise all rights of the Fixed Rate Group Certificateholders under this Agreement without any further consent of the Fixed Rate Group Certificateholders, including, without limitation:

           (i) the right to direct foreclosures upon Mortgage Loans upon failure of the Servicer to do so;

           (ii) the right to require the Transferor to repurchase or substitute for, or to require the Servicer to purchase, Mortgage Loans pursuant to Sections
2.03 and 2.05; and

           (iii) the right to direct the actions of the Trustee during the continuance of an Event of Default.

In addition, each Fixed Rate Group Certificateholder agrees that, unless a Financial Guaranty Insurer Default exists, the rights specifically set forth above may be exercised by the Fixed Rate Group Certificateholders only with the prior written consent of the Financial Guaranty Insurer.

           Section 3.21. Trust and Accounts Held for Benefit of the Certificateholders and Financial Guaranty Insurer. The Trustee shall hold the Trust and the Mortgage Files for the benefit of the Certificateholders and, provided there does not exist a Financial Guaranty Insurer Default, the Financial Guaranty Insurer, and all references in this Agreement (including, without limitation, in Sections 2.01, 2.02 and 2.03) and in the Certificates to the benefit of Holders of the Certificates shall, provided there does not exist a Financial Guaranty Insurer Default, also be deemed to be for the benefit of the Financial Guaranty Insurer. The Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Collection Account for the benefit of the Certificateholders and, provided there does not exist a Financial Guaranty Insurer Default, for the benefit of the Financial Guaranty Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall, provided there does not exist a Financial Guaranty Insurer Default, also be deemed to be for the benefit of the Financial Guaranty Insurer. All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Certificateholders shall also be sent to the Financial Guaranty Insurer.



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                                  ARTICLE FOUR
                                REMITTANCE REPORT


           Section 4.01. Servicer Remittance Report. With respect to each Distribution Date, not later than the fifth Business Day prior to the related Deposit Date the Servicer shall deliver to the Trustee a computer-readable magnetic tape containing the Servicer Remittance Report relating to the Fixed Rate Group and the Servicer Remittance Report relating to the Adjustable Rate Group detailing the payments and collections received in respect of the Mortgage Loans in the related Mortgage Loan Group during the immediately preceding Collection Period. The computer-readable magnetic tape shall include loan-by-loan information that specifies account number, borrower name, outstanding principal balance and activity since the last Distribution Date. Such tape shall be in the form and have the specifications as may be agreed to between the Servicer and the Trustee from time to time.

           In addition to the foregoing, the Servicer shall provide the Trustee at the time the tape is delivered to the Trustee a Liquidation Report for the Fixed Rate Group, with respect to each Mortgage Loan in the Fixed Rate Group that became a Liquidated Mortgage Loan during the related Collection Period and a Liquidation Report for the Adjustable Rate Group, with respect to each Mortgage Loan in the Adjustable Rate Group that became a Liquidated Mortgage Loan during the related Collection Period, in either case substantially in the form of Exhibit G hereto.

           Section 4.02. Trustee Distribution Date Statement. The Trustee shall, not later than the Business Day prior to each Deposit Date, furnish by telecopy to the Servicer, Financial Guaranty Insurer and each Rating Agency a statement derived from information on the Servicer Remittance Report for each Mortgage Loan Group and the related Offered Certificates, relating to the next succeeding Distribution Date:

                     (a) the total amount of payments in respect of or allocable to interest on the Mortgage Loans received or deemed to have been received from the related Mortgagors by the Servicer during such Collection Period (including any net income from REO Properties received during the related Collection Period);

                     (b) the aggregate amount of all Principal Prepayments received from the related Mortgagors by the Servicer during such Collection Period;

                     (c) the aggregate amount of all Principal Payments received or deemed to have been received from the related Mortgagors by the Servicer during such Collection Period;

                     (d) the total amount of Payments Ahead received during the related Collection Period;

                     (e) the aggregate of any Trust Insurance Proceeds received by the Servicer during such Collection Period;



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
                     (f) the aggregate of any Net Liquidation Proceeds received by the Servicer during such Collection Period;

                     (g) the total amount of Compensating Interest payments to be paid by the Servicer pursuant to Section 3.08;

                     (h) the aggregate Purchase Prices for (i) any Defective Mortgage Loans that the Transferor is required to repurchase on the related Deposit Date pursuant to Section 2.03 or 2.05 and (ii) any Mortgage Loan that the Servicer is required to purchase on the related Deposit Date pursuant to Section 3.01 or 3.06;

                     (i) any amounts required to be deposited by the Transferor on the related Deposit Date in connection with the substitution of a Qualified Replacement Mortgage Loan pursuant to Section 2.03 or 2.05;

                     (j) the amount of Monthly Advances to be made by the Servicer pursuant to Section 5.02(a);

                     (k) the related Monthly Servicing Fee attributable to the Mortgage Loans in the related Mortgage Loan Group;

                     (l) the amount of Monthly Advances reimbursable to the Servicer in such Collection Period pursuant to Section 5.02(a) and not previously reimbursed;

                     (m) the amount of any Servicing Advance made by the Servicer pursuant to Section 5.02(b) and not previously reimbursed;

                     (n) the amount of any Interest Shortfall for the related Distribution Date; and

                     (o) the number and Principal Balance of Mortgage Loans in each Mortgage Loan Group that, as of the related Determination Date were (i) 30 or more days contractually delinquent, (ii) 60 or more days contractually delinquent, (iii) 90 or more days contractually delinquent, (iv) in foreclosure, (v) as to which the Mortgagor is in bankruptcy to the knowledge of the Servicer, or (vi) as to which the related Mortgaged Property was an REO Property.



                                  ARTICLE FIVE
                           PAYMENTS AND STATEMENTS TO
                               CERTIFICATEHOLDERS


           Section 5.01. Distributions. On each Distribution Date, the Trustee shall distribute to each



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Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution to Certificateholders if the termination of the Trust is in connection with a purchase of the assets of the Trust by the Servicer pursuant to Section 10.01) by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by a Holder of a Certificate, by wire transfer (in the event such Certificateholder owns of record one or more Certificates that have principal denominations aggregating at least $5,000,000 and has given the Trustee, at least five Business Days prior to the related Record Date, written instruction for making such wire transfer to a bank account maintained in the United States), or by such other means of payment as such Certificateholder and the Trustee shall agree, such Certificateholder's Percentage Interest of the following amounts (to the extent applicable to the Class of such Holder's Certificate) and in the following orders of priority with respect to each Mortgage Loan Group. Notwithstanding such priorities, the aggregate of amounts distributed on all Distribution Dates in reduction of the Certificate Principal Balance of any Class shall not exceed the Certificate Principal Balance of such Class as of the Closing Date.

           (a) On each Distribution Date interest distributions will be made in the following order of priority:

           First, with respect to the Fixed Rate Group from related Monthly Interest, if no Financial Guaranty Insurer Default has occurred or is continuing, to the Financial Guaranty Insurer the amount of any unreimbursed payments of the Insured Amounts (together with interest thereon at the Class A-1F Pass-Through Rate, Class A-2F Pass-Through Rate, Class A-3F Pass-Through Rate, Class A-4F Pass-Through Rate, Class A-5F Pass-Through Rate, Class A-6F Pass-Through Rate, or Class A-IO Pass-Through Rate, as specified in Section 3.19(c), if such amounts remain unpaid from any prior Distribution Date) and any accrued and unpaid Financial Guaranty Insurer Premium;

           Second, (i) with respect to the Fixed Rate Group Certificateholders, Monthly Interest with respect to the Fixed Rate Group on a pro rata basis based on the aggregate amount of Accrued Certificate Interest to the holders of the Certificate of each such Class, up to the amount of Accrued Certificate Interest with respect to such Class plus any outstanding Interest Carry Forward Amount with respect to such Class, and concurrently (ii) to the Class A-1A Certificateholders, Monthly Interest with respect to the Adjustable Rate Group up to the amount of Accrued Certificate Interest for such Class plus any outstanding Interest Carry Forward Amount with respect to such Class;

           Third, with respect to the Class M-1A Certificateholders, Monthly Interest with respect to the Adjustable Rate Group then remaining, up to the amount of Accrued Certificate Interest with respect to such Class;

           Fourth, with respect to the Class M-2A Certificateholders, Monthly Interest with respect to the Adjustable Rate Group then remaining, up to the amount of Accrued Certificate Interest with respect to such Class;

           Fifth, with respect to the Class B-1A Certificateholders, Monthly Interest with respect to the



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

Adjustable Rate Group then remaining, up to the amount of Accrued Certificate Interest with respect to such Class;

           Sixth, any Monthly Excess Cashflow Amount will be applied as set forth in Section 5.01(d).

           (b) With respect to the Fixed Rate Group and each Distribution Date, the Fixed Rate Group Certificateholders will be entitled to receive 100% of the Fixed Rate Group Principal Distribution Amount for such Distribution Date as follows: first, to the Class A-6F Certificateholders, the Class A-6F Lockout Distribution Amount, and then to all Fixed Rate Group Certificateholders, by Class in sequential order until the Certificate Principal Balance of each such Class has been reduced to zero and then to Class A-6F Certificateholders until the Certificate Principal Balance has been reduced to zero.

           Any remaining Fixed Rate Group Principal Distribution Amount shall be distributed as part of the Monthly Excess Cashflow Amount with respect to the Fixed Rate Group as set forth in Section 5.01(d).

           (c) with respect to the Adjustable Rate Group and each Distribution Date before the related Step Down Date, the Adjustable Rate Group Certificateholders will be entitled to receive payment of 100% of the priority and amounts set forth below up to the Adjustable Rate Group Principal Distribution Amount for such Distribution Date by Class in sequential order (i.e., first to the Class A-1A Certificates, then to the Class M-1A Certificates, and so forth) until the Certificate Principal Balance of each of such Class has been reduced to zero. With respect to the Adjustable Rate Group and each Distribution Date on or after the Step Down Date, the Adjustable Rate Group Certificateholders will be entitled to receive payments of principal in the order of priority and amounts set forth below up to the Principal Distribution Amount with respect to the Adjustable Rate Group:

           First, the Adjustable Rate Group Principal Distribution Amount not to exceed the related Class A-1A Principal Distribution Amount, shall be distributed to the Class A-1A Certificateholders until the Certificate Balance thereof has been reduced to zero;

           Second, any remaining Principal Distribution Amount related to the Class M-1A Certificates, not to exceed the Class M-1A Principal Distribution Amount, shall be distributed until the Certificate Balance thereof has been reduced to zero;

           Third, any remaining Principal Distribution Amount related to the Class M-2A Certificates, not to exceed the Class M-2A Principal Distribution Amount, shall be distributed until the Certificate Balance thereof has been reduced to zero;

           Fourth, any remaining Principal Distribution Amount related to the Class B-1A Certificates, not to exceed the Class B-1A Principal Distribution Amount, shall be distributed until the Certificate Balance thereof has been reduced to zero; and

           Fifth, any remaining Adjustable Rate Group Principal Distribution Amount shall be distributed as part of the Monthly Excess Cashflow Amount with respect to such Mortgage Loan Group as set forth in Section 5.01(d).

           (d) The Monthly Excess Cashflow Amount with respect to each Mortgage Loan Group shall be applied in the following order of priority on any Distribution Date:

                     Any Monthly Excess Cashflow Amount with respect to the Fixed Rate Group shall be applied in the following order of priority on any Distribution Date:

                     (1) to fund any Interest Carry Forward Amount for the Fixed Rate Group Certificates pro rata based upon the outstanding Interest Carry Forward Amounts for each Class of such Certificates;

                     (2) If no Financial Guaranty Insurer Default has occurred or is continuing, to reimburse the Financial Guaranty Insurer for any unreimbursed Insured Amounts (together with interest thereon at the Class A-1F Pass-Through Rate, Class A-2F Pass-Through Rate, Class A-3F Pass-Through Rate, Class A-4F Pass-Through Rate, Class A-5F Pass-Through Rate, Class A-6F Pass-Through Rate, or a Class A-IO Pass-Through Rate as specified in Section 3.19(c) if such amounts remain unpaid from any prior Distribution Date) and any accrued and unpaid Financial Guaranty Insurer Premium;

                     (3) to fund the related Extra Principal Distribution Amount for such Distribution Date;


                     (4) to reimburse the Financial Guaranty Insurer for any amounts due and owing under the Financial Guaranty Insurance Agreement to the extent not paid pursuant to clause (2) above;

                     (5) to the Servicer to the extent of any unreimbursed Monthly Advances or Servicing Advances with respect to the Fixed Rate Group;

                     (6) to fund the amounts, if any, described in clauses (4),
(6) and (8) below with respect to the Adjustable Rate Group, to the extent that such amounts have not been funded in full through the application of any Monthly Excess Cashflow Amount with respect to the Adjustable Rate Group on such Distribution Date provided that any portion of the Monthly Excess Cashflow Amount with respect to the Fixed Rate Group Certificates that consists of any payment by the Financial Guaranty Insurer will be excluded from such funding;

                     (7) to fund a distribution to Class C Certificateholders of the Class C Distribution Amount plus any Class C Carryforward Amount; and

                     (8) to fund a distribution to the Class R Certificates.



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

           Any Monthly Excess Cashflow Amount with respect to the Adjustable Rate Group shall be applied in the following order of priority on any Distribution Date:

                     (1) to fund any Interest Carry Forward Amount for the Class A-1A Certificates;

                     (2) to fund the related Extra Principal Distribution for such Distribution Date;

                     (3) to fund any Interest Carry Forward Amount for the M-1A Certificates.

                     (4) to fund any Class M-1A Realized Loss Amortization
Amount;

                     (5) to fund any Interest Carry Forward Amount for the Class M-2A Certificates;

                     (6) to fund any Class M-2A Realized Loss Amortization
Amount;

                     (7) to fund any Interest Carry Forward Amount for the Class B-1A Certificates;

                     (8) to fund any Class B-1A Realized Loss Amortization
Amount;

                     (9) if a Trigger Event has occurred and is continuing, an amount equal to the excess of the Adjustable Rate Group Principal Distribution Amount over the sum of the Class A-1A Principal Distribution Amount, the Class M-1A Principal Distribution Amount, the Class M-2A Principal Distribution Amount and the Class B-1A Principal Distribution Amount will be distributed to the Class B-1A Certificateholders, Class M-2A Certificateholders, Class M-1A Certificateholders and Class A-1A Certificateholders, in that order, until the Certificate Principal Balance of the related Class of Certificates has been reduced to zero;

                     (10) to the Servicer to the extent of any unreimbursed Monthly Advances or Servicing Advances with respect to the Adjustable Rate Group;

                     (11) to fund any amounts described in clauses (2) and (4) above for such Distribution Date and the Fixed Rate Group (but not to exceed unreimbursed Insured Amounts relating to claims with respect to Coverage Deficits) and to fund any amount described in clause (3) above for the Fixed Rate Group and such Distribution Date only to the extent a Coverage Deficit exist, in each case to the extent such amounts have not been funded in full through the application of any Monthly Excess Cashflow Amount with respect to the Adjustable Rate Group on such Distribution Date; provided that any portion of Monthly Excess Cashflow Amount with respect to the Fixed Rate Group Certificates that consists of amounts paid by the Financial Guaranty Insurer will be excluded from such funding;

                     (12) to fund a distribution to Class C Certificateholders of the Class C Distribution Amount plus any Class C Carryforward Amount; and

                     (13) to fund a distribution to one or more of the Class R Certificateholders.



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

           (e) In addition to the foregoing, on each Distribution Date the Trustee shall include in the distribution (i) to each holder of Fixed Rate Group Certificates, such Certificateholder's Percentage Interest of any Insured Amount allocable to the Fixed Rate Group Certificates, as the case may be, received from the Financial Guaranty Insurer in respect of such Distribution Date, first to cover any shortfalls in the Monthly Interest available to cover distributions in respect of Accrued Certificate Interest with respect thereto for such Distribution Date and then to reduce the Certificate Principal Balances of the Fixed Rate Group Certificates on a pro rata basis (based on their respective outstanding Certificate Principal Balances) by an amount equal to the Coverage Deficit with respect to such Distribution Date.

           Notwithstanding any of the foregoing, the aggregate of amounts distributed on all Distribution Dates in reduction of the Certificate Principal Balance of any Class of Certificates shall not exceed the Certificate Principal Balance of such Class as of the Closing Date.

           Amounts to be paid to the Financial Guaranty Insurer by the Trustee under this Agreement will be paid by wire transfer of same day funds.

           Section 5.02. Monthly Advances; Servicing Advances. (a) On or before each Deposit Date, the Servicer will deposit in the Certificate Account in respect of the Fixed Rate Group and the Adjustable Rate Group, in same day funds, an amount, if any (a "Monthly Advance"), equal to the sum of (i) with respect to all Mortgage Loans that are delinquent as of the close of business on the related Determination Date, the aggregate of the interest portions of each Monthly Mortgage Payment in respect of the related Mortgage Loan Group due during the related Collection Period (net of the aggregate of the Monthly Servicing Fees for each Mortgage Loan Group attributable to such Mortgage Loans), inclusive of those amounts representing the interest portions of Monthly Mortgage Payments due during the first Collection Period, plus (ii) with respect to all Mortgage Loans that are not delinquent Mortgage Loans as of the close of business on the last day of such Collection Period, an amount equal to the amount of interest that would accrue on each such Mortgage Loan at the related Mortgage Loan Rate (net of the aggregate of the Monthly Servicing Fees for each Mortgage Loan Group attributable to such Mortgage Loans) in a period of 30 days minus the number of days from the first day of such Collection Period to the related due date for such Mortgage Loan during such Collection Period, plus
(iii) with respect to each Mortgaged Property that was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which a final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the Principal Balance of such REO Property at the related Mortgage Interest Rate (net of the Monthly Servicing Fee attributable to such REO Property) over the net income from such REO Property transferred to the Collection Account or the Certificate Account, as the case may be, for such Distribution Date; provided, however, that in no case will the Servicer be required to make advances with respect to any period or portion of any Collection Period following the final due date with respect to any Mortgage Loan. All or a portion of any Monthly Advance required to be made on a Deposit Date may be paid out of amounts on deposit in the Collection Account in respect of the related Mortgage Loan Group that are not required to be deposited on such Deposit Date in the Certificate Account as any portion of Monthly Interest for such Mortgage Loan Group and the related Distribution Date; provided,



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
however, that the Servicer shall be required to replace any such amounts by deposit to the Collection Account on or before the next Deposit Date and the amount of such deposit shall thereafter be considered a Monthly Advance for purposes of reimbursement under this Agreement. The Servicer may recover Monthly Advances, if not theretofore recovered from the Mortgagor on whose behalf such Monthly Advance was made, from collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan or, as provided in clause (10) of Section 5.01(d), from amounts in respect of the related Mortgage Loan Group that would otherwise be distributed to the Class C Certificateholder on such Distribution Date.

           (b) The Servicer shall from time to time during the term of this Agreement make such Servicing Advances as the Servicer shall deem appropriate or advisable under the circumstances and are required pursuant to the terms of this Agreement. Servicing Advances may be paid by the Servicer out of amounts on deposit in the Collection Account in respect of the related Mortgage Loan Group from time to time; provided, however, that the Servicer shall be required to replace any such amounts by deposit to the Collection Account in respect of the related Mortgage Loan Group on or before the first Deposit Date occurring after the payment of a Servicing Advance with such amounts, and the amount of such deposit shall thereafter be considered a Servicing Advance for purposes of reimbursement under this Agreement. All Servicing Advances made by the Servicer shall be reimbursable from collections or recoveries relating to the Mortgage Loans in respect of which such Servicing Advances have been made or, as provided in clause (10) of Section 5.01(d) with respect to the Adjustable Rate Group Mortgage Loans, from amounts that would otherwise be distributed to the Class C Certificateholder on a Distribution Date. Notwithstanding anything herein to the contrary, no Servicing Advances need by made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Advance.

           Section 5.03. Statements to Certificateholders. Concurrently with each distribution charged to the Certificate Account on a Distribution Date the Trustee shall forward to the Financial Guaranty Insurer and each Rating Agency and shall mail to each Holder of a Certificate, a written statement setting forth the following information with respect to the applicable Class of Offered Certificates to which such statement (a "Statement to Certificateholders") relates:

                     (a) the amount of the distribution with respect to each Class of Certificates;

                     (b) the amount of such distributions allocable to principal on the related Mortgage Loans in each Mortgage Loan Group, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein;

                     (c) the amount of such distributions allocable to interest;

                     (d) the Interest Carry Forward Amount for each Class;

                     (e) the outstanding Certificate Principal Balance of each Class of Offered Certificates which will be outstanding after giving effect to any payment of principal on



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

           such Distribution Date;

                     (f) the aggregate of the Principal Balances of all Mortgage Loans after giving effect to any payments of principal on such Distribution Date by Mortgage Loan Group and for the entire Trust, and each Group Factor;

                     (g) based upon information furnished by the Servicer, such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Certificateholders in computing their market discount;

                     (h) the total of all amounts paid by the Transferor and the Servicer during the related Collection Period in connection with purchases or repurchases from the Trust of Mortgage Loans and substitutions for Mortgage Loans of Qualified Replacement Mortgage Loans with respect to each Mortgage Loan Group and by reason for such purchase;

                     (i) the weighted average Mortgage Loan Rate of the Mortgage Loans with respect to each Mortgage Loan Group;

                     (j) whether a Trigger Event has occurred and, if so, what event;

                     (k) the Senior Enhancement Percentage and the Stepped Up Enhancement Percentage for each Mortgage Loan Group;

                     (l) the amount of any Extra Principal Distribution Amount included in such distribution;

                     (m) the related Overcollateralization Amount and Targeted Overcollateralization Amount for each Mortgage Loan Group and all delinquency and loss information necessary to calculate the Targeted Overcollateralization Amount for each Mortgage Loan Group;

                     (n) the amount, if any, of Insured Amounts distributable to each Class of Adjustable Rate Group Certificates on such Distribution Date, the Financial Guaranty Insurer Premium paid on such Distribution Date, and the aggregate amount of Insured Amounts, interest thereon and previously unpaid Financial Guaranty Insurer Premiums paid on such Distribution Date and remaining to be paid on such Distribution Date or any future Distribution Date;

                     (o) the amount of any Applied Realized Loss Amount, Realized Loss Amortization Amount and Unpaid Realized Loss Amount for each Class of Fixed Rate Group Certificates as of the close of such Distribution Date; and

                     (p) such other information as the Financial Guaranty Insurer may reasonably request to the extent such information is available to the Trustee from the Servicer and is produced by the Servicer in the ordinary course of the Servicer's business.



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

                     In the case of information furnished pursuant to subclauses
           (a), (b), (c) and (d) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 principal denomination.

                     Within 90 days after the end of each calendar year, the Trustee shall mail such report to Prudential Securities Incorporated, One New York Plaza, 17th Floor, New York New York 10292, Attention:
           Mary Alice Kohs (which report shall include, in addition to the information contained in reports to others hereunder, the total amount of interest on the Mortgage Loans for the period covered by such report), and to each Person who at any time during the calendar year was an Offered Certificateholder, a statement for each Certificateholder containing the information set forth in subclauses
           (a) through (c) above, aggregated for such calendar year or, in the case of each Person who was an Offered Certificateholder for a portion of such calendar year, setting forth such information for each month thereof for the portion of the year during which such Person was a Certificateholder. The Servicer shall provide any other information necessary in order to report income in respect of the Certificateholders for federal income tax purposes.

           Section 5.04. Applied Realized Loss Amount. On each Distribution Date, based on the information furnished by the Servicer, the Trustee shall determine the total Applied Realized Loss Amounts for the Fixed Rate Group for such Distribution Date. Such Applied Realized Loss Amounts shall be applied by reducing the Certificate Principal Balance of each Class of Subordinate Certificates beginning with the Class B-1A Certificates, and then the Class M Certificates then outstanding with the highest numerical Class designation, in each case until the respective Certificate Principal Balance thereof is reduced to zero. Any Applied Realized Loss Amount allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

           Section 5.05. Financial Guaranty Insurer's Use of Information. The Transferor, the Servicer and the Trustee on behalf of Certificateholders and the Trust (the "Trust Parties") hereby authorize the Financial Guaranty Insurer to include the information contained in reports provided to the Financial Guaranty Insurer hereunder (the "Information") on Bloomberg, or in other electronic or print information services. The Trust Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Financial Guaranty Insurer or its Affiliates or any of the Financial Guaranty Insurer Parties, arising out of, or related to or in connection with the dissemination and/or use of any information by the Financial Guaranty Insurer as contemplated in this Section, including, but not limited to, claims based on allegations of inaccurate, incomplete or erroneous transfer of information by the Financial Guaranty Insurer to Bloomberg or otherwise (other than in connection with the Financial Guaranty Insurer's gross negligence or willful misconduct). The Trust Parties waive their rights to assert any such claims against the Financial Guaranty Insurer Parties and fully and finally release the Financial Guaranty Insurer Parties from any and all such claims, demands, obligations, actions and liabilities (other than in connection with the Financial Guaranty Insurer's gross negligence or willful misconduct). The Financial Guaranty Insurer makes no representations or warranties,



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

expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or fitness for any particular purpose of any Information in any form or manner. The Financial Guaranty Insurer reserves the right at any time to withdraw or suspend the dissemination of the Information by the Financial Guaranty Insurer. The authorizations, covenants and obligations of the Trust Parties under this section shall be irrevocable and shall survive the termination of this Agreement.



                                   ARTICLE SIX
                                THE CERTIFICATES


           Section 6.01. The Certificates. (a) The Certificates of each Class shall be substantially in the forms set forth with respect thereto in Exhibit A hereto, respectively, and shall, on original issue, be executed and delivered by the Trustee on behalf of the Trust, not individually but solely as Trustee to or upon the order of the Transferor concurrently with the sale and assignment to the Trustee of the Trust.

           (b) The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held (i) in the case of the Fixed Rate Group Certificates and the Class A-1A Certificates, in minimum dollar denominations of $1,000 and integral multiples of $1 in excess thereof; and (ii) in the case of the Subordinate Certificates, in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof. Each of the Class C Certificates shall be issuable with a face amount expressed as a Percentage Interest not less than 1.00%. Each of the Class R Certificates shall be issuable solely as a single Class R Certificate evidencing the entire Percentage Interest of such Class R Certificates.

           (c) The Certificates shall be executed by manual or facsimile signature by the Trustee on behalf of the Trust (not in its individual capacity but solely as Trustee) by an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersigning and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

           Section 6.02. Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.



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           Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to the foregoing paragraph and upon satisfaction of the conditions set forth in Section 6.02(b) and (c), the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of a like aggregate Percentage Interest.

           At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of the same Class and of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.

           Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

           No service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of certificates.

           All Certificates surrendered for transfer or exchange shall be canceled by the Trustee in accordance with its standard procedures.

           (b) No transfer of a Class R Certificate shall be made unless, as evidenced by an Opinion of Counsel and Transferee Affidavit delivered to the Trustee, each in form and substance satisfactory to the Trustee, such transfer is not subject to registration under the Securities Act or any applicable state securities laws. Any such Opinion of Counsel and Transferee Affidavit shall not be obtained at the expense of the Trustee, the Trust, the Transferor or the Servicer. The Holder of a Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Transferor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with the Securities Act and such state laws. Neither the Transferor, the Servicer nor the Trustee or the Trust is under an obligation to register the Class R Certificates under the Securities Act or any state securities law.

           The Class R Certificates, this Agreement and related documents may be amended or supplemented from time to time to modify restrictions on and procedures for resale and other transfer of such Class R Certificate to reflect any change in applicable law or regulation (or the interpretation thereof) or practices relating to the resale or transfers of restricted securities generally.

           No legal or beneficial interest in all or any of the Class R Certificates may be transferred directly or indirectly to: (i) a Disqualified Organization or an agent of a Disqualified Organization



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
(including a broker, nominee or middleman), (ii) to an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), (iii) an individual, corporation, partnership or other Person unless such transferee (A) is not a Foreign Person or (B) is a Foreign Person that will hold such Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with, and agrees to periodically furnish in accordance with Treasury regulations, an effective Internal Revenue Service Form 4224 (or any applicable successor form) or (C) is a Foreign Person that has delivered (at the expense of the transferee) to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes (any such Person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder") or (iv) to an ERISA Plan or an entity, including an insurance company separate account or general account, whose underlying assets include ERISA Plan assets by reason of an ERISA Plan's investment in the entity or a Person investing the assets of an ERISA Plan or such an entity, whether as nominee, trustee, agent or otherwise (such plan, entity or Person, an "ERISA Prohibited Holder"), and any such purported transfer shall be void and have no effect.

           The Trustee shall not execute, and shall not authenticate and deliver, a new Class R Certificate in connection with any registration of transfer to a Person known to a Responsible Officer of the Trustee to be a Disqualified Organization or agent thereof (including a broker, nominee or middleman), to a Book-Entry Nominee, a Non-permitted Foreign Holder or an ERISA Prohibited Holder, and the Trustee shall not accept a surrender for the registration of transfer or register the transfer of, any Class R Certificate, unless the transferor shall have provided to the Trustee a Transferee Affidavit substantially in the form attached as Exhibit C hereto, signed by the transferee, to the effect that the transferee is not a Disqualified Organization and is not a nominee for a beneficial owner of the Class R Certificate from which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee, a Non-permitted Foreign Holder or an ERISA Prohibited Holder. Such Transferor Affidavit shall contain (i) the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class R Certificates to Disqualified Organizations, Book-Entry Nominees, Non-permitted Foreign Holders or ERISA Prohibited Holders and (ii) a representation from the transferee that such transferee does not have the intent or purpose to impede the assessment or collection of any federal, state or local income taxes legally required to be paid with respect to the Class R Certificates. Such Transferor Affidavit, if not executed in connection with the initial issuance of the Class R Certificates, also shall be accompanied by a Transferor Affidavit, substantially in the form attached hereto as Exhibit B, signed by the transferor to the effect that as of the time of the transfer, the transferor has no actual knowledge that such affidavit is false and that the transferor does not have the intent or purpose to impede the assessment or collection of any federal, state or local income taxes legally required to be paid with respect to the Class R Certificate.



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

           Each Class R Certificate shall bear a legend referring to the foregoing restrictions. Any Person acquiring the Class R Certificate, or beneficial ownership thereof, agrees to give the Servicer written notice that it is a "pass-through interest holder" within the meaning of Treasury Regulation
Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring the Class R Certificate, or beneficial ownership thereof, if it is, or is acquiring the Class R Certificate on behalf of, a "pass-through interest holder."

           Upon notice to the Servicer that any legal or beneficial interest in any Class R Certificate has been transferred, directly or indirectly, to a Disqualified Organization in contravention of the foregoing restrictions or to a pass-through entity as defined in the REMIC Provisions an interest of which is held by a Disqualified Organization, the Servicer agrees to furnish to any transferor of the Class R Certificate or such agent or such pass-through entity such as may be required to be delivered thereto by the Code as necessary to the application of Code Section 860E(e) including, but not limited to, the present value of the total anticipated excess inclusions with respect to the Class R Certificate (or portion thereof) for periods after such transfer. At the election of the Servicer, the cost to the Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; provided, however, that the Servicer shall in no event be excused from furnishing such information.

           (d) No transfer of a Subordinate Certificate or Class C Certificate, or beneficial interest therein, shall be made unless the Trustee shall have received a representation from the transferee thereof to the effect that:

                     (i) such transferee (A) is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to
           Section 4975 of the Code (a "Plan"), nor a person acting on behalf of a Plan nor using the assets of a Plan to effect such transfer, or (B) is an insurance company purchasing a Class B Certificate or Class C Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) satisfying Section III of PTCE
           95-60; or

                     (ii) such transferee is a Plan or a person acting on behalf of a Plan or using the assets of a Plan to effect such transfer, or is an insurance company purchasing such Certificate with funds contained in an insurance company general account, having attached thereto an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, the Transferor and the Servicer, to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Transferor or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

 For purposes of the preceding sentence, with respect to a Subordinate Certificate that is a Book-Entry Certificate, the representations contained in clause (i) above shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of such Certificate. Notwithstanding anything else to the contrary herein, any purported transfer of a Subordinate Certificate or Class C Certificate, or a beneficial interest therein, to or on behalf of an employee benefit plan subject to ERISA or to the Code or a person acting on behalf of a Plan or using the assets of a Plan to effect such transfer or to an insurance company purchasing with funds from a general account not exempt pursuant to PTCE 95-60 without the delivery to the Trustee of an opinion of counsel described in clause (ii) above shall be void and of no effect.

           To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any Subordinate Certificate or Class C Certificate that is in fact not permitted by Section 6.02(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Pooling and Servicing Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

           The Subordinate Certificates and Class C Certificates, this Agreement and related documents may be amended or supplemented from time to time to modify restrictions on and procedures for resale and other transfer of such Subordinate Certificates and Class C Certificates to reflect any change in applicable law or regulation (or the interpretation thereof) or practices relating to the resale or transfers of restricted securities generally.

           (e) The Book-Entry Certificates shall, subject to Section 6.02(e), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as the authorized representative of the Certificate Owners of the Book-Entry Certificates for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders of Book-Entry Certificates under this Agreement; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by holders of Book-Entry Certificates and give notice to the Depository of such record date.

           All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with



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

the Depository's normal procedures.

           (f) If (x)(i) the Transferor or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Transferor is unable to locate a qualified successor, (y) the Transferor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Fixed Rate Group Certificate Principal Balance and the Class A-1A Certificate Principal Balance of the Book-Entry Certificates together advise the Trustee and the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates ("Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates and the expense of any such issuance shall be reimbursed by the Trust pursuant to Section 9.05. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed applicable with respect to such Definitive Certificates and the Certificates as Certificateholders hereunder.

           (g) On or prior to the Closing Date, there shall be delivered to the Depository one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall be equal to the Principal Balance thereof. Each Certificate issued in book-entry form shall bear the following legend:

           "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

           Section 6.03. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Transferor, the Servicer and, in the case of the Fixed Rate Group Certificates, the Financial Guaranty Insurer, such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

           Section 6.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Transferor, the Trustee, the Financial Guaranty Insurer and any of their respective agents may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
5.01 and for all other purposes whatsoever, and neither the Servicer, the Transferor, the Trustee or the Financial Guaranty Insurer, nor any of their respective agents shall be affected by notice to the contrary.

           Section 6.05. Actions of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, in the case of the Fixed Rate Group Certificates, also to the Financial Guaranty Insurer, and, when required, to the Transferor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Financial Guaranty Insurer, the Transferor and the Servicer, if made in the manner provided in this Section.

           (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

           (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Transferor, the Servicer or the Financial Guaranty Insurer in reliance thereon, whether or not notation of such action is made upon such Certificate.



                                  ARTICLE SEVEN
                        THE SERVICER AND THE TRANSFEROR


           Section 7.01. Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.



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           Section 7.02. Merger or Consolidation of, or Assumption of the
Obligations of, the Servicer. Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) that may result from any merger, conversion or consolidation to which the Servicer shall be a party, or (iii) that may succeed to all or substantially all of the business of the Servicer, which corporation or other entity shall, in any case where an assumption shall not be effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act by any of the parties to this Agreement; except that if the Servicer is not the surviving entity, then the surviving entity shall execute and deliver to the Trustee an agreement of assumption to perform every obligation of the Servicer hereunder.

           Section 7.03. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee, the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer or by reason of reckless disregard of the obligations and duties of the Servicer hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability.

           Section 7.04. Servicer Not to Resign. Subject to the provisions of
Section 7.02 regarding the merger or consolidation of the Servicer into or with another entity, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties or obligations hereunder is no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other activities carried on by it at the date of this Agreement. Any such determination permitting the resignation of the Servicer pursuant to this Section shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation pursuant to this Section 7.04 (a) shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.02 or (b) shall relieve the Servicer of responsibility for any obligations pursuant to this Agreement that specifically survive the resignation or termination of the Servicer. Each of the Rating Agencies shall be given written notice of a resignation of the Servicer pursuant to this Section.

           Section 7.05. Merger or Consolidation of the Transferor. Any corporation or other entity (i) into which the Transferor may be merged or consolidated, (ii) that may result from any merger, conversion or consolidation to which the Transferor shall be a party, or (iii) that may



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succeed to all or substantially all of the business of the Transferor, which corporation or other entity shall, in any case where an assumption shall not be effected by operation of law, execute an agreement of assumption to perform every obligation of the Transferor under this Agreement, shall be the successor to the Transferor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement, except that if the Transferor in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute and deliver to the Trustee an agreement of assumption to perform every obligation of the Transferor hereunder.

           Section 7.06. Term To Term Servicing. (a) Upon the occurrence and continuance of any Event of Default, if the Servicer is not removed as provided in Section 8.01, the Servicer shall act as servicer under this Agreement, subject to the continuing right of removal set forth in Section 8.01, in the case of the Fixed Rate Group for (i) an initial period commencing on the date of such Event of Default through the end of the quarter that includes such date and ends on March 31, June 30, September 30 or December 31, as the case may be, and
(ii) if the Servicer receives from the Financial Guaranty Insurer (or Trustee if there shall exist any Financial Guaranty Insurer Default) at least fifteen days prior to the end of such term or any subsequent term notice of renewal of its right to act as Servicer, such term shall be extended for one or more succeeding quarterly periods thereafter commencing on the last day of the preceding quarterly period as specified in such notice, but any such extension shall be revocable at any time by the Financial Guaranty Insurer (or Trustee if there shall exist any Financial Guaranty Insurer Default), but absent delivery of such notice, the Servicer will be automatically removed at the end of such quarterly term pursuant to Section 8.02.


           (b) The Financial Guaranty Insurer agrees to use its best efforts to inform the Trustee of any materially adverse information regarding the Servicer's servicing activities that comes to the attention of the Financial Guaranty Insurer from time to time.



                                  ARTICLE EIGHT
                                     DEFAULT


           Section 8.01. Events of Default. If any one of the following events (each an "Event of Default") shall occur and be continuing:

                     (a) Any failure by the Servicer to (i) make a Monthly Advance on any Deposit Date or (ii) deposit in the Collection Account or the Certificate Account any other amount required to be deposited therein under this Agreement or failure to pay the Trustee Fee, which failure, in the case of only clause (ii) hereof, continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Financial Guaranty Insurer or to the Servicer and the Trustee by Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51%;



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                     (b) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which failure (i) materially and adversely affects the Certificateholders and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure (which notice shall refer specifically to this Section), requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Financial Guaranty Insurer, or to the Servicer and the Trustee by the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51%;

                     (c) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                     (d) The consent by the Servicer to the appointment of a trustee, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                     (e) Failure on the part of the Servicer duly to observe or perform in any material respect any covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which failure (i) materially and adversely affects the Certificateholders and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure (which notice shall refer specifically to this Section), requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Financial Guaranty Insurer, or to the Servicer and the Trustee by the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51%;

                     (f) The occurrence of a material default of the Servicer under this Agreement or the Insurance and Indemnity Agreement or the occurrence of a Servicer Delinquency Rate Event, a Servicer Cumulative Loss Rate Event or a Servicer Rolling Loss Rate Event; or

                     (g) the Financial Guaranty Insurer shall be obligated to pay any Insured Amount.

then, and in each and every such case, so long as such Event of Default shall not have been remedied by the Servicer, either (1) the Trustee or (2) the Holders of Certificates evidencing Voting Interests with respect to the Fixed Rate Group Certificates, with the prior written consent of the



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Financial Guaranty Insurer, or the Adjustable Rate Group Certificates
aggregating not less than 51%, by notice then given in writing to the Servicer with a copy to the Trustee, may terminate all of the rights, responsibilities and obligations of the Servicer as servicer under this Agreement with respect to the related Mortgage Loan Group (or, in the case of the Event of Default described in clause (f), all such rights, responsibilities and obligations with respect to the Fixed Rate Group), provided that if a Financial Guaranty Insurer Default has not occurred or is not continuing, any such termination with respect to the Fixed Rate Group will not be effective without the prior written consent of the Financial Guaranty Insurer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement (or, in the case of the Event of Default described in clause (f), all such rights, responsibilities and obligations with respect to the Fixed Rate Group), whether with respect to the affected Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the related Mortgage Loans and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of its responsibilities and rights as Servicer hereunder with respect to either or both Mortgage Loan Groups, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer that have been deposited by the Servicer in the Collection Account or the Certificate Account with respect thereto or thereafter received by the Servicer with respect to the affected Mortgage Loans.

           All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to a successor Servicer, amending this Agreement to reflect the appointment of a successor as Servicer pursuant to this Section 8.01 or otherwise in connection with the assumption by a successor Servicer of the duties of the predecessor Servicer hereunder shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

           Section 8.02. Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of full or partial termination pursuant to Section 8.01 or an extension of the servicing term is not delivered pursuant to Section 7.06, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement with respect to the whole Trust or the affected Mortgage Loan Group, as appropriate and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, including without limitation, the obligation to make Monthly Advances and to pay Compensating Interest. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, promptly appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution or any institution that regularly services home equity loans that is then servicing a home equity loan portfolio and having all licenses, permits and approvals required by applicable



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law, and having a net worth of not less than $10,000,000 as the successor to the
Servicer hereunder with respect to the whole Trust or the affected Mortgage Loan Group, as appropriate, in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the Financial Guaranty Insurer, which acceptance shall not be unreasonably withheld and provided further that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the rating assigned to any Class of related Offered Certificates by any Rating Agency. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer that may have arisen under this Agreement prior to its termination as Servicer (including without limitation, any amount for a deductible amount pursuant to the last sentence of Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer or the Transferor of any of its representations or warranties contained herein or in any related document or agreement. Each of the Rating Agencies shall be given written notice of the appointment of a successor Servicer pursuant to this Section.

           Section 8.03. Notifications to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article Eight, the Trustee shall give prompt written notice thereof to the Financial Guaranty Insurer and to the Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

           Within 60 days of obtaining actual knowledge of the occurrence of any Event of Default that remains uncured, the Trustee shall transmit by mail to all Certificateholders and the Financial Guaranty Insurer notice of such Event of Default.

           Section 8.04. Assumption or Termination of Sub-Servicing Agreements by the Trustee or any Successor Servicer. Upon the termination of the Servicer as servicer under this Agreement, the Trustee as successor to the Servicer hereunder or any other successor to the Servicer hereunder may, subject to the terms of any related Sub-Servicing Agreement, in its sole and absolute discretion elect to assume or terminate any Sub-Servicing Agreement then in force and effect between the Servicer and the Sub-Servicer. Notwithstanding the foregoing, any termination fee due to a Sub-Servicer because of its termination by the Trustee hereunder shall be the responsibility of the terminated Servicer and not the Trustee. Upon the assumption of any Sub-Servicing Agreement, the Servicer agrees to deliver to the assuming party any and all documents and records relating to the applicable Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effectuate the orderly transfer of the Sub-Servicing Agreement.



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                                  ARTICLE NINE
                                   THE TRUSTEE


           Section 9.01. Duties of the Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge shall have occurred (which has not been cured) and subject to the provisions of Section 9.13, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

           The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. If any such document or instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall, subject to the provisions of
Section 9.13, take such action as it deems appropriate to have the document or instrument corrected, and if it is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

           No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                     (a) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, filings or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                     (b) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                     (c) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing Voting Interests represented by all Certificates (or all affected Certificates, as appropriate) aggregating not less than 51% relating to the time, method and place of conducting



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any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                     (d) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (a) and (b) of Section 8.01 unless a Responsible Officer obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51% or the Financial Guaranty Insurer, as the case may be.

           The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

           Section 9.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

           (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b) The Trustee may consult with counsel and any advice obtained from counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

           (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the Financial Guaranty Insurer, pursuant to the provisions of this Agreement, unless the Person so requesting, ordering or directing same shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default known to a Responsible Officer of the




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Trustee (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, subject to the provisions of Section 9.13, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

           (d) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith in accordance with the direction of Holders of Certificates evidencing Voting Interests representing all Certificates (or all affected Certificates, as appropriate) aggregating not less than 51% provided that such action has been approved by the Financial Guaranty Insurer;

           (e) Prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Financial Guaranty Insurer or Holders of Certificates evidencing Voting Interests represented by all Certificates (or all affected Certificates, as appropriate) aggregating not less than 51% with the consent of the Financial Guaranty Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding; the reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and nothing in this clause (e) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

           (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian. The Trustee shall not be liable or responsible for the misconduct of the custodian of the Mortgage Files appointed with due care by the Trustee hereunder.

           Section 9.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and authentication of the Trustee on the Certificates) shall be taken as the statements of the Servicer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates and the signature of the Trustee on this Agreement) or of any Mortgage, Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer.

           Section 9.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have



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if it were not Trustee.

           Section 9.05. Payment of the Trustee's Fees and Expenses. (a) On or before each Distribution Date occurring in July, beginning with the July 1998 Distribution Date, the Servicer shall pay to the Trustee without any right of reimbursement from the Trust or otherwise, an amount equal to the Trustee Fee, any reasonable expenses as agreed to by the Servicer and Trustee (including any fees and expenses of a co-trustee or separate trustee appointed under Section 9.10) and, with respect to the July 1998 Distribution Date, all loan file review fees, as compensation for all services rendered by the Trustee (and any such co-trustee or separate trustee) in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee (and any such co-trustee or separate trustee). The Trustee Fee and such expenses and loan file review fees (including any fees and expenses of a co-trustee or separate trustee appointed under Section 9.10) are an obligation solely of the Servicer and neither the Trustee nor any co-trustee or separate trustee appointed hereunder has or will have any lien on the Trust for payment of any such fees or expenses. It is anticipated that the Servicer will utilize a portion of the Monthly Servicing Fee for payment of such fees and expenses.

           (b) The Trust shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or that is otherwise reimbursable to the Trustee by the Servicer pursuant to Section 9.05(a) above; provided, however, that the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure of the Trust to pay or reimburse such expenses, disbursements or advances. The right of the Trustee to recover such amounts from the Trust shall be subordinate to the rights of the Financial Guaranty Insurer and the Holders of the Offered Certificates under this Agreement including, without limitation, to the prior payment in full of all amounts payable as of any Distribution Date.

           (c) The Servicer agrees to indemnify the Trustee and its employees, officers, directors and agents from, and hold it harmless against, any and all losses and liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of its acts or omissions in connection with this Agreement or the Certificates except to the extent the negligence, bad faith or intentional misconduct of the Trustee contributes to the loss, liability, damage, claim or expense.

           (d) This Section 9.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee as regards rights accrued prior to such resignation or removal.

           Section 9.06. Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a bank or other depository institution doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and rated at least BBB by S&P and Baa2 by Moody's. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid



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supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

           Section 9.07. Resignation or Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee satisfying the criteria set forth in Section 9.06 (approved by the Financial Guaranty Insurer, which approval shall not be unreasonably withheld) by written instrument original copies of which instrument shall be delivered to the Financial Guaranty Insurer, the resigning Trustee, the successor trustee and the Servicer. If no successor trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

           If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Servicer or Financial Guaranty Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Trustee shall fail to perform its obligations under this Agreement, then the Servicer shall remove the Trustee and appoint a successor trustee satisfying the criteria set forth in Section 9.06 (approved by the Financial Guaranty Insurer, which approval shall not be unreasonably withheld) by written instrument, original copies of which instrument shall be delivered to the Financial Guaranty Insurer, the Trustee so removed and the successor trustee.

           Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 9.08. The provisions of Section 9.05 shall survive any such resignation or removal.

           Section 9.08. Successor Trustee. Any successor trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Transferor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

           No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance it shall be eligible under the provisions of Section 9.06.

           Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to the Financial Guaranty Insurer and to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

           Section 9.09. Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee or substantially all of the Trustee's trust business, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 9.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Servicer and the Trustee acting jointly, with the prior written consent of the Financial Guaranty Insurer, shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights, indemnities and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone and with the prior consent of the Financial Guaranty Insurer shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08. The Financial Guaranty Insurer and each of the Rating Agencies shall be given written notice of the appointment of a co-trustee or a separate trustee pursuant to this Section.

           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                     (a) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                     (b) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                     (c) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of an Event of Default that has not been cured, the Trustee, acting alone may accept the resignation of or remove any separate or co-trustee.

           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and copies thereof given to the Servicer and the Financial Guaranty Insurer.

           Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           No appointment of any separate trustee or co-trustee shall absolve the Trustee of its duties and obligations under this Agreement.

           Section 9.11. Compliance with REMIC Provisions. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent any REMIC Pool from failing to qualify as a REMIC and to prevent the imposition of a tax on the REMIC Pool. The Trustee shall: (a) prepare and file, or cause to be prepared and filed, such federal, state and local income tax and information returns or reports using the calendar year as the taxable year for the REMIC Pool when and as required by the REMIC Provisions and other applicable federal, state and local income tax laws, which returns or reports shall be signed by the Trustee or such other person as may be required thereby; (b) make an election, on behalf of each

REMIC Pool, to be treated as a REMIC and make the appropriate designations, if applicable, in accordance with Section 9.16 on the federal income tax return of each REMIC Pool for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the Code; (d) exercise reasonable care not to allow the creation of any "interests" in any REMIC Pool within the meaning of Code Section 860D(a)(2) other than the REMIC IV Interests in the case of the REMIC IV Pool, the REMIC III Interests in the case of the REMIC III Pool, the REMIC II Interests in the case of the REMIC II Pool or the REMIC I Interests in the case of the REMIC I Pool; and (e) within 30 days of the Startup Day, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as may otherwise be required by the Code, the name, title, address, and telephone number of the person that Certificateholders may contact for tax information relating to their Certificates (and the Trustee shall act as the representative of each REMIC Pool for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time and in the manner required by the Code. Each Class R Certificateholder shall designate the Servicer, if permitted by the Code and applicable law, to act as "tax matters person" for the related REMIC Pool within the meaning of Treasury regulations Section 1.860F-4(d), and the Servicer is hereby designated as agent of each Class R Certificateholder for such purpose (or if the Servicer is not so permitted, the Holder of the related Class R Certificate shall be the tax matters person in accordance with the REMIC Provisions).

           Section 9.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceedings relating thereto (including in respect of the Financial Guaranty Insurer's rights of subrogation), and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered (or the Financial Guaranty Insurer in respect of any right or interest as to which the Financial Guaranty Insurer is subrogated) in accordance with the terms of this Agreement.

           Section 9.13. Exercise of Trustee Powers by Financial Guaranty Insurer and Certificateholders. The Financial Guaranty Insurer, in the case of the Fixed Rate Group Certificates or the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51% of the Voting Interests with respect to the Fixed Rate Group Certificates, as the case may be, in each case with the consent of the Financial Guaranty Insurer (which consent may not be unreasonably withheld) may direct the time, method and place of conducting any proceeding relating to the Fixed Rate Group Certificates or the Trust, as appropriate, or the Fixed Rate Group Certificates, or for any remedy available to the Trustee with respect to the Fixed Rate Group Certificates, or exercising any trust or power conferred on the Trustee with respect to the Fixed Rate Group Certificates, of the Trust provided that:

                     (i) such direction shall not be in conflict with any rule of law or with this Agreement;

                     (ii) the Trustee shall have been provided with indemnity satisfactory to it; and

                     (iii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that the Trustee need not take any action that it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing.

           Section 9.14. Tax Returns. The Trustee shall maintain all information in its possession as may be required in connection with the preparation of all federal and, if applicable, state and local income tax and information returns of each REMIC Pool (including, but not limited to, tax reporting under the REMIC Provisions for each REMIC Pool, exclusive of the Prefunding Account and the Capitalized Interest Account), and pursuant to Section 24874 of the California Revenue and Taxation Code and its successors, and shall prepare, execute and file as required all such returns. The Trustee shall include in the first federal income tax return the information required to be included therein under the REMIC Provisions, including, but not limited to, Treas. Reg. Section 1.860D-1(d)(2) and Treas. Reg. Section 1.860F-4(b)(2). The Servicer shall report all required tax information to Mortgagors in accordance with applicable law. To the extent directly applicable, the Prepayment Assumption will be used in preparing any reports concerning or touching on interest payments made or original issue discount with respect to the Offered Certificates.

           Section 9.15. Taxpayer Identification Number. The Trustee shall prepare and file with the Internal Revenue Service, on behalf of each REMIC Pool within the time period prescribed therefor, an application on IRS Form SS-4 for such REMIC Pool. The Trustee, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number assigned to each REMIC Pool, shall promptly forward a copy of such notice to the Servicer.

           Section 9.16  Miscellaneous REMIC Provisions.

           (i) The Trustee shall elect that REMIC I, REMIC II, REMIC III and REMIC IV shall be treated as REMICs under Section 860D of the Code, as described in Section 9.11. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such REMIC elections.

           (ii) REMIC I will be evidenced by (y)(A) the Class IF-A and Class IF-B Regular Interests (the "IF Regular Interests") and (B) the Class IA Regular Interest (the "IA Regular Interest") and, together with the IF Regular Interests, the "REMIC I Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC I, and (z) the Class R-1 Certificate, which is hereby designated as the single "residual interest" in REMIC I (together with the REMIC I Regular Interests, the "REMIC I Interests"). The REMIC I Regular Interests shall be recorded on the records of REMIC I as being issued to and held by the Trustee on behalf of REMIC II.

           (iii) REMIC II will be evidenced by (y)(A) the Class LT-FM, Class LT-A1F, Class LT-A2F, Class LT-A3F, Class LT-A4F, Class LT-A5F, Class LT-A6F and Class LT-AIO Regular Interests (the "LTF Regular Interests"), and (B) the Class LT-AM, Class LT-A1A, Class LT-M1A, Class LT-M2A and Class LF-B1A Regular Interests (the "LTA Regular Interests", and, together with the LTF Regular Interests, the "REMIC II Regular Interests"), which will be uncertificated and non-transferable and are hereby designated at the "regular interests" in REMIC II, and (z) the Class R-2 Certificate, which is hereby designated as the single "residual interest" in REMIC II (together with the REMIC II Regular Interests, the "REMIC II Interests"). The REMIC II Regular Interests shall be recorded on the records of REMIC II as being issued to and held by the Trustee on behalf of REMIC III.

           (iv) REMIC III will be evidenced by (y)(A) the Class MT-FM, Class MT-A1F, Class MT-A2F, Class MT-A3F, Class MT-A4F, Class MT-A5F, Class MT-A6F, Class MT-AIO and Class MT-FIO Regular Interests (the "MTF Regular Interests") and (ii) the Class MT-AM, Class MT-A1A, Class MT-M1A, Class MT-M2A, Class MT-B1A and Class MT-AdjIO Regular Interests (the "MTA Regular Interests" and together with the MTF Regular Interests, the "REMIC III Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC III, and (z) the Class R-3 Certificate, which is hereby designated as the single "residual interest" in REMIC III (together with the REMIC III Regular Interests, the "REMIC III Interests"). The REMIC III Regular Interests shall be recorded on the records of REMIC III as being issued to and held by the Trustee on behalf of REMIC IV.

           (v) The Class A-1F, Class A-2F, Class A-3F, Class A-4F, Class A-5F, Class A-6F, Class A-IO, Class A-1A, Class M-1A, Class M-2A, Class B-1A and Class C Certificates, consisting of two components (the Class C-F Component and the Class C-A Component as defined in clause (ix) below), are hereby designated as "regular interests" in REMIC IV (the "REMIC IV Regular Interests") and the Class R-4 Certificate is hereby designated as the single "residual interest" with respect to the REMIC IV (together with the REMIC IV Regular Interests, the "REMIC IV Interests"). The Class R-4 Certificate shall have no Pass-Through Rate and shall have no principal balance.

           (vi) The Class IF-A Regular Interest shall have an initial principal balance equal to the initial principal balance of the Class A-6F Certificates. The Class IF-B Regular interest shall have an initial principal balance equal to the aggregate initial principal balances of the Class A-1F, Class A-2F, Class A-3F, Class A-4F and Class A-5F Certificates. The Class IA Regular Interest shall have an initial principal balance equal to the initial principal balance of the Class A-1A, Class M-1A, Class M-2A and Class B-1A Certificates. On each Distribution Date principal collection (i) on the Fixed Rate Group shall be allocated as follows: an amount equal to the principal payable on the Class A-6F Certificates shall be payable on the Class IF- A Regular Interest and the remaining principal collections shall be allocated to the Class IF-B Regular Interest; and (ii) on the Adjustable Rate Group shall be allocated to the IA Regular Interest. On each Distribution Date to the extent that any Extra Principal Distribution Amount is paid to the Class A-6F Certificates an amount of interest otherwise payable on the Class IF- B Regular Interest equal to such Extra Principal

Distribution Amount shall instead be paid as principal on the Class IF-A Regular Interest (and will be accrued and added to principal on the Class IF-B Regular Interest). Realized Losses on the Fixed Rate Group shall be allocated as follows: an amount equal to the Realized Losses allocable to the Class A-6F Certificates shall be allocable to the Class IF-A Regular Interest and the remaining Realized Losses shall be allocable to the Class IF-B Regular Interest. Realized Losses on the Adjustable Rate Group shall be allocated to the Class IA Regular Interest. The Class IF-A and Class IF-B Regular Interests shall each have Pass-Through Rates equal to the weighted average Mortgage Loan Rate of the Fixed Rate Group, after subtracting therefrom (i) the Servicing Fee Rate and
(ii) the Financial Guaranty Insurer Premium, and the Class IA Regular Interest shall have a Pass- Through Rate equal to the weighted average Mortgage Loan Rate of the Adjustable Rate Group, after subtracting therefrom the Servicing Fee Rate. The Class R-1 Certificate shall have no principal balance and no Pass-Through Rate and shall be entitled to only those distributable assets, if any, remaining in the REMIC I on each Distribution Date after all amounts require to be distributed to the REMIC I Regular Interests and applicable Trust expenses have been paid.

           (vii) REMIC II Interests. The REMIC II Interests will have the following designations and pass-through rates, and distributions of principal and interest thereon shall be allocated to the Certificates in the following manner:

==============================================================================================================
                                                         LTF Regular Interests

---------------------------------------------------------------------------------------------------------------
        LTF Regular                  Initial Balance               Pass-Through Rate        Corollary REMIC IV
          Interest                                                                             Certificate
---------------------------------------------------------------------------------------------------------------
            LT-FM              $      247,500,000.00                         (1)                  None
---------------------------------------------------------------------------------------------------------------
           LT-A1F              $          990,000.00                         (1)                  A-1F
---------------------------------------------------------------------------------------------------------------
           LT-A2F              $          140,000.00                         (1)                  A-2F
---------------------------------------------------------------------------------------------------------------
           LT-A3F              $          560,000.00                         (1)                  A-3F
---------------------------------------------------------------------------------------------------------------
           LT-A4F              $          290,000.00                         (1)                  A-4F
---------------------------------------------------------------------------------------------------------------
           LT-A5F              $          270,000.00                         (1)                  A-5F
---------------------------------------------------------------------------------------------------------------
           LT-A6F              $          250,000.00                         (1)                  A-6F
---------------------------------------------------------------------------------------------------------------
           LT-AIO              $       25,000,000.00                         (1)                  A-IO
                                    (Notional Amount)(2)
===============================================================================================================
            Total              $      250,000,000.00
===============================================================================================================

           (1) The pass-through rate ("Pass-Through Rate") on each of the LTF Regular Interests shall at any time of determination equal the weighted average of (i) the Class IF-B Pass-Through Rate and (ii) the excess of the IF-A Pass-Through Rate over (a) 5.0% for the first 36 Distribution Dates and (b) 0.0% thereafter. Interest on the Class LT-AIO shall equal 5.0% for the first 36 Distribution Dates and 0.0% thereafter . If there are any prepayment interest shortfalls with respect to the Fixed Rate Group not covered by Compensating Interest for the Fixed Rate Group, such shortfalls will proportionally reduce the interest accrual on these Certificates.

           (2) The LT-AIO will at all times have a notional principal amount equal to the principal amount of the Class IF-A Regular Interest.

           Except as provided below with respect to the "Fixed Rate Turbo Amount," payments of interest from the IF Regular Interests on any Distribution Date shall be allocated to the LTF Regular Interests in proportion to their respective principal balances.

           The "Fixed Rate Turbo Amount" means, with respect to any Distribution Date, the amount of the Extra Principal Distribution Amount for the Fixed Rate Group for such Distribution Date. On each Distribution Date, an amount of interest received on the IF Regular Interests equal to one percent (1%) of the Fixed Rate Turbo Amount for such Distribution Date shall not be paid to the LT-FM Regular Interest as described above, but instead will be payable as a reduction of the principal balances of the LT-A1F, LT-A2F, LT-A3F, LT-A4F, LT-A5F and LT-A6F Regular Interests in the same manner in which the Fixed Rate Turbo Amount is allocated to the Corollary REMIC IV Certificate for each such REMIC II Regular Interest. Amounts not paid to the LT-FM Regular Interest as a result of the preceding sentence shall be accrued and added to the principal of the LT-FM Regular Interest.

           Principal payments on the IF Regular Interests shall be allocated (i) 99% to the Class LT-FM, and (ii) 1% to the other LTF Regular Interests, apportioned among such Classes in the same manner in which principal is payable with respect to the Corollary REMIC IV Certificate for each such Class; provided, however, that any principal payments on the IF Regular Interests that are attributable to an Overcollateralization Release Amount with respect to the Fixed Rate Group shall be allocated exclusively to the Class LT-FM Regular Interest.

           Realized Losses on the IF Regular Interests shall be applied such that after all distributions have been made on such Distribution Date each LTF Regular Interest other than the LT-FM Regular Interest shall have a principal balance equal to one percent (1%) of the Certificate Principal Balance of its Corollary REMIC IV Certificate, and the LT-FM Regular Interest shall have a principal balance equal to the excess of the principal balance of the IF Regular Interests over the sum of the principal balances of the other LTF Regular Interests.

==========================================================================================================
                                           LTA Regular Interests
----------------------------------------------------------------------------------------------------------
         LTA Regular                 Initial Balance            Pass-Through Rate       Corollary REMIC IV
           Interest                                                                        Certificate
----------------------------------------------------------------------------------------------------------
             LT-AM               $     371,250,000.00                      (1)                None
----------------------------------------------------------------------------------------------------------
            LT-A1A               $       2,775,000.00                      (1)                A-1A
----------------------------------------------------------------------------------------------------------
            LT-M1A               $         375,000.00                      (1)                M-1A
----------------------------------------------------------------------------------------------------------
            LT-M2A               $         318,750.00                      (1)                M-2A
----------------------------------------------------------------------------------------------------------
            LT-B1A               $         281,250.00                      (1)                B-1A
----------------------------------------------------------------------------------------------------------
             Total               $     375,000,000.00
==========================================================================================================

           (1) The pass-through rate ("Pass-Through Rate") on each of the LTA Regular Interests shall at any time of determination equal the Pass-Through Rate payable on the IA Regular Interest. If there are any prepayment interest shortfalls with respect to the Adjustable Rate Group not covered by Compensating Interest for the Adjustable Rate Group, such shortfall will proportionally reduce the interest accrual on these Certificates.

           Except as provided below with respect to the "Adjustable Rate Turbo Amount," payments of interest from the IA Regular Interest on any Distribution Date shall be allocated to the LTA Regular Interests in proportion to their respective principal balances.

           The "Adjustable Rate Turbo Amount" means, with respect to any Distribution Date, the amount of the Extra Principal Distribution Amount for the Adjustable Rate Group for such Distribution Date. On each Distribution Date, an amount of interest received on the IA Regular Interest equal to one percent (1%) of the Adjustable Rate Turbo Amount for such Distribution Date shall not be paid to the LT-AM Regular Interest as described above, but instead will be payable as a reduction of the principal balances of the LT-A1A, LT-M1A, LT- M2A and LT-B1A Regular Interests in the same manner in which the Adjustable Rate Turbo Amount is allocated to the Corollary REMIC IV Certificate for each such REMIC II Regular Interest. Amounts not paid to the LT-AM Regular Interest as a result of the preceding sentence shall be accrued and added to the principal of the LT-AM Regular Interest.

           Principal payments on the IA Regular Interest shall be allocated (i) 99% to the Class LT-AM, and (ii) 1% to the other LTA Regular Interests, apportioned among such Classes in the same manner in which principal is payable with respect to the Corollary REMIC IV Certificate for each such Class; provided, however, that any principal payments on the IA Regular Interest that are attributable to an Overcollateralization Release Amount with respect to the Adjustable Rate Group (other than any such amount distributed pursuant to clause
(9) of Section 5.01(d)) shall be allocated exclusively to the Class LT-AM Regular Interest.

           Realized Losses on the IA Regular Interest shall be applied such that after all distributions have been made on such Distribution Date each LTA Regular Interest other than the LT-AM Regular Interest shall have a principal balance equal to one percent (1%) of the Certificate Principal Balance of its Corollary REMIC IV Certificate, and the LT-AM Regular Interest shall have a principal balance equal to the excess of the principal balance of the IA Regular Interest over the sum of the principal balances of the other LTA Regular Interests.

           On each Distribution Date, available funds, if any, remaining in REMIC II after payments of interest and principal, as designated above, will be distributed to the Class R-2 Certificate.

           (viii) REMIC III Interests. The REMIC III Interests will have the following designations and Pass-Through Rates, and distributions of principal and interest thereon shall be allocated to the REMIC III Interests in the following manner:

MTF Regular Interests

           Each MTF Regular Interest shall be considered to have a Corollary REMIC II Regular Interest and a Corollary REMIC IV Certificate as follows:

================================================================================================================
       MTF Regular Interest         Corollary REMIC II Regular Interest           Corollary REMIC IV Certificate

----------------------------------------------------------------------------------------------------------------
              MT-FM                                LT-FM                                       None
----------------------------------------------------------------------------------------------------------------
              MT-A1F                               LT-A1F                                      A-1F
----------------------------------------------------------------------------------------------------------------
              MT-A2F                               LT-A2F                                      A-2F
----------------------------------------------------------------------------------------------------------------
              MT-A3F                               LT-A3F                                      A-3F
----------------------------------------------------------------------------------------------------------------
              MT-A4F                               LT-A4F                                      A-4F
----------------------------------------------------------------------------------------------------------------
              MT-A5F                               LT-A5F                                      A-5F
----------------------------------------------------------------------------------------------------------------
              MT-A6F                               LT-A6F                                      A-6F
----------------------------------------------------------------------------------------------------------------
              MT-AIO                               LT-AIO                                      A-IO
----------------------------------------------------------------------------------------------------------------
              MT-FIO                                None                                       None
=================================================================================================================

           The initial balance of each MTF Regular Interest other than the MT-AIO and MT-FIO Regular Interest shall equal the Initial Balance of the Corollary REMIC II Regular Interest for such MTF Regular Interest. The balance of the MT-AIO and MT-FIO Regular Interests shall at all times equal zero.

           The Pass-Through Rate on each MTF Regular Interest other than the MT-FM Regular Interest, the MT-FIO Regular Interest and the MT-AIO Regular Interest shall equal the weighted average rate payable on the LT-A1F, LT-A2F, LT-A3F, LT-A4F, LT-A5F, LT-A6F Regular Interests; provided, however, that prior to calculating such weighted average rate each such LTF Regular Interest shall be subject to a cap equal to the Pass-Through Rate on the Corollary REMIC

IV Certificate with respect to such LTF Regular Interest. The Pass-Through Rate on the MT-FM Regular Interest shall equal the Pass-Through Rate on the LT-FM Regular Interest.

           The MT-FIO Regular Interest shall be entitled to interest accruing on each of the LT- A1F, LT-A2F, LT-A3F, LT-A4F, LT-A5F, LT-A6F Regular Interests in excess of the Pass- Through Rates of the MT-A1F, MT-A2F, MT-A3F, MT-A4F, MT-A5F and MT-A6F Regular Interests, respectively.

           The MT-AIO Regular Interest shall be entitled to interest accruing on the LT-AIO Regular Interest.

           Each MTF Regular Interest other than the MT-FIO and MT-AIO Regular Interests shall be allocated the principal payments received on its Corollary REMIC II Regular Interest. Except as described in the preceding paragraphs, each MTF Regular Interest shall be allocated the interest payments received on its Corollary REMIC II Regular Interest.


MTA Regular Interests

           Each MTA Regular Interest shall be considered to have a Corollary REMIC II Regular Interest and a Corollary REMIC IV Certificate as follows:

--------------------------------------------------------------------------------------------------------------------
        MTA Regular Interest            Corollary REMIC II Regular Interest           Corollary REMIC IV Certificate
--------------------------------------------------------------------------------------------------------------------
               MT-AM                                   LT-AM                                       None
--------------------------------------------------------------------------------------------------------------------
               MT-A1A                                  LT-A1A                                      A-1A
--------------------------------------------------------------------------------------------------------------------
               MT-M1A                                  LT-M1A                                      M-2A
--------------------------------------------------------------------------------------------------------------------
               MT-M2A                                  LT-M2A                                      M-2A
--------------------------------------------------------------------------------------------------------------------
               MT-B1A                                  MT-B1A                                      B-1A
--------------------------------------------------------------------------------------------------------------------
              MT-AdjIO                                  None                                       None
--------------------------------------------------------------------------------------------------------------------

           The Initial Balance of each MTA Regular Interest other than the MT-AdjIO Regular Interest shall equal the Initial Balance of the Corollary REMIC II Certificate for such MTA Regular Interest. The balance of the MT-AdjIO Regular Interest shall at all times equal zero.

           The Pass-through Rate on each MTA Regular Interest other than the MT-AM Regular Interest and the MT-AdjIO Regular Interest shall equal the weighted average rate payable on the LT-A1A, LT-M1A, LT-M2A and LT-B1A Regular Interests; provided, however, that prior to calculating such weighted average rate each such LTA Regular Interest shall be subject to a cap equal to the Pass-Through Rate on the Corollary REMIC IV Certificate with respect to such LTA Regular Interest. The Pass-Through Rate on the MT-AM Regular Interest shall equal the Pass-Through Rate on the LT-AM Regular Interest.




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

           The MT-AdjIO shall be entitled to interest accruing on each of the LT-A1A, LT-M1A, LT-M2A and LT-B1A Regular Interests in excess of the Pass-Through Rates of the MT-A1A, MT-M1A, MT-M2A and LT-B1A Regular Interests, respectively.

           Each MTA Regular Interest other than the MT-AdjIO Regular Interest shall be allocated the principal payments received on its Corollary REMIC II Regular Interest. Except as described in the preceding paragraph, each MTA Regular Interest shall be allocated the interest payments received on its Corollary REMIC II Regular Interest.

           On each Distribution Date, available funds, if any, remaining in REMIC III after payments of interest and principal, as designated above, will be distributed to the Class R-3 Certificate.

           (ix) REMIC IV Interests. The REMIC IV Interests will have the following designations and Pass-Through Rates, and distributions of principal and interest thereon shall be allocated to the Certificates as follows:

           Except as described below with respect to the Class C Certificates,
(i) interest on the MTF Regular Interests (other than the MT-AIO) shall be allocated among the Class A-1F, Class A-2F, Class A-3F, Class A-4F, Class A-5F and Class A-6F Certificates in the same proportion as interest is payable on such Certificates pursuant to Section 5.01(a), and (ii) interest on the MT-AIO Regular Interest shall be allocated to the Class A-IO Regular Interest. Similarly, except as described below with respect to the Class C Certificates, interest on the MTA Regular Interests shall be allocated among the Class A-1A, Class M-1A, Class M-2A and Class B-1A Certificates in the same proportion as interest is payable on such Certificates pursuant to Section 5.01(a).

           Principal on the MTF Regular Interests will be allocated to and apportioned among the Class A-1F, Class A-2F, Class A-3F, Class A-4F, Class A-5F and Class A-6F Certificates in the same proportion as principal is payable with respect to such Certificates pursuant to Section 5.01, except that a portion of such principal in an amount equal to the Overcollateralization Release Amount related to the Fixed Rate Group shall be allocated to the Class C Certificates until the balance thereof is zero and then to the Class R-4 Certificate and all principal will be allocated to the Class C Certificates after the Certificate Principal Balance of the Fixed Rate Certificates has been reduced to zero until its Certificate Principal Balance is reduced to zero, and then to the Class R-4 Certificate. Similarly, principal on the MTA Regular Interests will be allocated to and apportioned among the Class A-1A, Class M-1A, Class M-2A and Class B-1A Certificates in the same proportion as principal is payable with respect to such Certificates pursuant to Section 5.01, except that a portion of such principal in an amount equal to the Overcollateralization Release Amount related to the Adjustable Rate Group (other than any such amount distributed pursuant to clause
(9) of Section 5.01(d)) shall be allocated to the Class C Certificates until the balance thereof is zero and then to the Class R-4 Certificate and all principal will be allocated to the Class C Certificates after the Certificate Principal Balance of the Adjustable Rate Certificates has been reduced to zero until its Certificate Principal Balance is reduced to zero, and then to the Class R-4 Certificate.

           The Class C Certificates will consist of two components, the Class C-F Component and the

Class C-A Component, determined as follows:

                     (A) The "Class C-F Component" shall equal the sum of (1) amounts payable on the MT-FIO Regular Interest, and (2) with respect to each of the MT-FM, MT-A1F, MT- A2F, MT-A3F, MT-A4F, MT-A5F and MT-A6F Regular Interests, interest payable on such REMIC III Regular Interest in excess of the product of
(i) one hundred (100) times the weighted average coupon of the MT-FM, MT-A1F, MT-A2F, MT-A3F, MT-A4F, MT-A5F and Class MT-A6F Regular Interests, where the MT-FM Regular Interest is first subject to a cap equal to 0%, and (ii) the principal balance of such REMIC III Regular Interest.

                     (B) The "Class C-A Component" shall equal the sum of (1) amounts payable on the MT-AdjIO Regular Interest, and (2) with respect to each of the MT-AM, MT-A1A, MT- M1A, MT-M2A and MT-B1A Regular Interests, interest payable on such REMIC III Regular Interest in excess of the product of (i) one hundred (100) times the weighted average coupon of the MT-AM, MT-A1A, MT-M1A, MT-M2A and MT-B1A Regular Interests, where the MT- AM Certificate is subject to a cap equal to 0%, and (ii) the principal balance of such REMIC III Regular Interest.

           On each Distribution Date, to the extent that any Monthly Excess Interest Amount with respect to a Mortgage Loan Group is applied to cover Carry Forward Shortfalls on any Certificates and the interest allocable to the related Class C Component is not otherwise reduced for such amount due to an allocation of Realized Losses, the related Class C Component shall be reduced.

           On each Distribution Date, available funds, if any, remaining in REMIC IV after payments of interest and principal, as designated above, will be distributed to the Class R-4 Certificate.

           (x) The Startup Day is hereby designated as the "startup day" of each of REMIC I, REMIC II, REMIC III and REMIC IV within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" for purposes of Treasury Regulation Section 1.860G- 1(a)(4)(iii) for the regular interests are as follows: with respect to each of the REMIC IV Regular Interests, the Final Scheduled Distribution Date of such Certificates, and with respect to each of the REMIC I Regular Interests, REMIC II Regular Interests, and REMIC III Regular Interests, September 15, 2028.


                                   ARTICLE TEN
                                   TERMINATION


           Section 10.01. Termination Upon Purchase or Liquidation of Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities hereunder of the Servicer, the Transferor and the Trustee (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Transferor to send certain notices as hereinafter set forth) and the Trust created hereby shall terminate with respect to all Certificates upon the last action required to be taken by the Trustee on the final Distribution

Date pursuant to this Article following the earlier of (a) the purchase by the Servicer of all Mortgage Loans then remaining in the Trust and all property acquired in respect of any such Mortgage Loan at a price equal to the sum of (x) 100% of the Principal Balance of each such Mortgage Loan (other than any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, and (y) the fair market value of such acquired Mortgaged Property (determined as described below), plus accrued and unpaid interest at the applicable Mortgage Loan Rate on the Principal Balance of each such Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired) through the end of the Collection Period preceding the date of repurchase and the aggregate amount of unreimbursed Servicing Advances made in respect of any such Mortgage Loan, less any payments of principal and interest received during such Collection Period in respect of each such Mortgage Loan, or (b) the final payment or other liquidation of the Principal Balance of the last Mortgage Loan remaining in the Trust or the disposition of all property remaining in the Trust acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, who are living on the Closing Date. The fair market value of Mortgaged Properties pursuant to the foregoing clause (y) shall be determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 10.01. Such determination shall not be effective unless consented to in writing by the Financial Guaranty Insurer, which consent shall not be unreasonably withheld. In the event that the Financial Guaranty Insurer does not consent to the fair market value determined by the Servicer within three business days of receiving notice of such determination, the Financial Guaranty Insurer and the Servicer shall appoint a mutually agreed appraiser to make a determination as to such fair market value whose determination shall be final and binding on the Financial Guaranty Insurer and the Servicer, the expense of such appraisal being borne equally by the Servicer and the Financial Guaranty Insurer and not being an expense of the Trust.

           The right of the Servicer to purchase all outstanding Mortgage Loans pursuant to clause (a) above is exercisable only on or after the related Clean-up Call Date. If such right is exercised, the Servicer shall remit the purchase price specified in this Section to the Trustee for deposit in the Certificate Account pursuant to Section 3.02 (e) on or before the related Deposit Date and the Trustee, if it has received the Mortgage Files pursuant to
Section 2.01, shall, promptly following remittance of such purchase price, release to the Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased and all other documents furnished by the Servicer as are necessary to transfer the Trustee's interest in the Mortgage Loans to the Servicer.

           Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the related Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation shall be given promptly by the Trustee (upon receipt of written directions from the Servicer, if the




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

Servicer is exercising its right to purchase such assets of the Trust as provided above, given not later than the 10th day of the month preceding the month of such final distribution) by letter to the Certificateholders mailed not earlier than the first day and not later than the 10th day of the month of such final distribution specifying (a) the Distribution Date upon which final distribution of the related Certificates will be made upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated, (b) the amount of any the final distribution and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of such Certificates at the office or agency of the Trustee therein specified. In the event written directions are delivered by the Servicer to the Trustee as described in the preceding sentence, the Servicer shall deposit in the Certificate Account on or before the related Deposit Date for such final distribution in immediately available funds an amount equal to the purchase price for such assets of the Trust computed as above provided. Any such deposit by the Servicer shall be in lieu of the deposit otherwise required to be made in respect of such Distribution Date pursuant to Section 3.02 and the related distribution thereof to the Certificateholders.

           In connection with a termination of the Trust under this Section, the Trustee shall cause to be distributed to Certificateholders on the final Distribution Date an amount equal to (i) as to the Fixed Rate Group Certificates, and upon presentation and surrender of the related Certificates, in proportion to their respective Percentage Interests the related Aggregate Certificate Principal Balance, and the Accrued Certificate Interest, and/or (ii) as to the Adjustable Rate Group Certificates, and upon presentation and surrender of the related Certificates, in proportion to their respective Percentage Interests, the related Aggregate Certificate Principal Balance and Accrued Certificate Interest, (iii) as to the Financial Guaranty Insurer, any amounts necessary to reimburse becomes due to the Financial Guaranty Insurer pursuant to the Insurance and Indemnity Agreement, together with interest thereon, and any accrued and unpaid Financial Guaranty Insurer Premium after application pursuant to clauses (i) and (ii) above and (iv) as to the Servicer, any additional servicing compensation with respect to such Distribution Date (other than amounts retained to meet claims) after application pursuant to the clauses (i) and (ii) above and payment to the Servicer of any amounts to which it is entitled as reimbursement hereunder and (iv) as to the Class C Certificateholders and upon presentation and surrender of the Class C Certificate, any amounts remaining after application pursuant to the preceding clauses (i) through (iii); provided, however, that if the fair market value of any acquired property referred to in, or covered by, clause (a)(y) of the first paragraph of this Section is less than the Principal Balance of the related Mortgage Loan, then the excess of such Principal Balance over such fair market value shall be allocated in reduction of the amounts otherwise distributable on the final Distribution Date in the following order of priority: first, to the Holders of the Class R Certificates, second to the Holders of the Class C Certificate and third to the Holders of the related Offered Certificates, pro rata based on the Certificate Principal Balances thereof on such Distribution Date. The distribution on the final Distribution Date in connection with the purchase by the Servicer of the assets in the Trust shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates. The Servicer shall provide in writing to the Trustee and the Financial Guaranty Insurer the information with respect to the amounts so to be paid.

           In the event that all of the relevant Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the fifth day following such final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in the final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by holding such funds uninvested in a separate escrow account for the benefit of such Certificateholders and the Servicer (if the Servicer exercised its right to purchase the assets of the Trust as provided above) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, any funds deposited in such escrow account and remaining unclaimed shall be paid by the Trustee to the Servicer and thereafter Certificateholders shall look only to the Servicer with respect to any claims in respect of such funds.

           Section 10.02. Additional Termination Requirements. In the event the Servicer exercises its purchase option as provided in Section 10.01, each relevant REMIC Pool shall be terminated in accordance with the following additional requirements, and the Trustee shall receive an Opinion of Counsel to the effect that the termination of such REMIC Pool (i) will constitute a "qualified liquidation" of such REMIC Pool within the meaning of Code Section 860F(a)(4)(A), and (ii) will not subject such REMIC Pool to tax or cause such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                         (i) Within 90 days prior to the final Distribution Date set forth in the notice of intention to purchase the Mortgage Loans of a Mortgage Loan given by the Servicer under Section 10.01, the Trustee, at the direction of the Servicer, shall adopt a plan of complete liquidation of each REMIC Pool being liquidated on behalf of the related REMIC within the meaning of Code Section 860F(a)(4)(A)
           (8), which shall be evidenced by such notice; and

                        (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of each REMIC Pool being liquidated to the Servicer for cash at the purchase price specified in Section 10.01 and shall distribute such cash in the manner specified in Section 10.01.


                                 ARTICLE ELEVEN
                            MISCELLANEOUS PROVISIONS


           Section 11.01. Amendment. This Agreement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders but with the prior written consent of the Financial Guaranty Insurer (which consent shall not be unreasonably withheld), (a) to cure any error or any ambiguity or to correct or supplement any provisions herein which may be inconsistent with any other provisions herein; (b) to add to the



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

duties or obligations of the Servicer hereunder; (c) to maintain or improve any rating then assigned by any Rating Agency to any of the Certificates; or (d) to add any other provisions with respect to matters or questions arising under this Agreement or the Financial Guaranty Insurance Policy, as the case may be (including specifically amendments or supplements pursuant to the second paragraph of Section 6.02(b)); (e) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC Pool as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on any REMIC Pool pursuant to the Code that would be a claim against such REMIC Pool, provided that in the case of this clause (e) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax; or (f) to modify, eliminate or add to the provisions of Section 6.02(c) or any other provisions hereof restricting transfer of Class R Certificates; provided that in all such cases the Trustee has obtained written confirmation from each Rating Agency that any such modifications to this Agreement will not result in a qualification, reduction or withdrawal of the rating assigned to any Class of Offered Certificates by such Rating Agency and has received an Opinion of Counsel to the effect that any such modifications to this Agreement do not give rise to a risk that any REMIC Pool or any of the Certificateholders will be subject to a tax caused by a transfer to a Disqualified Organization; provided, further, that in all such cases such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or the Financial Guaranty Insurer.

           This Agreement may also be amended from time to time by the Servicer, the Transferor and the Trustee, with the consent of the Financial Guaranty Insurer (which consent shall not be unreasonably withheld) and the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (b) reduce the aforesaid percentage of each Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

           Promptly after the execution of any such amendment or consent pursuant to the next preceding paragraph, the Trustee shall furnish written notification of the substance of such amendment to each affected
Certificateholder and each Rating Agency.

           It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Financial Guaranty Insurer and Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

           Prior to the execution of any amendment to this Agreement the Trustee and the Financial Guaranty Insurer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement.

           Section 11.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer, at its expense but only upon, determination of the Servicer accompanied by an Opinion of Counsel to the effect that such recordation is legally required to protect the Trustee's interest in the Mortgage Loans.

           For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           Section 11.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement, the Trust or any REMIC established pursuant to Section 3.01, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust or any REMIC established pursuant to
Section 3.01, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

           Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust or any REMIC established pursuant to Section 3.01, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

           No Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing Voting Interests represented by all Certificates (or all affected Certificates, as appropriate) aggregating not less than 51% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

           Section 11.04. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California (without regard to conflict of laws principles and the application of the laws of any other jurisdiction), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

           Section 11.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Transferor and the Servicer, at 350 South Grand Avenue, Los Angeles, California 90071, Attention: David A. Sklar; (b) in the case of the Trustee, at the Corporate Trust Office at 3 Park Plaza, 16th Floor, Irvine, California 92614, Attention: Aames Capital Acceptance Corp., Series 1998-B; (c) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention: Mortgage Surveillance Group; (d) in the case of Moody's, to Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Monitoring;
(e) in the case of S&P, to S&P, 25 Broadway, 12th Floor, New York, New York 10004, Attention: Mortgage Surveillance Group; and (f) in the case of the Financial Guaranty Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention: Senior Vice President, Surveillance Department; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at its address shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any such Rating Agency.

           Section 11.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

           Section 11.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.02, 7.04 and 7.05, this Agreement may not be assigned by the Transferor or the Servicer without the prior written consent of the Financial Guaranty Insurer and Holders of Certificates evidencing not less than 66% of the Voting Interests of all Certificates.

           Section 11.08. Certificates Nonassessable and Fully Paid. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 2.06 are and shall be deemed fully paid.

           Section 11.09. Third Party Beneficiary; Rating. (a) The Financial Guaranty Insurer is an intended third-party beneficiary of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Financial Guaranty Insurer; provided that, notwithstanding the foregoing, for so long as a Financial Guaranty Insurer Default is continuing under its obligations under the Financial Guaranty Insurance Policy, the Fixed Rate Group Certificateholders shall succeed to the Financial Guaranty Insurer's rights hereunder provided however that the Financial Guaranty Insurer shall be entitled to payments and reimbursements as set forth in this Agreement. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement that expressly confer rights upon the Financial Guaranty Insurer shall be for the benefit of and run directly to the Financial Guaranty Insurer, and the Financial Guaranty Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Agreement.

           (b) In the event the rating of the Financial Guaranty Insurer by any of the Rating Agencies is reduced to a rating that is below "investment grade" (as that term is then commonly used), the Servicer shall, at its own expense, seek to obtain ratings of each Class of Fixed Rate Group Certificates (apart from the rating related to the Financial Guaranty Insurance Policy) from such Rating Agency.




                              [Signatures follow.]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                                     AAMES CAPITAL ACCEPTANCE CORP.,
                                       as Transferor



                                     By: \s\ Mark Elbaum
                                         ------------------------------------
                                         Name:  Mark Elbaum
                                         Title: Senior Vice President -- Finance



                                     AAMES CAPITAL CORPORATION,
                                       as Servicer



                                     By: \s\ Mark Elbaum
                                         ------------------------------------
                                         Name:  Mark Elbaum
                                         Title: Senior Vice President -- Finance



                                     BANKERS TRUST COMPANY
                                       OF CALIFORNIA, N.A.,
                                     as Trustee and not in its
                                     individual capacity



                                     By: \s\ Stephen Hessler
                                         --------------------------------------
                                         Name:  Stephen  Hessler
                                         Title: Vice President

State of California         )
                            ) ss.:
County of Orange            )


           On June 18, 1998, before me, Michelle L. Adams, personally appeared Mark E. Elbaum, personally known to me, or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

           WITNESS my hand and official seal.


                                       /s/ Michelle L. Adams
                                       ---------------------
                                       Notary Public




[Notary Seal]

State of California      )
                         ) ss.:
County of Los Angeles    )


           On June 18, 1998, before me, David C. West, personally appeared Stephen Hessler personally known to me, or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

           WITNESS my hand and official seal.


                                       /s/ David C. West
                                       ------------------
                                       Notary Public




[Notary Seal]

                                   Schedule I

                              List of Sub-Servicers


     Advanta




                                  Schedule I-1

                                   Schedule II

                   REPRESENTATIONS AND WARRANTIES WITH RESPECT
                          TO SUBSEQUENT MORTGAGE LOANS

A. The Transferor represents and warrants to the Trustee, the Financial Guaranty Insurer and the Certificateholders as of any Subsequent Transfer Date (except as otherwise expressly stated) that as to each Subsequent Mortgage Loan conveyed to the Trust by it:

(i) no Subsequent Mortgage Loan provides for negative amortization;

(ii) with respect to the Adjustable Rate Group and each Subsequent Mortgage Loan if such Mortgage Loan has an initial Adjustment Date of six months, two years, three years, or five years from the date of origination, the related Mortgage Note provides for a rate cap as to its first Adjustment Date of from 1.00% to 3.00% and a rate cap as to each subsequent Adjustment Date of from 1.00% to 2.00%;

(iii) no Subsequent Mortgage Loan has a Gross Margin less than 6.00%;

(iv) each Subsequent Mortgage Loan will have been serviced by the Servicer or a Sub-Servicer since origination or purchase by the Servicer;

(v) no Subsequent Mortgage Loan has been originated for the purpose of facilitating the purchase of real estate owned by the originator; and

(vi) no Subsequent Mortgage Loan will have a Cut-off Date of later than June 30, 1998.

B. The Transferor represents and warrants to the Trustee, the Financial Guaranty Insurer and the Certificateholders, that following the purchase of all Subsequent Mortgage Loans by the Trust and the assignment of such Subsequent Mortgage Loans to the appropriate Mortgage Loan Group, as of the end of the Funding Period:

(i) the Mortgage Loans in the Fixed Rate Group (including the Subsequent Mortgage Loans):

(a) will have a weighted average Mortgage Loan Rate of at least 9.340%;

(b) will have a weighted average original term to stated maturity of not more than 360 months;

(c) will have a weighted average Combined Loan-to-Value Ratio of not more than 90.00% except that five Mortgage Loans in the Fixed Rate Group have Combined Loan-to-Value Ratios of up to 95%;



                                  Schedule II-1

(d) will have no Mortgage Loan with an Aggregate Principal Balance in excess of $500,000;

(e) will not have in excess of 2.00% by Aggregate Principal Balance of Mortgage Loans secured by non-owner occupied Mortgaged Properties;

(f) will not have a concentration in a single ZIP code in excess of 0.38% by Aggregate Principal Balance;

(g) will not have an aggregate concentration in excess of 0.50% by Aggregate Principal Balance in ZIP codes beginning with the following three digits:
900-919, 922-925, 930-931 and 935;

(h) will not have a concentration in a single State, other than California, Florida, New York or Texas in excess of 5% by Aggregate Principal Balance;

(i) will not have a concentration in California in excess of 20.00%, in Florida in excess of 15.00%, in New York in excess of 6.00%, or in Texas in excess of 7.00% by Aggregate Principal Balance;

(j) will not have in excess of 5.00% or 7.00% by Aggregate Principal Balance of Mortgage Loans secured by Mortgaged Properties that are two family properties or condominiums (less than four stories), three and four family properties or condominiums (greater than four stories), respectively, and will have none secured by mobile homes treated as real estate under applicable state law;

(k) will have at least 85.00% by Aggregate Principal Balance of Mortgage Loans secured by fee simple interests in detached single family dwelling units (including units in de minimis planned unit developments);

(l) will have no more than 1.00% by Aggregate Principal Balance Mortgage Loans that are based on a 360-month amortization schedule with balloon payments prior to month 60;

(m) will have no more than 4.00% by Aggregate Principal Balance of Mortgage Loans that are based on a 360-month amortization schedule and have a balloon payment between month 61-120;

(n) will have no more than 30.00% by Aggregate Principal Balance of Mortgage Loans that are based on a 360-month amortization schedule and have a balloon payment between month 121-180; and

(o) will have no more than 2.00% by Aggregate Principal Balance of Mortgage Loans that are based on a 360-month amortization schedule and have a balloon payment between month 181-240;




                                 Schedule II-2

(p) will have no less than 95.00% by Aggregate Principal Balance of Mortgage Loans that provide for the payment of principal and interest on a level basis to fully amortize such Mortgage Loan over its stated maturity; and

(q) will have a weighted average term since origination not in excess of six months.

(ii) the Mortgage Loans in the Adjustable Rate Group (including the Subsequent Mortgage Loans):

(a) will have a weighted average Mortgage Loan Rate of at least 8.90%;

(b) will have a weighted average original term to stated maturity of not more than 360 months;

(c) will have a weighted average Loan-to-Value Ratio of not more than 90.00% except that one Mortgage Loan in the Adjustable Rate Group has a Combined Loan-to-Value Ratio of up to 95.00%;

(d) will have no Mortgage Loan with an Aggregate Principal Balance in excess of $500,000;

(e) will have not in excess of 2.00% by Aggregate Principal Balance of Mortgage Loans secured by non-owner occupied Mortgage Properties;

(f) will not have a concentration in a single ZIP code in excess of 0.47% by Aggregate Principal Balance;

(g) will not have an aggregate concentration in excess of 0.50% in ZIP codes beginning with the following three digits: 900-919, 922-925, 930, 931, 935;

(h) will not have a concentration in a single State, other than California and Florida in excess of 5.00% by Aggregate Principal Balance;

(i) will not have a concentration in California in excess of 15.00% or in Florida in excess of 14.00% by Aggregate Principal Balance;

(j) will not have in excess of 9.00% or 6.00% by Aggregate Principal Balance Mortgage Loans secured by Mortgaged Properties that are two family properties or condominiums (less than four stories) and three and four family properties or condominiums (greater than four stories), respectively, and none will be secured by mobile homes or manufactured housing treated as real estate under applicable state law;

(k) will have at least 85.00% by Aggregate Principal Balance Mortgage Loans secured by fee simple interests in detached single family dwelling units (including units in de minimis planned unit developments);



                                 Schedule II-3

(l) will have a weighted average margin of at least 5.00%;

(m) will contain no Mortgage Loans that are not based on a 360-month amortization schedule of level payments;

(n) will have a weighted average term since origination not in excess of three months.

For purposes of this Schedule II, "Aggregate Principal Balance" means the aggregate of the Principal Balances of the Mortgage Loans (determined as of the related Cut-off Date but aggregated as of the Closing Date, for the Initial Mortgage Loans, and determined as of the Subsequent Cut-off Date for the Subsequent Mortgage Loans) in the related Mortgage Loan Group.



                                  Schedule II-4

                                  Schedule III

                             MORTGAGE LOAN SCHEDULE




                                 Schedule III-1

                                   Schedule IV

                      SCHEDULE OF SUBSEQUENT MORTGAGE LOANS




                                  Schedule IV-1

                                   Schedule V

                     Schedule of Restricted Mortgage Loans




                                  Schedule V-1

                                   Schedule VI

                      Schedule of Escrowed Mortgage Loans



                                  Schedule VI-1

                                                                       EXHIBIT A


                              FORMS OF CERTIFICATES

                             CLASS A-1F CERTIFICATE

Date of Pooling and Servicing                     Initial Class A-1F Certificate
Agreement:                                               Balance: $99,000,000.00
June 1, 1998

First Distribution Date:                                    CUSIP No. 00253C ES2
July 15, 1998

Denomination: $99,000,000.00                                  Certificate No.: 1

                      Class A-1F Pass-Through Rate: 6.325%
                           AAMES MORTGAGE TRUST 1998-B
                            PASS-THROUGH CERTIFICATE,
                            SERIES 1998-B, CLASS A-1F

           evidencing a percentage interest in the distributions allocable to the Class A- 1F Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown above by the Initial Class A-1F Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-1F Accrued Certificate Interest and principal distributable thereon, as more specifically set forth in the Agreement.

           Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

           This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1998-B, Class A-1F" (herein called the "Class A-1F Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.

           The Class A-1F Certificates are limited in right of payment to certain payments on and collections in respect of the Fixed Rate Group and in certain limited circumstances, the Adjustable Rate Group, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of the Fixed Rate Group and, in certain limited circumstances, the Adjustable Rate Group, allocable to Class A-1F Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By:____________________________________
                                          Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-1F
Certificates referred to in
the within named Agreement





By:___________________________________________
   Authorized Officer of Bankers Trust Company
    of California, N.A., as Trustee

                             CLASS A-2F CERTIFICATE

Date of Pooling and Servicing                     Initial Class A-2F Certificate
Agreement:                                               Balance: $14,000,000.00
June 1, 1998

First Distribution Date:                                    CUSIP No. 00253C ET0
July 15, 1998

Denomination: $14,000,000.00                                  Certificate No.: 1

                      Class A-2F Pass-Through Rate: 6.210%
                           AAMES MORTGAGE TRUST 1998-B
                            PASS-THROUGH CERTIFICATE,
                            SERIES 1998-B, CLASS A-2F

           evidencing a percentage interest in the distributions allocable to the Class A- 2F Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown above by the Initial Class A-2F Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the

"Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-2F Accrued Certificate Interest and principal distributable thereon, as more specifically set forth in the Agreement.

           Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

           This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1998-B, Class A-2F" (herein called the "Class A-2F Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.

           The Class A-2F Certificates are limited in right of payment to certain payments on and collections in respect of the Fixed Rate Group and in certain limited circumstances, the Adjustable Rate Group, all as more specifically set forth in the Agreement. The Holder of this

Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of the Fixed Rate Group and, in certain limited circumstances, the Adjustable Rate Group, allocable to Class A-2F Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: ____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-2F
Certificates referred to in
the within named Agreement





By: _______________________________________________
    Authorized Officer of Bankers Trust Company
     of California, N.A., as Trustee

                             CLASS A-3F CERTIFICATE

Date of Pooling and Servicing                     Initial Class A-3F Certificate
Agreement:                                               Balance: $56,000,000.00
June 1, 1998

First Distribution Date:                                    CUSIP No. 00253C EU7
July 15, 1998

Denomination: $56,000,000.00                                  Certificate No.: 1

                      Class A-3F Pass-Through Rate: 6.335%
                           AAMES MORTGAGE TRUST 1998-B
                            PASS-THROUGH CERTIFICATE,
                            SERIES 1998-B, CLASS A-3F

           evidencing a percentage interest in the distributions allocable to the Class A- 3F Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown above by the Initial Class A-3F Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the

"Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-3F Accrued Certificate Interest and principal distributable thereon, as more specifically set forth in the Agreement.

           Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

           This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1998-B, Class A-3F" (herein called the "Class A-3F Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.

           The Class A-3F Certificates are limited in right of payment to certain payments on and collections in respect of the Fixed Rate Group and in certain limited circumstances, the Adjustable Rate Group, all as more specifically set forth in the Agreement. The Holder of this

Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of the Fixed Rate Group and, in certain limited circumstances, the Adjustable Rate Group, allocable to Class A-3F Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: ____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-3F
Certificates referred to in
the within named Agreement





By: _______________________________________________
    Authorized Officer of Bankers Trust Company
     of California, N.A., as Trustee

                             CLASS A-4F CERTIFICATE

Date of Pooling and Servicing                     Initial Class A-4F Certificate
Agreement:                                               Balance: $29,000,000.00
June 1, 1998

First Distribution Date:                                    CUSIP No. 00253C EV5
July 15, 1998

Denomination: $29,000,000.00                                  Certificate No.: 1

                      Class A-4F Pass-Through Rate: 6.475%(1)
                           AAMES MORTGAGE TRUST 1998-B
                            PASS-THROUGH CERTIFICATE,
                            SERIES 1998-B, CLASS A-4F

           evidencing a percentage interest in the distributions allocable to the Class A- 4F Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown


----------
   (1) The Pass-Through Rate for the Class A-4F Certificates is equal to the lesser of (i) 6.475% and (ii) the Fixed Rate Net WAC.

above by the Initial Class A-4F Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-4F Accrued Certificate Interest and principal distributable thereon, as more specifically set forth in the Agreement.

           Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

           This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1998-B, Class A-4F" (herein called the "Class A-4F Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.

           The Class A-4F Certificates are limited in right of payment to certain payments on and collections in respect of the Fixed Rate Group and in certain limited circumstances, the Adjustable Rate Group, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of the Fixed Rate Group and, in certain limited circumstances, the Adjustable Rate Group, allocable to Class A-4F Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: _____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-4F
Certificates referred to in
the within named Agreement





By: ________________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

                             CLASS A-5F CERTIFICATE

Date of Pooling and Servicing                     Initial Class A-5F Certificate
Agreement:                                               Balance: $27,000,000.00
June 1, 1998

First Distribution Date:                                    CUSIP No. 00253C EW3
July 15, 1998

Denomination: $27,000,000.00                                  Certificate No.: 1

                     Class A-5F Pass-Through Rate: 6.890%(1)
                           AAMES MORTGAGE TRUST 1998-B
                            PASS-THROUGH CERTIFICATE,
                            SERIES 1998-B, CLASS A-5F

           evidencing a percentage interest in the distributions allocable to the Class A- 5F Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown above by the Initial Class A-5F Certificate Principal Balance) in a trust, the assets of which



----------
   (1) The Pass-Through Rate for the Class A-5F Certificates is equal to the lesser of (i) 6.890% and (ii) the Fixed Rate Net WAC.

consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-5F Accrued Certificate Interest and principal distributable thereon, as more specifically set forth in the Agreement.

           Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

           This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1998-B, Class A-5F" (herein called the "Class A-5F Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.

           The Class A-5F Certificates are limited in right of payment to certain payments on and collections in respect of the Fixed Rate Group and in certain limited circumstances, the Adjustable Rate Group, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of the Fixed Rate Group and, in certain limited circumstances, the Adjustable Rate Group, allocable to Class A-5F Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the

Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: ____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-5F
Certificates referred to in
the within named Agreement





By: _______________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

                             CLASS A-6F CERTIFICATE

Date of Pooling and Servicing                     Initial Class A-6F Certificate
Agreement:                                               Balance: $25,000,000.00
June 1, 1998

First Distribution Date:                                    CUSIP No. 00253C EX1
July 15, 1998

Denomination: $25,000,000.00                                  Certificate No.: 1

                     Class A-6F Pass-Through Rate: 6.455%(1)
                           AAMES MORTGAGE TRUST 1998-B
                            PASS-THROUGH CERTIFICATE,
                            SERIES 1998-B, CLASS A-6F

           evidencing a percentage interest in the distributions allocable to the Class A- 6F Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown above by the Initial Class A-6F Certificate Principal Balance) in a trust, the assets of which



----------
   (1) The Pass-Through Rate for the Class A-6F Certificates is equal to the lesser of (i) 6.455% and (ii) the Fixed Rate Net WAC.

consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-6F Accrued Certificate Interest and principal distributable thereon, as more specifically set forth in the Agreement.

           Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

           This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1998-B, Class A-6F" (herein called the "Class A-6F Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.

           The Class A-6F Certificates are limited in right of payment to certain payments on and collections in respect of the Fixed Rate Group and in certain limited circumstances, the Adjustable Rate Group, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of the Fixed Rate Group and, in certain limited circumstances, the Adjustable Rate Group, allocable to Class A-6F Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the

Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: _____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-6F
Certificates referred to in
the within named Agreement





By: ________________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

                             CLASS A-IO CERTIFICATE

Date of Pooling and Servicing                     Initial Class A-IO Certificate
Agreement:                                               Balance: $25,000,000.00
June 1, 1998

First Distribution Date:                                    CUSIP No. 00253C EY9
July 15, 1998

Denomination: $25,000,000.00                                  Certificate No.: 1

                     Class A-IO Pass-Through Rate: 5.00%(1)
                           AAMES MORTGAGE TRUST 1998-B
                            PASS-THROUGH CERTIFICATE,
                            SERIES 1998-B, CLASS A-IO

           evidencing a percentage interest in the distributions allocable to the Class A- IO Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRANSFEROR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OR A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE AND IS NOT AN INSURANCE COMPANY PURCHASING SUCH CERTIFICATE OR INTEREST FROM FUNDS IN A GENERAL ACCOUNT OR SEPARATE ACCOUNT (WITH CERTAIN LIMITATIONS) OR (2) DELIVERS AN OPINION OF COUNSEL, IN EACH CASE IN ACCORDANCE WITH



----------
  (1) The Pass-Through Rate with respect to the A-IO Certificates on any Distribution Date before July 2001 will be 5.00% and on any Distribution Date in or thereafter will be 0.00%, as described in the Agreement.

THE PROVISIONS OF SECTION 5.03 OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE OR A PERSON ACTING ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE OR TO AN INSURANCE COMPANY FOR AMOUNTS IN A NON-EXEMPT INSURANCE COMPANY GENERAL ACCOUNT OR SEPARATE ACCOUNT WITHOUT DELIVERING THE OPINION OF COUNSEL DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

           Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown above by the Initial Class A-IO Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-IO Accrued Certificate Interest.

           Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

           This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1998-B, Class A-IO" (herein called the "Class A-IO Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.

           The Class A-IO Certificates are limited in right of payment to certain payments on and collections in respect of the Fixed Rate Group and in certain limited circumstances, the Adjustable Rate Group, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of the Fixed Rate Group and, in certain limited circumstances, the Adjustable Rate Group, allocable to Class A-IO Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: _____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-IO
Certificates referred to in
the within named Agreement





By: ________________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

                             CLASS A-1A CERTIFICATE

Date of Pooling and Servicing                     Initial Class A-1A Certificate
Agreement:                                              Balance: $277,500,000.00
June 1, 1998

First Distribution Date:                                    CUSIP No. 00253C EZ6
July 15, 1998

Denomination: $200,000,000.00                                 Certificate No.: 2

                    Class A-1A Adjustable Rate Certificate(1)
                           AAMES MORTGAGE TRUST 1998-B
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE,
                            SERIES 1998-B, CLASS A-1A

           evidencing a percentage interest in the distributions allocable to the Class A-1A Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.(2)

----------
   (1) The Pass-Through Rate for the Class A-1A Certificates with respect to each Interest Period will be equal to the lesser of (x) with respect to each Interest period preceding the Clean-up Call Date, the LIBOR Rate plus .165% per annum and for any Interest Period thereafter, the LIBOR Rate plus .330% per annum and (y) the Adjustable Rate Group Available Funds Cap.
   (2)

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown above by the Initial Class A-1A Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-1A Accrued Certificate Interest and principal distributable thereon, as more specifically set forth in the Agreement.

           Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

           This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1998-B, Class A-1A" (herein called the "Class A-1A Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.

           The Class A-1A Certificates are limited in right of payment to certain payments on and collections in respect of the Fixed Rate Group and in certain limited circumstances, the Adjustable Rate Group, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of the Fixed Rate Group and, in certain limited circumstances, the Adjustable Rate Group, allocable to Class A-1A Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: ____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-1A
Certificates referred to in
the within named Agreement



By: _______________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

                             CLASS A-1A CERTIFICATE

Date of Pooling and Servicing                     Initial Class A-1A Certificate
Agreement:                                              Balance: $277,500,000.00
June 1, 1998

First Distribution Date:                                    CUSIP No. 00253C EZ6
July 15, 1998

Denomination: $77,500,000.00                                  Certificate No.: 2

                    Class A-1A Adjustable Rate Certificate(1)
                           AAMES MORTGAGE TRUST 1998-B
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE,
                            SERIES 1998-B, CLASS A-1A

           evidencing a percentage interest in the distributions allocable to the Class A-1A Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

----------
   (1) The Pass-Through Rate for the Class A-1A Certificates with respect to each Interest Period will be equal to the lesser of (x) with respect to each Interest period preceding the Clean-up Call Date, the LIBOR Rate plus .165% per annum and for any Interest Period thereafter, the LIBOR Rate plus 0.330% per annum and (y) the Adjustable Rate Group Available Funds Cap.

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown above by the Initial Class A-1A Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class A-1A Accrued Certificate Interest and principal distributable thereon, as more specifically set forth in the Agreement.

           Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

           This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1998-B, Class A-1A" (herein called the "Class A-1A Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.

           The Class A-1A Certificates are limited in right of payment to certain payments on and collections in respect of the Fixed Rate Group and in certain limited circumstances, the Adjustable Rate Group, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of the Fixed Rate Group and, in certain limited circumstances, the Adjustable Rate Group, allocable to Class A-1A Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: _____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class A-1A
Certificates referred to in
the within named Agreement



By: _______________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

 (here)

                             CLASS M-1A CERTIFICATE

Date of Pooling and Servicing                     Initial Class M-1A Certificate
Agreement:                                               Balance: $37,500,000.00
June 1, 1998

First Distribution Date:                                    CUSIP No. 00253C FA0
July 15, 1998

Denomination: $37,500,000.00                                  Certificate No.: 1

                    Class M-1A Adjustable Rate Certificate(1)
                           AAMES MORTGAGE TRUST 1998-B
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE,
                            SERIES 1998-B, CLASS M-1A

           evidencing a percentage interest in the distributions allocable to the Class M-1A Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRANSFEROR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OR A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE AND IS NOT AN INSURANCE COMPANY PURCHASING SUCH CERTIFICATE OR INTEREST FROM FUNDS IN A GENERAL ACCOUNT OR SEPARATE ACCOUNT (WITH CERTAIN LIMITATIONS) OR


----------
   (1) The Pass-Through Rate for the Class M-1A Certificates with respect to each Interest Period will be equal to the lesser of (x) with respect to each Interest period preceding the Clean-up Call Date, the LIBOR Rate plus 0.35% per annum and for any Interest Period thereafter, the LIBOR Rate plus 0.525% per annum and (y) the Adjustable Rate Group Available Funds Cap.

(2) DELIVERS AN OPINION OF COUNSEL, IN EACH CASE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.03 OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE OR A PERSON ACTING ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE OR TO AN INSURANCE COMPANY FOR AMOUNTS IN A NON-EXEMPT INSURANCE COMPANY GENERAL ACCOUNT OR SEPARATE ACCOUNT WITHOUT DELIVERING THE OPINION OF COUNSEL DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

           Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown above by the Initial Class M-1A Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class M-1A Accrued Certificate Interest and principal distributable thereon, as more specifically set forth in the Agreement.

           THE CLASS M-1A CERTIFICATES ARE SUBORDINATE IN RIGHT OF DISTRIBUTION TO THE CLASS A-1A CERTIFICATES, AS DESCRIBED IN THE
AGREEMENT.

           Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

           This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1998-B, Class M-1A" (herein called the "Class M-1A Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.

           The Class M-1A Certificates are limited in right of payment to certain payments on and collections in respect of the Adjustable Rate Group and in certain limited circumstances, the Fixed Rate Group, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of the Adjustable Rate Group and, in certain limited circumstances, the Fixed Rate Group, allocable to Class M-1A Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: ____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class M-1A
Certificates referred to in
the within named Agreement





By: _______________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

                             CLASS M-2A CERTIFICATE

Date of Pooling and Servicing                     Initial Class M-2A Certificate
Agreement:                                               Balance: $31,875,000.00
June 1, 1998

First Distribution Date:                                    CUSIP No. 00253C FB8
July 15, 1998

Denomination: $31,875,000.00                                  Certificate No.: 1

                    Class M-2A Adjustable Rate Certificate(1)
                           AAMES MORTGAGE TRUST 1998-B
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE,
                            SERIES 1998-B, CLASS M-2A

           evidencing a percentage interest in the distributions allocable to the Class M-2A Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRANSFEROR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OR A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE AND IS NOT AN INSURANCE COMPANY PURCHASING SUCH CERTIFICATE OR INTEREST FROM FUNDS IN A GENERAL ACCOUNT OR SEPARATE ACCOUNT (WITH CERTAIN LIMITATIONS) OR


----------
   (1) The Pass-Through Rate for the Class M-2A Certificates with respect to each Interest Period will be equal to the lesser of (x) with respect to each Interest period preceding the Clean-up Call Date, the LIBOR Rate plus 0.56% per annum and for any Interest Period thereafter, the LIBOR Rate plus 0.84% per annum and (y) the Adjustable Rate Group Available Funds Cap.

(2) DELIVERS AN OPINION OF COUNSEL, IN EACH CASE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.03 OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE OR A PERSON ACTING ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE OR TO AN INSURANCE COMPANY FOR AMOUNTS IN A NON-EXEMPT INSURANCE COMPANY GENERAL ACCOUNT OR SEPARATE ACCOUNT WITHOUT DELIVERING THE OPINION OF COUNSEL DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

           Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown above by the Initial Class M-2A Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class M-2A Accrued Certificate Interest and principal distributable thereon, as more specifically set forth in the Agreement.

           THE CLASS M-2A CERTIFICATES ARE SUBORDINATE IN RIGHT OF DISTRIBUTION TO THE CLASS M-1A CERTIFICATES, AS DESCRIBED IN THE AGREEMENT.

           Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

           This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1998-B, Class M-2A" (herein called the "Class M-2A Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.

           The Class M-2A Certificates are limited in right of payment to certain payments on and collections in respect of the Adjustable Rate Group and in certain limited circumstances, the Fixed Rate Group, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of the Adjustable Rate Group and, in certain limited circumstances, the Fixed Rate Group, allocable to Class M-2A Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: _____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class M-2A
Certificates referred to in
the within named Agreement





By: ______________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

                             CLASS B-1A CERTIFICATE

Date of Pooling and Servicing                     Initial Class B-1A Certificate
Agreement:                                               Balance: $28,125,000.00
June 1, 1998

First Distribution Date:                                    CUSIP No. 00253C FC6
July 15, 1998

Denomination: $28,125,000.00                                  Certificate No.: 1

                    Class B-1A Adjustable Rate Certificate(1)
                           AAMES MORTGAGE TRUST 1998-B
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE,
                            SERIES 1998-B, CLASS B-1A

           evidencing a percentage interest in the distributions allocable to the Class B-1A Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRANSFEROR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OR A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE AND IS NOT AN INSURANCE COMPANY PURCHASING SUCH CERTIFICATE OR INTEREST FROM FUNDS IN A GENERAL ACCOUNT OR SEPARATE ACCOUNT (WITH CERTAIN LIMITATIONS) OR


----------
   (1) The Pass-Through Rate for the Class B-1A Certificates with respect to each Interest Period will be equal to the lesser of (x) with respect to each Interest period preceding the Clean-up Call Date, the LIBOR Rate plus 1.17% per annum and for any Interest Period thereafter, the LIBOR Rate plus 1.755% per annum and (y) the Adjustable Rate Group Available Funds Cap.

(2) DELIVERS AN OPINION OF COUNSEL, IN EACH CASE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.03 OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE OR A PERSON ACTING ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE OR TO AN INSURANCE COMPANY FOR AMOUNTS IN A NON-EXEMPT INSURANCE COMPANY GENERAL ACCOUNT OR SEPARATE ACCOUNT WITHOUT DELIVERING THE OPINION OF COUNSEL DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

           Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the requested owner hereof, Cede & Co. has an interest herein.

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate shown above by the Initial Class B-1A Certificate Principal Balance) in a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Percentage Interest evidenced by this Certificate represents an interest in the group of fixed rate Mortgage Loans. The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month (or if any such day is not a Business Day, on the Business Day immediately following such 15th day) (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Certificate and (b) the sum of the Class B-1A Accrued Certificate Interest and principal distributable thereon, as more specifically set forth in the Agreement.

           THE CLASS B-1A CERTIFICATES ARE SUBORDINATE IN RIGHT OF DISTRIBUTION TO THE CLASS A-1A CERTIFICATES, AS DESCRIBED IN THE
AGREEMENT.

           Except as otherwise provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer to a bank account maintained in the United States (in the case of any Holder of Certificates entitled to such form of payment as provided in the Agreement) or by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose and as specified in such notice.

           This Certificate is one of a duly authorized issue of Certificates designated as "Aames Mortgage Trust Mortgage Pass-Through Certificates, Series 1998-B, Class B-1A" (herein called the "Class B-1A Certificates") and representing a beneficial ownership interest, in each case subject to the limitations set forth in the Agreement in, among other things, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by the Agreement to be identified as deposited in the Collection and/or Certificate Account or invested in Permitted Investments in accordance with the Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property and property and any proceeds thereof which secured a Mortgage Loan and which has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion.

           The Class B-1A Certificates are limited in right of payment to certain payments on and collections in respect of the Adjustable Rate Group and in certain limited circumstances, the Fixed Rate Group, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account in respect of the Adjustable Rate Group and, in certain limited circumstances, the Fixed Rate Group, allocable to Class B-1A Certificateholders and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by any authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: _____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class B-1A
Certificates referred to in
the within named Agreement





By: ________________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

                               CLASS C CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE EXTENT SET FORTH IN THE AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

     NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRANSFEROR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE AND IS NOT AN INSURANCE COMPANY PURCHASING SUCH CERTIFICATE OR INTEREST FROM FUNDS IN A GENERAL ACCOUNT OR SEPARATE ACCOUNT (WITH CERTAIN LIMITATIONS) OR (2) DELIVERS AN OPINION OF COUNSEL, IN EACH CASE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE OR A PERSON ACTING ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE OR TO AN INSURANCE COMPANY FOR AMOUNTS IN A NON-EXEMPT INSURANCE COMPANY GENERAL ACCOUNT OR SEPARATE ACCOUNT WITHOUT DELIVERING THE OPINION OF COUNSEL DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Date of Pooling and Servicing                         Percentage Interest:  100%
Agreement:
June 1, 1998

First Distribution Date:                                    Certificate No.: C-1
July 15, 1998

                           AAMES MORTGAGE TRUST 1998-B
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE,
                             SERIES 1998-B, CLASS C

           evidencing a percentage interest in the distributions allocable to the Class C Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           This certifies that Aames Capital Acceptance Corp. is the registered owner of the Percentage Interest evidenced by this Class C Certificate. This Class C Certificate is one series of Certificates issued by a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           No transfer of Class C Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with such Act and laws. In the event that such a transfer is desired to be made by the holder hereof, (i) the transferee will be required to execute an investment letter in the form described by the Agreement and (ii) if such transfer is to be made, the Trustee shall require the Holder to deliver an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Transferor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Act and of any applicable state securities laws. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Transferor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In connection with any such transfer, the Trustee will also require an affidavit, in the form as described in the Agreement, stating the matters set forth on the legend of this Class C Certificate.

           The Class C Certificates are entitled to the Class C Distribution Amount on each Distribution Date. The Class C Certificates are not entitled to any payments on and collections in respect of the Mortgage Loans on any Distribution Date until all other distributions on the Offered Certificates for such Distribution Date and reimbursements of certain advances have been made in accordance with the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. The Class C Certificate will have no Voting Interests. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           The Certificates are issuable only as registered Certificates without coupons in the Percentage Interest specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for a new Certificate evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Servicer, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing together with an affidavit in the form as described in the Agreement, and thereupon a new Certificate evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           No service charge will be made for any such registration of transfer or exchange, but the

Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by an authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: _____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class C Certificate
referred to in the within named
Agreement

By: ________________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

                               CLASS R CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE EXTENT SET FORTH IN THE AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02(b) OF THE AGREEMENT REFERRED TO HEREIN.

           FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN SECTION 6.02(c) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT (I) IT IS NOT (i) A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, (ii) AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A :BOOK-ENTRY NOMINEE"), (iii) AN INDIVIDUAL, CORPORATION, PARTNERSHIP OR OTHER PERSON UNLESS SUCH TRANSFEREE (A) IS NOT A FOREIGN PERSON OR (B) IS A FOREIGN PERSON THAT WILL HOLD SUCH CERTIFICATE IN CONNECTION WITH THE CONDUCT OF A TRADE OR BUSINESS WITHIN THE UNITED STATES AND HAS FURNISHED THE TRANSFEROR AND THE TRUSTEE WITH AN EFFECTIVE INTERNAL REVENUE SERVICE FROM 4424 OR (C) IS A FOREIGN PERSON THAT HAS DELIVERED TO BOTH THE TRANSFEROR AND THE TRUSTEE AN OPINION OF A NATIONALLY RECOGNIZED TAX COUNSEL TO THE EFFECT THAT THE TRANSFER OF THIS CERTIFICATE TO IT IS IN ACCORDANCE WITH THE REQUIREMENTS OF THE CODE AND THE REGULATIONS PROMULGATED THEREUNDER AND THAT SUCH TRANSFER OF THIS CERTIFICATE WILL NOT BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES (ANY SUCH PERSON WHO IS NOT COVERED BY CLAUSE (A), (B) OR (C) ABOVE BEING REFERRED TO HEREIN AS A "NON-PERMITTED FOREIGN HOLDER") OR (iv) ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE

RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR ANY PERSON WHICH IS AN INDIVIDUAL RETIREMENT ACCOUNT OR EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO SECTION 4975 OF THE CODE (AN "ERISA PLAN") OR ANY ENTITY, INCLUDING AN INSURANCE COMPANY SEPARATE ACCOUNT OR GENERAL ACCOUNT, WHOSE UNDERLYING ASSETS INCLUDE ERISA PLAN ASSETS BY REASON OF AN ERISA PLAN'S INVESTMENT IN THE ENTITY, OR ANY PERSON INVESTING THE ASSETS OF AN ERISA PLAN OR SUCH AN ENTITY, WHETHER AS NOMINEE, TRUSTEE, AGENT OR OTHERWISE, AND (II) IT HAS NO INTENT OR PURPOSE TO IMPEDE THE ASSESSMENT OR COLLECTION OF ANY FEDERAL, STATE OR LOCAL INCOME TAXES LEGALLY REQUIRED TO BE PAID WITH RESPECT TO THIS CERTIFICATE, AND (III) IT HAS AGREED TO SUCH AMENDMENTS TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF, BOOK- ENTRY NOMINEES, NON-PERMITTED FOREIGN HOLDERS OR ERISA PLANS. THE TERM "FOREIGN PERSON" MEANS A PERSON WHO IS NOT ONE OF THE FOLLOWING: A CITIZEN OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, AN ESTATE THAT IS SUBJECT TO U.S. FEDERAL INCOME TAX REGARDLESS OF THE SOURCE OF ITS INCOME OR A TRUST IF (A) A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OF THE ADMINISTRATION THEREOF AND (B) ONE OR MORE UNITED STATES FIDUCIARIES HAVE THE AUTHORITY TO CONTROL ALL SUBSTANTIAL DECISIONS OF THE TRUST.

     THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" TO PERFORM THE FUNCTIONS OF "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE SERVICER, TO ACT AS TAX MATTERS PERSON.

Date of Pooling and Servicing                         Percentage Interest:  100%
Agreement:
June 1, 1998

First Distribution Date:                                    Certificate No.: R-1
July 15, 1998

AAMES MORTGAGE TRUST 1998-B
MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 1998-B, CLASS R-I

           evidencing a percentage interest in the distributions allocable to the Class R-I Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           This certifies that Aames Capital Acceptance Corp. is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate. This Class R-I Certificate is one series of Certificates issued by a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           No transfer of this Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with such Act and laws. In the event that such a transfer is desired to be made by the holder hereof, (i) the transferee will be required to execute an investment letter in the form described by the Agreement and (ii) if such transfer is to be made, the Trustee shall require the Holder to deliver an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Transferor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Act and of any applicable state securities laws. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Transferor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In connection with any such transfer, the Trustee will also require an affidavit, in the form as described in the Agreement, stating the matters set forth on the legend of this Certificate.

           The Holder of this Certificate, by acceptance hereof, is deemed to have designated the Servicer, if permitted by the Code and applicable by law, to act as the "tax matters person", to perform the functions of a "tax matters partner" for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code and if not so permitted, the Holder of this Certificate, is deemed to have agreed to act as such "tax matters person" in each case with respect to the REMIC I.

           The Class R-I Certificate is not entitled to any payments on and collections in respect of the Mortgage Loans on any Distribution Date until all other distributions for such Distribution Date and reimbursements of certain advances have been made in accordance with the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. The Class R-I Certificate will have no Voting Interests. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           The Certificate is issuable only as registered Certificates without coupons in the Percentage Interest specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Servicer, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing together with an affidavit in the form as described in the Agreement, and thereupon a new Certificate evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by an authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: _____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class R-I Certificate referred to in the within named
Agreement





By: _______________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

Date of Pooling and Servicing                         Percentage Interest:  100%
Agreement:
June 1, 1998

First Distribution Date:                                    Certificate No.: R-2
July 15, 1998

AAMES MORTGAGE TRUST 1998-B
MORTGAGE LOAN PASS-THROUGH CERTIFICATE,
SERIES 1998-B, CLASS R-II

           evidencing a percentage interest in the distributions allocable to the Class R-II Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           This certifies that Aames Capital Acceptance Corp. is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate. This Class R-II Certificate is one series of Certificates issued by a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           No transfer of this Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with such Act and laws. In the event that such a transfer is desired to be made by the holder hereof, (i) the transferee will be required to execute an investment letter in the form described by the Agreement and (ii) if such transfer is to be made, the Trustee shall require the Holder to deliver an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Transferor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Act and of any applicable state securities laws. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Transferor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In connection with any such transfer, the Trustee will also require an affidavit, in the form as described in the Agreement, stating the matters set forth on the legend of this Certificate.

           The Holder of this Certificate, by acceptance hereof, is deemed to have designated the Servicer, if permitted by the Code and applicable by law, to act as the "tax matters person", to perform the functions of a "tax matters partner" for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code and if not so permitted, the Holder of this Certificate, is deemed to have agreed to act as such "tax matters person" in each case with respect to the REMIC II.

           The Class R-I Certificate is not entitled to any payments on and collections in respect of the Mortgage Loans on any Distribution Date until all other distributions for such Distribution Date and reimbursements of certain advances have been made in accordance with the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. The Class R-I Certificate will have no Voting Interests. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           The Certificate is issuable only as registered Certificates without coupons in the Percentage Interest specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Servicer, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing together with an affidavit in the form as described in the Agreement, and thereupon a new Certificate evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by an authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: ____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class R-2 Certificate referred to in the within named
Agreement





By: ________________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

Date of Pooling and Servicing                         Percentage Interest:  100%
Agreement:
June 1, 1998

First Distribution Date:                                    Certificate No.: R-3
July 15, 1998

AAMES MORTGAGE TRUST 1998-B
MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 1998-B, CLASS R-III

           evidencing a percentage interest in the distributions allocable to the Class R-III Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           This certifies that Aames Capital Acceptance Corp. is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate. This Class R-III Certificate is one series of Certificates issued by a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           No transfer of this Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with such Act and laws. In the event that such a transfer is desired to be made by the holder hereof, (i) the transferee will be required to execute an investment letter in the form described by the Agreement and (ii) if such transfer is to be made, the Trustee shall require the Holder to deliver an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Transferor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Act and of any applicable state securities laws. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Transferor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In connection with any such transfer, the Trustee will also require an affidavit, in the form as described in the Agreement, stating the matters set forth on the legend of this Certificate.

           The Holder of this Certificate, by acceptance hereof, is deemed to have designated the Servicer, if permitted by the Code and applicable by law, to act as the "tax matters person", to perform the functions of a "tax matters partner" for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code and if not so permitted, the Holder of this Certificate, is deemed to have agreed to act as such "tax matters person" in each case with respect to the REMIC III.

           The Class R-III Certificate is in not entitled to any payments on and collections in respect of the Mortgage Loans on any Distribution Date until all other distributions for such Distribution Date and reimbursements of certain advances have been made in accordance with the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. The Class R-III Certificate will have no Voting Interests. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           This Certificate is issuable only as registered Certificates without coupons in the Percentage Interest specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Servicer, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing together with an affidavit in the form as described in the Agreement, and thereupon a new Certificate evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by an authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY OF
                                         CALIFORNIA, N.A.as Trustee



                                       By: ____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class R-3 Certificate referred to in the within named
Agreement





By: ________________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

Date of Pooling and Servicing                         Percentage Interest:  100%
Agreement:
June 1, 1998

First Distribution Date:                                    Certificate No.: R-4
July 15, 1998

AAMES MORTGAGE TRUST 1998-B
MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 1998-B, CLASS R-IV

           evidencing a percentage interest in the distributions allocable to the Class R-IV Certificates with respect to a Trust consisting primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans, sold by Aames Capital Acceptance Corp. and serviced by Aames Capital Corporation.

           THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AAMES CAPITAL ACCEPTANCE CORP., AAMES CAPITAL CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

           This certifies that Aames Capital Acceptance Corp. is the registered owner of the Percentage Interest evidenced by this Class R-IV Certificate. This Class R-IV Certificate is one series of Certificates issued by a trust, the assets of which consist primarily of a pool of conventional, closed-end, fixed and adjustable rate, residential mortgage loans (the "Mortgage Loans"), sold by Aames Capital Acceptance Corp. (the "Transferor") and serviced by Aames Capital Corporation, the "Servicer", which term includes any successor Servicer under the Agreement referred to below). The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") between the Transferor, the Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           No transfer of this Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with such Act and laws. In the event that such a transfer is desired to be made by the holder hereof, (i) the transferee will be required to execute an investment letter in the form described by the Agreement and (ii) if such transfer is to be made, the Trustee shall require the Holder to deliver an Opinion of Counsel acceptable to

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and in form and substance satisfactory to the Trustee and the Transferor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Act and of any applicable state securities laws. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Transferor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In connection with any such transfer, the Trustee will also require an affidavit, in the form as described in the Agreement, stating the matters set forth on the legend of this Certificate.

           The Holder of this Certificate, by acceptance hereof, is deemed to have designated the Servicer, if permitted by the Code and applicable by law, to act as the "tax matters person", to perform the functions of a "tax matters partner" for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code and if not so permitted, the Holder of this Certificate, is deemed to have agreed to act as such "tax matters person" in each case with respect to the REMIC IV.

           The Class R-IV Certificate is not entitled to any payments on and collections in respect of the Mortgage Loans on any Distribution Date until all other distributions for such Distribution Date and reimbursements of certain advances have been made in accordance with the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer, and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%. The Class R-IV Certificate will have no Voting Interests. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           The Certificate is issuable only as registered Certificates without coupons in the Percentage Interest specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Servicer, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing together with an affidavit in the form as described in the Agreement, and thereupon a new Certificate evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Transferor and the Trustee and any of their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferor, the Trustee nor any of their respective agents shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement upon (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price determined as provided in the Agreement, or (b) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of all Mortgage Loans in the Trust will result in early retirement of the Certificates. The right of the Servicer to purchase the Mortgage Loans is subject to the Principal Balances of such Mortgage Loans at the time of purchase being less than 10% of the Initial Pool Balance plus the Prefunding Account Deposit.

           This Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned for authenticating purposes only by an authorized officer of the Trustee.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 18, 1998

                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A.
                                       as Trustee



                                       By: _____________________________________
                                           Authorized Officer

CERTIFICATE OF AUTHENTICATION:

This is one of the Class R-4 Certificate referred to in the within named
Agreement





By: ________________________________________________
    Authorized Officer of Bankers Trust Company
      of California, N.A., as Trustee

                                                                       EXHIBIT B


                          FORM OF TRANSFEROR AFFIDAVIT

                           [LETTERHEAD OF TRANSFEROR]


                                     [Date]


Bankers Trust Company of California, N.A.,
  as Trustee
3 Park Plaza, 16th Floor
Irvine, California  92614

Attention:  Corporate Trust Administration

           Re:       Aames Mortgage Trust 1998-B
                     Mortgage Pass-Through Certificates, Series 1998-B

Ladies and Gentlemen:

           We have reviewed the attached affidavit of [NAME OF TRANSFEREE] and have no actual knowledge that such affidavit is not true and have no reason to believe that the requirements set forth in paragraph 3, paragraph 4(i) or paragraph 4(ii) are not satisfied and have no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Class R Certificate. In addition, we have conducted a reasonable investigation at the time of the transfer and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due.

                                       Very truly yours,


                                       _________________________________________


                                       By: _____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT C


                FORM OF AFFIDAVIT PURSUANT TO SECTION 860E(e)(4)
                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


STATE OF _______________________ )
                                 ) ss.:
COUNTY OF ______________________ )

           [NAME OF OFFICER], being first duly sworn, deposes and says:

           1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing
under the laws of [the State of          ] [the United States], on behalf of
which he makes this affidavit. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement as defined in the Class [R-IA] [R-IF] [R-II] [R-III] (the "Class R Certificate").

           2. That the Investor's Taxpayer Identification Number is [        ].

           3. That the Investor is not a "Disqualified Organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), or an agent of a Disqualified Organization (including a broker, nominee or middleman) and will not be a "Disqualified Organization" as of [date of transfer], and that the Investor is not acquiring a Class R Certificate of the Aames Mortgage Trust 1998-B Mortgage Loan Pass-Through Certificates, (the "Class R Certificate") for the account of, or as an agent (including a broker, nominee or middleman) of any entity as to which the Investor has not received an affidavit substantially in the form of this affidavit. For these purposes, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electrical energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(c), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

           4. That the Investor is not (i) an entity that holds Class R Certificates as nominee to facilitate the clearance and settlement of such Class R Certificates through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), (ii) an individual, corporation, partnership or other person unless such transferee (A) is not a Foreign Person or (B) is a Foreign Person that will hold such Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with



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

an effective Internal Revenue Service Form 4224 or (C) is a Foreign Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Class R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder") or (iii) a Person that is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any Person that is an individual retirement account or employee benefit plan, trust or account subject to Section 4975 of the Code (an "ERISA Plan") or an entity, including an insurance company separate account or general account, whose underlying assets include ERISA Plan assets by reason of an ERISA Plan's investment in the entity or a Person investing the assets of an ERISA Plan or such an entity, whether as nominee, trustee, agent or otherwise (an "ERISA Prohibited Holder").

           5. That the Investor agrees to any such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class R Certificate to such a Disqualified Organization or a Book-Entry Nominee or a Non-permitted Foreign Holder or an ERISA Prohibited Holder.

           6. That the Investor has no intent or purpose to impede the assessment or collection of any federal, state or local income taxes legally required to be paid with respect to the Class R Certificate and will not transfer the Class R Certificate to any Person that it has reason to believe has the intention to impede the assessment or collection of such taxes.

           7. The Investor has been advised of, understands and acknowledges that under the Code, a substantial tax would be imposed on a "pass-through entity" holding a Class R Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass through entities as a nominee for another Person). A pass-through entity shall be relieved of liability for the tax if it had received from such Person an affidavit (in substantially the same form as this affidavit) that such Person is not a Disqualified Organization and the entity had no actual knowledge that the affidavit was false. The Investor will advise the Trustee and the Servicer if it becomes a pass-through entity or if it is a pass-through entity, if any of the interest holders are or become Disqualified Persons.

           8. The Investor has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of a Class R Certificate including, without limitation, the restrictions on subsequent transfers. The Investor expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement, as such Section may be amended from time to time.

           9. The Investor agrees to require an affidavit substantially similar to this affidavit from any Person to whom the Investor attempts to transfer its Class R Certificate including any Person with respect to which the Investor is then acting as nominee, trustee or agent, and in connection with any transfer by a Person for whom the Investor is acting as nominee, trustee or agent, and the Investor will not transfer its Class R Certificate to be transferred to any Person that the Investor knows is a Disqualified Organization.

           10. The Investor is acquiring the Class R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. If clause (ii) of the preceding sentence is applicable, such Person is not a Disqualified Organization and the Investor has no knowledge that any such affidavit from such Person is false.

           IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.

                                       [NAME OF INVESTOR]


                                       By: _____________________________________
                                           Name:
                                           Title:

           Personally appears before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

           Subscribed and sworn before me this _____ day of ___________, 199_.



_____________________________________
NOTARY PUBLIC

COUNTY OF ______________

STATE OF _______________

My Commission expires the__________day of___________, 19___.

                                                                       EXHIBIT D

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

           Pursuant to this Subsequent Transfer Agreement, dated as of [ , 1998] by and between Aames Capital Acceptance Corp. (the "Transferor") and Bankers Trust Company of California, N.A., in its capacity as trustee for Aames Mortgage Trust 1998-B (the "Trustee"), and pursuant to that certain Pooling and Servicing Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), by and between the Transferor, Aames Capital Corporation, as servicer, and the Trustee, as trustee, the Transferor and the Trustee agree to the sale by the Transferor and the purchase by the Trustee of additional mortgage loans (the "Subsequent Mortgage Loans") to be included in the Fixed Rate Group or the Adjustable Rate Group as listed on the Mortgage Loan Schedule attached hereto as Schedule A.

           Capitalized terms used and not defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement.

           Section 1.  Purchase and Conveyance of Subsequent Mortgage Loans.

           (a) The Transferor does hereby sell, transfer, assign, set over and convey to the Trustee:

                     (i) all right, title and interest of the Transferor in and to the Subsequent Mortgage Loans listed on Schedule A hereto, including without limitation, the related Mortgages, Mortgage Files and Mortgage Notes, and all payments on, and proceeds with respect to, such Subsequent Mortgage Loans received on and after the Subsequent Cut-off Date except such payments and proceeds as the Transferor is entitled to retain pursuant to the express provisions of the Pooling and Servicing Agreement;

                     (ii) all right, title and interest of the Transferor in the Mortgages on the properties securing the Subsequent Mortgage Loans, including any related Mortgaged Property acquired by or on behalf of the Trust by foreclosure or deed in lieu of foreclosure or otherwise;

                     (iii) all right, title and interest of the Transferor in and to any rights in or proceeds from any insurance policies (including title insurance policies) covering the Subsequent Mortgage Loans, the related Mortgaged Properties or Mortgagors and any amounts recovered from third parties in respect of any Subsequent Mortgage Loans that became Liquidated Mortgage Loans; and

                     (iv) the proceeds of all of the foregoing.

           (b) With respect to each Subsequent Mortgage Loan, the Transferor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee, each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Transferor of the Subsequent Mortgage Loans identified on the Schedule A hereto shall be absolute and is intended by the Transferor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Transferor.

           (c) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans, this Agreement and the Pooling and Servicing Agreement shall be borne by the Transferor.

           (d) Additional terms of the sale, including the purchase price, are set forth on Attachments A and B hereto separated by Mortgage Loan Group.

           Section 2.  Representations and Warranties; Conditions Precedent.

           (a) The Transferor hereby affirms the representations and warranties set forth in Section 2.05 of the Pooling and Servicing Agreement that relate to the Subsequent Mortgage Loans as of the date hereof. The Transferor hereby confirms that each of the conditions set forth in Section 2.02 of the Pooling and Servicing Agreement (except such conditions that are required to be satisfied as of the end of the Funding Period) are satisfied as of the date hereof.

           (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided however, that in the event of any conflict the provisions of this Agreement shall control over the conflicting provisions of the Pooling and Servicing Agreement.

           Section 3.  Recordation of Agreement.

           This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense in the event such recordation materially and beneficially affects the interests of Certificateholders.

           For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           Section 4.  Governing Law.

           This Agreement shall be construed in accordance with the laws of the State of California (without regard to conflict of laws principles and the application of the laws of any other jurisdiction), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

           Section 5.  Successors and Assigns.

           This Agreement shall inure to the benefit of and be binding upon the Transferor and the Trustee and their respective successors and assigns.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.



                                       AAMES CAPITAL ACCEPTANCE CORP.,
                                       as Transferor



                                       By: _____________________________________
                                           Name:
                                           Title:



                                       BANKERS TRUST COMPANY
                                         OF CALIFORNIA, N.A., as Trustee
                                       for Aames Mortgage Trust 1998-B



                                       By: _____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT E


                    FORM OF ANNUAL STATEMENT AS TO COMPLIANCE


           The undersigned,              ,              , of Aames Capital
Corporation (the "Servicer"), in its capacity as Servicer under that certain Pooling and Servicing Agreement dated as of June 1, 1998 (the "Pooling and Servicing Agreement") between Aames Capital Corporation, as Transferor and Servicer, and Bankers Trust Company of California, N.A., as Trustee, does hereby certify pursuant to Section 3.09 of the Pooling and Servicing Agreement that as of the ___ day of ____________, 199_:

                     (a) a review of the activities of the Servicer for the year ended December 31, 199_ and of its performance under the Pooling and Servicing Agreement has been made under my supervision, and

                     (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its material obligations under the Pooling and Servicing Agreement throughout such year.

           IN WITNESS WHEREOF, I have hereunto signed my name as of this ____ day of ___________, 199_.



                                       _________________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT F

                    FORM OF NOTICE REGARDING PAYMENT IN FULL
                      OF PRINCIPAL BALANCE OF MORTGAGE LOAN



Bankers Trust Company of California, N.A.,
  as Trustee
3 Park Plaza, 16th Floor
Irvine, California  92614

Attention:  Corporate Trust Administration

           Re:       Mortgage Loan Pass-Through Certificates, Series 1998-B

Ladies and Gentlemen:

           Reference is made to Section 3.07 of the Pooling and Servicing Agreement dated as of June 1, 1998 (the "Pooling and Servicing Agreement") between Aames Capital Acceptance Corp., as Transferor, Aames Capital Corporation, as Servicer, and Bankers Trust Company of California, N.A., as Trustee. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement.

           The undersigned hereby certifies that the Principal Balance of the Mortgage Loan(s) listed on Schedule A annexed hereto has been paid in full and that all amounts received in connection with the payment of such Mortgage Loan(s) that were required to be deposited or credited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been so deposited or credited.

           The undersigned further certifies that he is a Servicing Officer of the Servicer holding the office set forth beneath his signature and that he is duly authorized to execute this certificate on behalf of the Servicer.


                                       AAMES CAPITAL CORPORATION



Date: ____________________________     By: ____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT G

                           FORM OF LIQUIDATION REPORT

1.         Type of Liquidation (REO disposition/charge-off/short pay-off)

                     -         Date Last Paid
                     -         Date of Foreclosure
                     -         Date of REO
                     -         Date of REO Disposition
                     -         Property Sale Price; Estimated Market Value at
                               Disposition

2.         Liquidation Proceeds

                     -         Principal Prepayment                  $________
                     -         Property Sale Proceeds                 ________
                     -         Insurance Proceeds                     ________
                     -         Other (itemize)                        ________
                               TOTAL                                 $
                                                                      ========
3.         Liquidation Expenses

                     -         Servicing Advances                    $________
                     -         Monthly Advances                       ________
                     -         Contingency Fees                       ________
                     -         Servicing Fees                         ________
                     -         Annual Expense Escrow Amount           ________
                     -         Supplemental Fee (if any)              ________
                     -         Additional Interest (if any)           ________
                     -         Monthly Sponsor Fee (if any)           ________
                               TOTAL                                 $
                                                                      ========
4.         Net Liquidation Proceeds*                                 $________
           (Total of Item 2 minus total of Item 3)

5.         Accrued and Unpaid Interest on Mortgage Loan              $________

6.         Principal Balance of Mortgage Loan                        $________

7.         Realized Loss on Mortgage Loan                            $________
           (Item 5 plus Item 6 minus Item 4, with
             a Realized Loss resulting only if the total of this calculation is a positive number)

*Applied first to Item 5 and then to Item 6.

                                                                       EXHIBIT H

                              OFFICER'S CERTIFICATE

           I, _____________________, hereby certify that I am the duly elected _____________________ of Aames Capital Corporation (the "Company") acting as servicer pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998 by and among the Company, Aames Capital Acceptance Corp., as Transferor, and Bankers Trust Company of California, N.A., as Trustee, and further certify, to the best of my knowledge and after due inquiry that the following is a summary of the facts and circumstances surrounding the "charge-off" of any Mortgage Loans during the Collection Period from _____ 1 through _____ 30/31, 199_;

[Insert the following information for each "charged-off" Mortgage Loan]

           Loan #
           Borrower Name
           Property Address
           Date of "charge-off"
           Original Principal Balance
           Outstanding Principal Balance
           Mortgage Loan Rate
           Accrued Interest at time of "charge off"
           Unreimbursed Servicing Advances at time of "charge off" Unreimbursed Delinquency Advances at time of "charge off" # of days in default at time of "charge off" Original Appraised Value Current appraised value based upon "drive by" Amount of outstanding first lien Estimate of Foreclosure Costs
                     Broker Fees
                     Legal Fees
                     Repair and Miscellaneous Expenses
           Projected Marketing Period
           Estimate of Loss on Foreclosure and Liquidation

Capitalized terms not otherwise defined herein have the meanings set forth in the Pooling and Servicing Agreement.

           IN WITNESS WHEREOF, I have hereunto signed by name and affixed the seal of the Servicer.



Dated: __________________________      ________________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT I


                       FINANCIAL GUARANTY INSURANCE POLICY

                                                                       EXHIBIT J

                        INSURANCE AND INDEMNITY AGREEMENT

                                                                       EXHIBIT K

                     FORM OF NOTICE OF CLAIM AND CERTIFICATE



                                       K-1